UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.     )

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THE PNC FINANCIAL SERVICES GROUP, INC.

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Integrity.

Innovation.

Insight.

LETTER FROM THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER TO OUR SHAREHOLDERS

Dear Shareholder

We invite you to attend the 2016 Annual Meeting of Shareholders of The PNC Financial Services Group, Inc. on Tuesday, April 26, 2016.

The meeting will be held in Pittsburgh, Pennsylvania in the James E. Rohr Auditorium in The Tower at PNC Plaza, 300 Fifth Avenue, beginning at 11:00 a.m., Eastern time. We will consider the matters described in this proxy statement and also review significant developments since last year’s meeting of shareholders.

We are again making our proxy materials available to you electronically. We hope that this continues to offer you convenience while allowing us to reduce the number of copies that we print.

The proxy statement contains important information and you should read it carefully. Even if you plan to attend the meeting in person, we strongly encourage you to designate the proxies named on the proxy card to vote your shares. If you will not be there in person, you will be able to listen to the meeting by webcast or conference call. Please see the notice that follows for more information.

We look forward to your participation and thank you for your support of PNC.

March 15, 2016	Sincerely,

William S. Demchak

Chairman, President and Chief Executive Officer

PARTICIPATE IN THE FUTURE OF PNC – PLEASE CAST YOUR VOTE

Your vote is important to us and we want your shares to be represented at the annual meeting. Please cast your vote on the proposals listed below.

Under New York Stock Exchange (NYSE) rules, if you hold your shares through a broker, bank, or other nominee (“street name”), and you do not provide any voting instructions, your broker has discretionary authority to vote on your behalf for items that are considered “routine”. The only routine item on this year’s ballot is the ratification of our auditor selection. If an item is non-routine and you do not provide voting instructions, no vote will be cast on your behalf.

Proposals requiring your vote

		More information	Board recommendation	Routine item?	Abstentions	Votes required for approval
Item 1	Election of 13 nominated directors	Page 12	FOR each nominee	No	Do not count	Majority of shares cast
Item 2	Ratification of independent registered public accounting firm for 2016	Page 81	FOR	Yes
Item 3	Approval of 2016 Incentive Award Plan	Page 84	FOR	No
Item 4	Advisory approval of the compensation of PNC’s named executive officers (say-on-pay)	Page 95	FOR	No

Vote your shares

Please read this proxy statement with care and vote right away. We offer a number of ways for you to vote your shares. We include voting instructions in the Notice of Availability of Proxy Materials and the proxy card. If you hold shares in street name, you will receive information on how to give voting instructions to your broker or bank. For registered holders, we offer the following methods to vote your shares and give us your proxy:

www.envisionreports.com/PNC	Follow the instructions on the proxy card.	Complete, sign and date the proxy card and return it in the envelope provided.

Attend our 2016 Annual Meeting of Shareholders

Directions to attend the annual meeting	Tuesday, April 26, 2016 at 11:00 a.m.
are available at	The Tower at PNC Plaza – James E. Rohr Auditorium
www.pnc.com/annualmeeting	300 Fifth Avenue
Pittsburgh, Pennsylvania 15222

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PROXY STATEMENT SUMMARY

Proxy Statement Summary

To assist you in reviewing the proposals to be acted upon, we have included a summary of certain information. This summary does not contain all of the information that you should consider, and you should review our entire proxy statement and the 2015 Annual Report before you vote.

You may also read our proxy statement and 2015 Annual Report at www.envisionreports.com/PNC.

Who can vote (page 98)

You are entitled to vote if you were a shareholder on the record date of January 29, 2016.

How to vote (page 99)

We offer our shareholders a number of ways to vote, including by Internet, telephone, or mail. Shareholders may also vote in person at the annual meeting.

Voting matters

Item 1:  Election of directors (page 12)

•

The proxy statement contains important information about the experience, qualifications, attributes, and skills of the 13 nominees to our Board of Directors. Our Board’s Nominating and Governance Committee performs an annual assessment to confirm that our directors continue to have the skills and experience to serve PNC, and that our Board and its committees continue to be effective in carrying out their duties.

•	Our Board recommends that you vote FOR all 13 director nominees.

Item 2:  Ratification of auditors (page 81)

•	Each year, our Board’s Audit Committee selects PNC’s independent registered public accounting firm. For 2016, the Audit Committee selected PricewaterhouseCoopers LLP (PwC) to fulfill this role.

•	Our Board recommends that you vote FOR the ratification of the Audit Committee’s selection of PwC as our independent registered public accounting firm for 2016.

Item 3:  Approval of 2016 Incentive Award Plan (page 84)

•

We ask shareholders to approve a new equity compensation plan, the 2016 Incentive Award Plan, allowing us to make equity-based compensation awards to employees and directors. If the 2016 Incentive Award Plan is approved, it will replace the 2006 Incentive Award Plan, and no further awards will be made under the 2006 Incentive Award Plan. Our Board adopted the 2016 Incentive Award Plan on March 3, 2016, and it will become effective as of April 26, 2016, subject to shareholder approval. We ask shareholders to approve the plan.

•	Our Board recommends that you vote FOR the approval of the 2016 Incentive Award Plan.

Item 4:  “Say-on-pay” (page 95)

•

We ask shareholders to cast a non-binding advisory vote on our executive compensation program – known generally as the “say-on-pay” vote. We have offered a say-on-pay vote since 2009, and our shareholders confirmed their preference for annual votes in 2011. Last year, 97% of the votes cast by our shareholders supported our executive compensation program, and PNC has averaged 92% support in its say-on-pay votes over the past five years.

•

We recommend that you read the Compensation Discussion and Analysis (CD&A) (beginning on page 39), which explains how and why our Board’s Personnel and Compensation Committee made executive compensation decisions for 2015.

•	Our Board recommends that you vote FOR the non-binding advisory vote on executive compensation (say-on-pay).

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PROXY STATEMENT SUMMARY

2015 PNC performance (pages 39 to 40)

In 2015, we delivered consistent results in a challenging operating environment, with net income of $4.1 billion (8% over budget) and diluted earnings per share of $7.39 (7.4% over budget) – we have earned at least $1 billion in net income during each of the past eleven quarters

Our annual total shareholder return (TSR) was the second-highest in our peer group and our three-year TSR was the highest in our peer group – our stock price also reached an all-time high in 2015

We diversified and improved our sources of revenue by successfully growing noninterest income and allowing our net interest income to decline – rather than adding riskier loans in a continued low interest rate environment

We continued to manage our costs, reducing our expenses for the third year in a row and exceeding our revised continuous improvement goal of $500 million in expense savings (up from our initial 2015 goal of $400 million)

We strengthened our capital throughout the year and returned capital to our shareholders through both a common stock dividend increase and share repurchases

Continued to make strategic investments to position PNC for long-term success, including significant upgrades to our technology infrastructure, transforming the retail bank, and building a leading banking franchise in our underpenetrated markets

2015 compensation decisions (page 47)

The table below shows, for each NEO, the incentive compensation target for 2015 and the actual annual cash incentive and long-term equity-based incentives awarded in 2016 for 2015 performance.

2015 incentive compensation decisions	William S. Demchak	Robert Q. Reilly	Michael P. Lyons	E William Parsley, III(1)	Joseph C. Guyaux
Incentive compensation target	$9,900,000	$3,000,000	$4,800,000	$5,500,000	$2,480,000

Incentive compensation awarded	$11,900,000	$3,300,000	$6,100,000	$6,100,000	$2,880,000
Annual incentive award (cash)	$4,100,000	$1,400,000	$2,020,000	$1,300,000	$1,130,000
Long-term incentive award (equity-based)	$7,800,000	$1,900,000	$4,080,000	$4,800,000	$1,750,000
(1)	Mr. Parsley’s incentive compensation award includes two grants – the grant of equity-based awards that all other NEOs would otherwise receive (valued at $1,800,000) and a separate grant of incentive performance units related to the management of our Asset & Liability Management (ALM) unit, valued at $3,000,000. Please see page 63 for a discussion of Mr. Parsley’s ALM units.

The amounts shown in the table above differ from the amounts reflected in the Summary compensation table on page 58. In accordance with SEC regulations, that table shows the long-term equity-based incentives granted in 2015 based on 2014 performance.

PNC governance (page 18)

•	You can find out more about our governance policies and principles at www.pnc.com/corporategovernance.

•	Our entire Board is re-elected every year; we have no staggered elections.

•	Our Board is subject to a majority voting requirement; any director not receiving a majority of votes in an uncontested election must tender his or her resignation to the Board.

•

Our corporate governance guidelines require the Board to have a substantial majority (at least 2/3) of independent directors. Currently, 15 out of 16 directors (94%) are independent, and our only non-independent director is our CEO. All but one of our nominees to the Board (12 out of 13, or 92%) are independent.

•	Our Board has had a Presiding Director, a lead independent director with specific duties, since 2004.

•	Our Presiding Director approves Board meeting schedules and agendas.

•	Our Board meets regularly in executive session, with no members of management present.

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PROXY STATEMENT SUMMARY

•

In 2015, our Board met 10 times and each of our directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served. The average attendance of all directors at Board and committee meetings was 99%. All current directors then serving attended our 2015 Annual Meeting of Shareholders.

– We have four primary standing board committees:

–	Audit Committee

–	Personnel and Compensation Committee (Compensation)

–	Nominating and Governance Committee (Governance)

–	Risk Committee

Board nominees (page 12)

Name	Age	Director since	Independent	Primary Standing Committee Memberships
Charles E. Bunch	66	2007	☑	Compensation; Governance
Marjorie Rodgers Cheshire	47	2014	☑	Audit; Risk
William S. Demchak	53	2013	☐	Risk
Andrew T. Feldstein	51	2013	☑	Compensation; Risk (Chair)
Daniel R. Hesse	62	2016	☑	Risk
Kay Coles James	66	2006	☑	Governance; Risk
Richard B. Kelson	69	2002	☑	Audit (Chair); Compensation
Jane G. Pepper	70	1997	☑	Risk
Donald J. Shepard	69	2007	☑	Audit; Governance (Chair); Risk
Lorene K. Steffes	70	2000	☑	Risk
Dennis F. Strigl	69	2001	☑	Compensation (Chair); Governance
Michael J. Ward	65	2016	☑	Compensation; Governance
Gregory D. Wasson	57	2015	☑	Audit

THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement    7

8    THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement

THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement    9

10    THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement

Notice of Annual Meeting of Shareholders

Tuesday, April 26, 2016

11:00 a.m. (Eastern time)

The Tower at PNC Plaza – James E. Rohr Auditorium, 300 Fifth Avenue, Pittsburgh, Pennsylvania 15222

WEBCAST

A listen-only webcast of our annual meeting will be available at www.pnc.com/annualmeeting. An archive of the webcast will be available on our website for thirty days.

CONFERENCE CALL

You may access the listen-only conference call of the annual meeting by calling 877-272-3498 or 303-223-2682 (international). A telephone replay will be available for one week by calling 800-633-8284 or 402-977-9140 (international), conference ID 21804913.

ITEMS OF BUSINESS

1.	Electing as directors the 13 nominees named in the proxy statement that follows, to serve until the next annual meeting and until their successors are elected and qualified;
2.	Ratifying the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2016;
3.	Approval of the 2016 Incentive Award Plan;
4.	An advisory vote to approve named executive officer compensation; and
5.	Such other business as may properly come before the meeting.

RECORD DATE

The close of business on January 29, 2016 is the record date for determining shareholders entitled to receive notice of and to vote at the meeting and any adjournment.

MATERIALS TO REVIEW

We began providing access to this proxy statement and a form of proxy card on March 15, 2016. We have made our proxy materials available electronically. Certain shareholders will receive a notice explaining how to access our proxy materials and vote. Other shareholders will receive a paper copy of this proxy statement and a proxy card.

PROXY VOTING

Even if you plan to attend the annual meeting in person, we encourage you to cast your vote over the Internet, or if you have a proxy card, by mailing the completed proxy card, or by telephone. This Notice of Annual Meeting and Proxy Statement and our 2015 Annual Report are available at www.envisionreports.com/PNC.

ADMISSION

To be admitted to our annual meeting you must present proof of your stock ownership as of the record date and valid photo identification. Each shareholder may bring one guest who must present valid photo identification. Please follow the admission procedures described beginning on page 97 of this proxy statement.

March 15, 2016 By Order of the Board of Directors,

Christi Davis

Corporate Secretary

THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement    11

ELECTION OF DIRECTORS (ITEM 1)

Our Board of Directors determines the number of directors to nominate for election. Our By-laws contemplate a Board that ranges in size from 5 to 36 directors. For this annual meeting, our Board fixed the number of directors to be elected at 13.

Each of the 13 nominees currently serves on our Board. Beginning on page 13, we include the following information for our nominees:

•	their names and ages

•	the years they first became directors of PNC

•	their principal occupations and public company directorships over the past five years

•	a brief discussion of the specific experience, qualifications, attributes or skills that led to our Board’s conclusion that the person should serve as a director

The directors will serve for one year, unless they leave the Board early. We do not stagger our elections—the entire Board will be considered for election at the 2016 meeting. If elected, each nominee will hold office until the next annual meeting of our shareholders, and until the election and qualification of his or her successor.

Each nominee consents to being named in this proxy statement and to serve if elected. Our Board has no reason to believe that any nominee will be unavailable or unable to serve as a director.

On July 2, 2015, the Board of Directors appointed Gregory D. Wasson to serve on the Board. Mr. Wasson was identified as a director candidate by a search firm retained by the Nominating and Governance Committee. On January 7, 2016, the Board of Directors appointed Daniel R. Hesse and Michael J. Ward to serve on the Board. Mr. Hesse and Mr. Ward were each recommended as a director by one of our non-management directors.

In addition to information on the background and qualifications of each director, this proxy statement contains other important information related to your evaluation of our nominees. We discuss:

•	our Board’s leadership structure

•	how our Board operates

•	relationships between PNC and our directors

•	how we evaluate director independence

•	how we pay our directors

•	our director stock ownership requirement

See the following sections for more details on these topics:

•	Corporate Governance (page 18)

•	Director and Executive Officer Relationships (page 30)

•	Related Person Transactions (page 35)

•	Director Compensation (page 36)

•	Security Ownership of Directors and Executive Officers (page 79)

If you sign, date and return your proxy card but do not give voting instructions, or if you do not provide voting instructions when voting over the Internet, we will vote your shares FOR all of the nominees named on pages 13 to 17. See page 100 regarding the vote required for election of the nominees as directors.

The Board of Directors recommends a vote FOR each of the nominees listed on pages 13 to 17.

12    THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

Charles E. Bunch Age 66 Director Since 2007 Experience, Qualifications, Attributes, or Skills Mr. Bunch is the Executive Chairman and former Chief Executive Officer of PPG

Industries, Inc., a Pittsburgh-based global supplier of paints, coatings, optical products, specialty materials, chemicals, glass and fiberglass.

Mr. Bunch received an undergraduate degree from Georgetown University and a master’s degree in business administration from Harvard University.

Mr. Bunch’s service as a public company CEO, his extensive management and finance experience and his involvement in the Pittsburgh community add significant value to our Board. In addition, Mr. Bunch brings regulatory and banking industry experience to our Board as he formerly served as a Director and the Chairman of the Federal Reserve Bank of Cleveland, our principal banking regulator.

PNC Board Committee Memberships

Nominating and Governance Committee

Personnel and Compensation Committee

Public Company Directorships

ConocoPhillips

H.J. Heinz Company (until June 2013)

Marathon Petroleum Corporation (September 2015)

PPG Industries, Inc.

Marjorie Rodgers Cheshire Age 47 Director Since 2014 Experience, Qualifications, Attributes, or Skills Marjorie Rodgers Cheshire is President and Chief Operating Officer of A&R Development

Corp., a diversified real estate development organization focused on the Baltimore and Washington markets. A&R’s portfolio includes residential, commercial and mixed-use developments, ranging in value from $1 million to $152 million, with an aggregate value of more than $900 million.

Prior to joining A&R, Ms. Cheshire spent many years in the media and sports industries. Her most recent position was as Senior Director of Brand & Consumer Marketing for the National Football League. Prior to that, Ms. Cheshire held positions as Vice President of Business Development for Oxygen Media, Director and Special Assistant to the Chairman & CEO of ESPN, and Manager of Strategic Marketing for ABC Daytime. Ms. Cheshire also worked as a consultant with The Boston Consulting Group, a strategic consulting firm serving Fortune 500 companies.

Ms. Cheshire has a B.S. in Economics from the Wharton School of the University of Pennsylvania and a MBA from the Stanford University Graduate School of Business. She is a Trustee of Baltimore Equitable Insurance, Baltimore School for the Arts, Johns Hopkins Bayview Medical Center, and Johns Hopkins Hospital.

Our Board values Ms. Cheshire’s executive management experience, her background in real estate, marketing and media; as well as her involvement in the Baltimore community and her familiarity with this important market for PNC.

PNC Board Committee Memberships

Audit Committee

Risk Committee

Special Compliance Committee

Public Company Directorships

None

THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement    13

ELECTION OF DIRECTORS (ITEM 1)

William S. Demchak Age 53 Director Since 2013 Experience, Qualifications, Attributes, or Skills Mr. Demchak is Chairman, President and Chief Executive Officer of The PNC Financial

Services Group, Inc., one of the largest diversified financial services companies in the United States. Mr. Demchak joined PNC in 2002 as chief financial officer. In July 2005, he was named head of PNC’s Corporate & Institutional Banking segment responsible for PNC’s middle market and large corporate businesses, as well as capital markets, real estate finance, equity management and leasing. Mr. Demchak was promoted to senior vice chairman in 2009, named head of PNC businesses in August 2010, elected president in April 2012, chief executive officer in April 2013 and appointed as chairman in April 2014.

Before joining PNC in 2002, Mr. Demchak served as the global head of Structured Finance and Credit Portfolio for JPMorgan Chase. He also held key leadership roles at JPMorgan prior to its merger with the Chase Manhattan Corporation in 2000. He was actively involved in developing JPMorgan’s strategic agenda and was a member of the company’s capital and credit risk committees.

Mr. Demchak is director of BlackRock, Inc. He is a member of the Board of The Financial Services Roundtable. In addition, he serves on the boards of directors of the Extra Mile Education Foundation and the YMCA of Pittsburgh. He is Vice-Chair of the Allegheny Conference on Community Development, Vice-Chair of the Clearing House Corp., and a member of the Board of the Pittsburgh Cultural Trust. Mr. Demchak also is the Chair of the Advisory Committee of Envision Downtown.

Mr. Demchak received a Bachelor of Science degree from Allegheny College and earned an MBA with an emphasis in accounting from the University of Michigan.

The Board believes that the current CEO should also serve as a director. Under the leadership structure discussed elsewhere in this proxy statement, a CEO-director acts as a liaison between directors and management, and assists the Board in its oversight of the company. Mr. Demchak’s experiences and strong leadership provide our Board with insight into the business and strategic priorities of PNC.

PNC Board Committee Memberships

Executive Committee

Risk Committee

Public Company Directorships

BlackRock, Inc.

Andrew T. Feldstein Age 51 Director Since 2013 Experience, Qualifications, Attributes, or Skills Mr. Feldstein is the Chief Executive Officer and Co-Chief Investment Officer of

BlueMountain Capital Management, a leading alternative asset manager with $21 billion in assets under management and approximately 285 professionals worldwide. Mr. Feldstein is the Chair of the firm’s Management Committee and a member of the Investment and Risk Committees.

Prior to co-founding BlueMountain in 2003, Mr. Feldstein spent over a decade at JPMorgan where he was a Managing Director and served as Head of Structured Credit; Head of High Yield Sales, Trading and Research; and Head of Global Credit Portfolio. Mr. Feldstein is a Trustee of Third Way, a public policy think tank; a Trustee of the Santa Fe Institute, an independent research and education center; and a member of the Harvard Law School Leadership Council.

Mr. Feldstein received an undergraduate degree from Georgetown University and a J.D. from Harvard Law School.

Our Board values Mr. Feldstein’s extensive financial and risk management expertise. As founder and CEO of BlueMountain Capital and through his senior management positions at JPMorgan, Mr. Feldstein has built a reputation for innovation and significant insight into risk management. The board believes that these skills are particularly valuable to its effective oversight of risk management and will also be a valuable resource to PNC as it continues to grow its business and strengthen its balance sheet.

PNC Board Committee Memberships

Executive Committee

Personnel and Compensation Committee

Risk Committee (Chair)

Technology Subcommittee

Public Company Directorships

None

Daniel R. Hesse

Age 62

Director Since 2016

Experience, Qualifications, Attributes, or Skills

Daniel R. Hesse is the former President and Chief Executive Officer of Sprint Corporation, one of the United States’ largest wireless carriers.

Mr. Hesse received a bachelor’s degree from the University of Notre Dame, a MBA from Cornell University and a MS from Massachusetts Institute of Technology where he was awarded the Brooks Thesis prize.

Mr. Hesse brings extensive corporate leadership experience to our Board, having served in a variety of executive positions, including as CEO of Sprint Corporation. His years of experience in the wireless communications industry provide insight into the dynamic and strategic issues overseen by the Board. The broad spectrum of technological issues in this industry give him a strong understanding to assist the Board in its oversight of technological issues.

PNC Board Committee Memberships

Risk Committee

Technology Subcommittee

Public Company Directorships

None

14    THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

Kay Coles James

Age 66

Director Since 2006

Experience, Qualifications, Attributes, or Skills

Ms. James is President and Founder of The Gloucester Institute, a non-profit organization that trains and nurtures leaders in the

African- American community.

From 2001 to 2005, she served as director of the U.S. Office of Personnel Management, where she was President George W. Bush’s principal human resources advisor.

She has also provided consulting services as a former Senior Partner in The J.C. Watts Companies.

Ms. James received an undergraduate degree from Hampton University.

Having supervised the management of thousands of federal employees, Ms. James understands large-scale human resources operations. Our Board values these senior-level federal government and regulatory experiences, Ms. James’ experience as former chair of the Nominating and Governance Committee and the Compensation Committee at AMERIGROUP Corporation, and her leadership of a non-profit organization in the Greater Washington, D.C. area, a significant market for PNC.

PNC Board Committee Memberships

Nominating and Governance Committee

Risk Committee

Public Company Directorships

AMERIGROUP Corporation (until 2012)

Magellan Health, Inc.

Richard B. Kelson Age 69 Director Since 2002 Experience, Qualifications, Attributes, or Skills Mr. Kelson is the Chairman, President and Chief Executive Officer of ServCo, LLC, a

strategic sourcing and supply chain management company. He has also served as an Operating Advisor with Pegasus Capital Advisors, L.P., a private equity fund manager.

Mr. Kelson retired in 2006 as Chairman’s Counsel for Alcoa, a leader in the production and management of primary aluminum, fabricated aluminum, and alumina. At Alcoa, he served as a member of the executive council, the senior leadership group for the company. From 1994 to 1997, Mr. Kelson served as Alcoa’s General Counsel. From 1997 through 2005, he served as Alcoa’s Chief Financial Officer.

Mr. Kelson received an undergraduate degree from the University of Pennsylvania, and a law degree from the University of Pittsburgh.

Mr. Kelson’s service as a public company CFO and his designation as an “audit committee financial expert” assist the Board and Audit Committee with the oversight of financial and accounting issues. His financial background supports his strong leadership of our Audit Committee as its Chair. The Board also values Mr. Kelson’s executive management experience and his background as a public company general counsel, although he does not serve in a legal capacity or provide legal advice to PNC or our Board.

PNC Board Committee Memberships

Audit Committee (Chair)

Executive Committee

Personnel and Compensation Committee

Special Compliance Committee

Public Company Directorships

ANADIGICS, Inc.

Commercial Metals Company (Lead Director)

Lighting Science Group Corporation (until 2010)

MeadWestvaco Corp. (until 2015)

THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement    15

ELECTION OF DIRECTORS (ITEM 1)

Jane G. Pepper

Age 70

Director Since 1997

Experience, Qualifications, Attributes, or Skills

In June 2010, Ms. Pepper retired as the President of The Pennsylvania Horticultural Society (PHS), a non-profit organization, and America’s first horticultural society.

Ms. Pepper received undergraduate and graduate degrees from the University of Delaware.

Ms. Pepper brings a diverse set of experiences to our Board, beginning with her management experience at PHS. For 30 years, Ms. Pepper led this Philadelphia-based organization, supervising over 100 employees, and executing a strategic plan with a vision of sustainability and community impact. Beyond this leadership, the Board appreciates her insights as PNC continues to expand our own environmentally conscious initiatives.

Ms. Pepper brings additional regulatory and banking industry experience to our Board, having formerly served as a director and the Chairwoman of the Federal Reserve Bank of Philadelphia.

PNC Board Committee Memberships

Risk Committee

Special Compliance Committee (Chair)

Public Company Directorships

None

Donald J. Shepard

Age 69

Director Since 2007

Experience, Qualifications, Attributes, or Skills

Mr. Shepard is the retired Chairman of the Executive Board and Chief Executive Officer of AEGON N.V., a large life insurance and pension company.

Mr. Shepard received a master’s degree in business administration from the University of Chicago.

Mr. Shepard joined our Board following PNC’s acquisition of Mercantile Bankshares Corporation. He joined the Mercantile Board of Directors in 1992.

Mr. Shepard’s service as the CEO of a large, international public company, particularly a company in the financial services sector, gives him insights into many issues facing PNC, and supports the Board’s ability to oversee complex and dynamic issues. Mr. Shepard’s duties and experiences at AEGON also assist our Board with its oversight of financial and risk issues. Our Board also values Mr. Shepard’s experience on the board of a public company in the banking business and his familiarity with the Baltimore community.

PNC Board Committee Memberships

Executive Committee

Audit Committee

Nominating and Governance Committee (Chair)

Risk Committee

Public Company Directorships

CSX Corporation

The Travelers Companies, Inc.

Lorene K. Steffes

Age 70

Director Since 2000

Experience, Qualifications, Attributes, or Skills

Ms. Steffes is an independent business advisor with executive, business management and technical expertise in the telecommunications and information technology industries. She formerly served as Vice President and General Manager, Global Electronics Industry, for IBM, an information technology company. Ms. Steffes also served as the President and Chief Executive Officer of Transarc Corporation, a software development firm, which was later acquired by IBM.

Ms. Steffes received undergraduate and master’s degrees from Northern Illinois University.

Our Board values Ms. Steffes’s managerial experiences throughout the technology industry, including as a chief executive. Her wide array of experiences in this industry and her understanding of operational and technological issues assist the Board in its oversight of technological issues, which have become increasingly important for large, complex banking organizations.

PNC Board Committee Memberships

Risk Committee

Technology Subcommittee (Chair)

Public Company Directorships

RadiSys Corporation (until September 2015)

Dennis F. Strigl Age 69 Director Since 2001 Experience, Qualifications, Attributes, or Skills Mr. Strigl served as the President and Chief Operating Officer of Verizon Communications

Inc., one of the world’s leading providers of communications services, until his retirement in December 2009. Prior to that, he was the President and Chief Executive Officer of Verizon Wireless, a joint venture controlled by Verizon.

Mr. Strigl received an undergraduate degree from Canisius College and a master’s degree in business administration from Fairleigh Dickinson University.

Our Board values Mr. Strigl’s service as a senior executive at a large public company, and his former executive management expertise as the CEO of Verizon Wireless. His management of a large workforce at Verizon informs his judgment as the Chair of our Personnel and Compensation Committee and gives him a strong understanding of human resources and compensation matters. Mr. Strigl’s additional responsibility for internal functional services, such as finance and real estate, adds depth and experience to the Board’s ability to oversee the operations of our company.

PNC Board Committee Memberships

Executive Committee

Nominating and Governance Committee

Personnel and Compensation Committee (Chair)

Technology Subcommittee

Public Company Directorships

ANADIGICS, Inc. (2000-2008; 2010-Present)

Eastman Kodak Company (until September 2013)

Nokia Corporation (May 2014 to May 2015)

Tellabs, Inc. (until December 2013)

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ELECTION OF DIRECTORS (ITEM 1)

Michael J. Ward

Age 65

Director Since 2016

Experience, Qualifications, Attributes, or Skills

Michael J. Ward is the Chairman and Chief Executive Officer of CSX Corporation, one of the world’s largest railroad companies.

Mr. Ward received a bachelor’s degree from the University of Maryland and a MBA from the Harvard Business School.

Mr. Ward has extensive operations, sales, marketing and finance experience from his various management roles with CSX and its subsidiaries. As a public company CEO with years of corporate leadership experience in a regulated industry, he brings knowledge and insight to the Board in its oversight of complex issues. His management of an executive team and a large group of employees adds value to his oversight of compensation issues.

PNC Board Committee Memberships

Nominating and Governance Committee

Personnel and Compensation Committee

Public Company Directorships

CSX Corporation

Ashland Inc.

Gregory D. Wasson

Age 57

Director Since 2015

Experience, Qualifications, Attributes, or Skills

Gregory D. Wasson is the former President and Chief Executive Officer of Walgreens Boots Alliance, a global pharmacy-led health and wellbeing enterprise.

Mr. Wasson received a bachelor’s degree from Purdue University in Pharmaceutical Science.

Mr. Wasson has extensive operational and executive management experience at a complex organization with a large, diverse workforce. Mr. Wasson brings an in-depth knowledge of the retail industry and insight into the consumer experience. His background of leading a company with thousands of retail locations in an industry that, like banking, is undergoing rapid transformation provides insight that benefits PNC as we work on our strategic priorities. His service as a public company CEO and his designation as an “audit committee financial expert” assist the Board and Audit Committee with the oversight of financial and accounting issues.

PNC Board Committee Memberships

Audit Committee

Technology Subcommittee

Public Company Directorships

Verizon Communications Inc.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement    17

CORPORATE GOVERNANCE

Our Board is committed to strong corporate governance practices. Through the Nominating and Governance Committee, the Board evaluates its governance policies and practices against evolving best practices. This section highlights some of our corporate governance policies and practices. Please see www.pnc.com/corporategovernance for additional information about corporate governance at PNC, including:

•	Corporate governance guidelines

•	By-laws

•	Code of ethics

•	Board committee charters

To receive free, printed copies of any of these

documents, please send a request to:

Corporate Secretary

The PNC Financial Services Group, Inc.

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222

or corporate.secretary@pnc.com

This proxy statement is also available at

www.pnc.com/proxystatement

Recent corporate governance developments

Two of our current directors, Paul W. Chellgren and Thomas J. Usher, reached the Board adopted mandatory retirement age of 72 in connection with the 2015 Annual meeting, but the Board approved a limited waiver of this mandatory retirement until the period ending with the 2016 annual meeting. The Board also approved a waiver of the provision in our corporate governance guidelines that the Presiding Director is the Chair of the Nominating and Governance Committee. Mr. Usher remained our Presiding Director for his term beginning on his election at the 2015 annual meeting, but Mr. Shepard was appointed Chair of the Nominating and Governance Committee at the Board’s

organizational meeting on April 28, 2015. As these waivers end in connection with the 2016 annual meeting, Mr. Chellgren and Mr. Usher are not nominated for election as directors. Anthony A. Massaro reaches the mandatory retirement age in connection with the 2016 annual meeting and is not nominated for election as a director. As part of its continuing efforts to provide for director succession and strong Board composition in light of these anticipated retirements, on July 2, 2015 on the advice of the Nominating and Governance Committee, the Board appointed Gregory D. Wasson as a director and on January 7, 2016, appointed Daniel R. Hesse and Michael J. Ward as directors.

Corporate governance guidelines

Our Board has approved corporate governance guidelines. Our Board’s Nominating and Governance Committee reviews the corporate governance guidelines at least once a year. Any changes recommended by the Committee are approved by the Board. The guidelines address important principles adopted by the Board, including:

•	The qualifications that we want to see in a director

•	The director nomination process

•	The duties of our lead independent director (Presiding Director)

•	How the Board committees serve to support the Board’s duties

•	A description of ordinary course relationships that will not impair a director’s independence
•	The importance of meeting in executive session without management

•	The importance of having access to management

•	The mandatory director retirement age (72)

•	How the Board evaluates our CEO’s performance

•	How the Board considers management succession planning

•	Our views on directors holding other board positions

•	How the Board continually evaluates its own performance

•	Our approach to director education

•	The Board’s role in strategic planning

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CORPORATE GOVERNANCE

Annual meeting format

Although our By-laws provide the ability to hold a virtual only annual meeting of shareholders, PNC currently has no intention to conduct its annual meeting of shareholders in the form of a virtual only annual meeting. Our By-laws preserve our option under Pennsylvania law to hold a virtual annual meeting should we ever decide to do so. While we will continue to monitor the development of corporate governance practices in regard to the conduct of annual meetings, we currently believe that we would move to a combined form of annual meeting, supplementing the in-person meeting with a virtual annual meeting before we would consider any further format changes to our annual meeting.

Our Board leadership structure

Based on an assessment of its current needs and the composition, skills, and qualifications of the directors, the Board believes that the appropriate leadership structure should include the following attributes:

•	A substantial majority (at least 2/3) of independent directors

•	A Presiding Director

•	Regular executive sessions of all independent directors without management present

The Board’s current leadership structure includes all three attributes. The Board has not adopted a policy with respect to separating the Chairman and CEO positions. The Board believes that the leadership structure should be flexible enough to accommodate different approaches based on an evaluation of relevant facts and circumstances. The Board considers its structure and leadership each year. The Personnel and Compensation Committee discusses whether to separate the positions of Chairman and CEO as part of its ongoing evaluation of management succession plans.

William S. Demchak, our current CEO, also serves as Chairman of the Board. Thomas J. Usher, the Board’s Presiding Director, serves as our lead independent director. We describe his duties in more detail below.

Substantial majority of independent directors. We have long maintained a Board with a substantial majority of directors who are not PNC employees. The NYSE requires at least a majority of our directors to be independent from management.

Mr. Demchak is the only director who is not independent under the NYSE’s “bright-line” rules because he is our CEO. The Board has affirmed the independence of each of our other 12 nominees for director. Please see Director and Executive Officer Relationships on pages 30 to 31 for a description of how we evaluate independence.

Presiding Director duties. As the Presiding Director, Mr. Usher is the lead independent director for our Board. The Board’s independent and non-management directors selected him for this role. The Board approved the following duties for the Presiding Director, which are included in our corporate governance guidelines:

•	Preside at meetings of the Board of Directors in the event of the Chairman’s unavailability.

•	Convene and preside at executive sessions of the Board’s independent directors whenever he or she deems it appropriate to do so.

•	Preside at executive sessions of the Board’s non-management and independent directors.

•

Confer with the Chairman or CEO immediately following the executive sessions of the Board’s non-management or independent directors to convey the substance of the discussions held during those sessions, subject to any limitations specified by the independent directors.

•	Act as the principal liaison between the Chairman and the CEO and the Board’s independent directors.

•	Be available for confidential discussions with any non-management or independent director who may have concerns which he or she believes have not been properly considered by the Board as a whole.

•

Following consultation with the Chairman, CEO and other directors as appropriate, approve the Board’s meeting schedule and agendas, and the information provided to the Board, in order to promote the effectiveness of the Board’s operation and decision making and help ensure that there is sufficient time for discussion of all agenda items.

•	Be available for consultation and direct communication with major shareholders as appropriate.

•	Discharge such other responsibilities as the Board’s independent directors may assign from time to time.

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CORPORATE GOVERNANCE

During the course of the year, the Presiding Director may suggest, revise, or otherwise discuss agenda items for the Board meetings with the Chairman or CEO. In between meetings, each director is encouraged to raise any topics or issues with the Presiding Director that the director believes should be discussed among the non-management or independent directors.

Regular executive sessions of independent directors. Our directors have met and will continue to meet in regularly scheduled executive sessions without management present. The NYSE requires our independent directors to meet once a year. Under our Board’s own policy, our independent directors meet by themselves at least quarterly. Our Presiding Director leads these executive sessions.

Communicating with our Board

Shareholders and other interested parties who wish to communicate with the Board of Directors, any director (including the Presiding Director), the non-management or independent directors as a group, or any Board committee may send either (1) an email to corporate.secretary@pnc.com, or (2) a letter to the following address:

Presiding Director

The PNC Financial Services Group, Inc.

Board of Directors

P.O. Box 2705

Pittsburgh, Pennsylvania 15230-2705

The Corporate Secretary will forward the email communication to the appropriate director(s) named. The Corporate Secretary may elect not to forward communications that she believes are: (i) a commercial, charitable or other solicitation; (ii) a complaint about PNC products or services that would be customarily handled in the ordinary course of business; (iii) abusive, improper or otherwise irrelevant to the Board’s duties and responsibilities; or (iv) subject to the policies or procedures that specify the proper handling of a communication that addresses such subject matter.

The Corporate Secretary will not open the written communication addressed to the Board of Directors, any director (including the Presiding Director), the non-management or independent directors as a group, or any Board committee. He or she will forward the communication to the Presiding Director who will determine how to respond. Depending on the content, he or she may forward the communication to a PNC employee, a third party, another director, a committee, or the full board.

Our code of ethics

PNC has adopted, and the Audit Committee has approved, a Code of Business Conduct and Ethics that applies generally to all employees and directors.

Our code of ethics addresses these important topics, among others:

•	Our commitment to ethics and values

•	Fair dealing with customers, suppliers, competitors, and employees

•	Conflicts and potential conflicts of interest

•	Self-dealing and outside employment

•	Insider trading and other trading restrictions, including prohibitions on transactions in any derivative of PNC securities, including non-compensatory options

•	Transactions with PNC

•	Gifts and entertainment

•	Creating business records, document retention, and protecting confidential information

•	Protection and proper use of our assets, including intellectual property and electronic media
•	Communicating with the public

•	Political contributions and fundraising

•	Compliance with laws and regulations

•	Protection from retaliation

The code of ethics is available on our website at www.pnc.com/corporategovernance. Any shareholder may also request a free, printed copy by writing to our Corporate Secretary at the address given on page 18.

We intend that this code satisfies the SEC’s requirement to adopt a code that applies to a company’s CEO and senior financial officers. Our Board’s Audit Committee must approve any waivers or exceptions to code provisions for our directors or executive officers. We will post on our website any future amendments to, or waivers from, a provision of the code of ethics that applies to our directors or executive officers (including our Chairman and CEO, CFO, and Controller).

PNC has also adopted, and our Audit Committee has approved, Ethics Guidelines for Directors to supplement the PNC code of ethics.

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CORPORATE GOVERNANCE

Orientation and education

All of our new directors undergo a director orientation program. In addition to written materials provided to new directors, in-person orientation sessions are held for each new director. In-person orientation sessions generally include meetings with members of senior management to familiarize new directors with PNC’s strategic plans, its significant financial, accounting and risk management issues, its capital markets activities, its compliance programs, its Code of Business Conduct and Ethics and related policies, its principal officers, its internal and independent auditors, and specific matters related to the committees to which a new director has been appointed.

Our continuing education program for directors considers the directors’ knowledge and experience and PNC’s risk profile and includes training on complex products and services, PNC’s lines of business, significant risks to PNC, appropriate laws, regulations, and supervisory requirements, and other topics identified by the board and management. It is provided through a combination of in-person sessions and coordination of attendance by directors at outside seminars relevant to the duties of a director. The in-person sessions may be held in connection with, or as part of, a meeting of the Board or a committee.

Board committees

Our Board currently has five standing committees. Four of these committees—Audit, Nominating and Governance, Personnel and Compensation, and Risk—meet on a regular basis. The Executive Committee meets as needed and is composed of our Chairman and CEO, and the chairs of our other four primary standing committees. The Executive Committee may act on behalf of the Board and reports regularly to the full Board. Our Presiding Director chairs the Executive Committee, which did not meet in 2015.

Our By-laws authorize the Board to create other committees. Unless otherwise stated in its charter, each committee may form and delegate authority to subcommittees of one or more committee members. Our Risk Committee has formed a Technology Subcommittee to facilitate Board-level oversight responsibilities with respect to technology risk, technology risk management, cybersecurity, information security, business continuity, and significant technology initiatives and programs. Our Board also created a Special Compliance Committee to assist the Board in its oversight and reporting responsibilities under certain regulatory consent orders.

Each committee operates under a written charter approved by the Board, or in the case of a subcommittee the applicable standing committee. Each committee and subcommittee annually reviews and reassesses its charter. The Nominating and Governance Committee assesses the Executive Committee charter.

Each committee and subcommittee, other than the Executive Committee, performs an annual self-evaluation to determine whether the committee and any of its subcommittees is functioning effectively and fulfilling its charter duties.

We describe the main responsibilities of the Board’s four primary standing committees below. The descriptions of the committee functions in this proxy statement are qualified by reference to the charters and our relevant By-law provisions. The charters for the four Board committees discussed in this section are all available on our website at www.pnc.com/corporategovernance.

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CORPORATE GOVERNANCE

Audit Committee

Chair	Other members:
Richard B. Kelson	Paul W. Chellgren
Marjorie Rodgers Cheshire
Donald J. Shepard
Gregory D. Wasson

The Audit Committee consists entirely of directors who are independent as defined in the NYSE’s corporate governance rules and in the regulations of the Securities and Exchange Commission related to audit committee members. When our Board meets on April 26, 2016 to organize its committees, only independent directors will be appointed to the Committee.

Mr. Chellgren will not stand for re-election to the Board at the annual meeting and, following the annual meeting, he will no longer be a member of the Committee.

The Board has determined that each Audit Committee member is financially literate and that at least two members possess accounting or related financial management expertise. The Board made these determinations in its business judgment, based on its interpretation of the NYSE’s requirements for committee members. Acting on the recommendation of the Nominating and Governance Committee, the Board of Directors determined that Mr. Chellgren, Mr. Kelson and Mr. Wasson are each an “audit committee financial expert,” as that term is defined by the SEC.

Our Board most recently approved the charter of the Audit Committee on November 19, 2015, and it is available on our website.

The Audit Committee satisfies the requirements of SEC Rule 10A-3, which includes the following topics:

•	The independence of committee members

•	The responsibility for selecting and overseeing our independent auditors

•	The establishment of procedures for handling complaints regarding our accounting practices

•	The authority of the committee to engage advisors

•

The determination of appropriate funding for payment of the independent auditors and any outside advisors engaged by the committee and for the payment of the committee’s ordinary administrative expenses

The Audit Committee’s primary purposes are to assist the Board by:

•	Monitoring the integrity of our consolidated financial statements

•	Monitoring internal control over financial reporting

•	Monitoring compliance with our code of ethics

•	Evaluating and monitoring the qualifications and independence of our independent auditors

•	Evaluating and monitoring the performance of our internal audit function and our independent auditors

At each in-person meeting of our full Board, the chair of the Committee presents a report of the items discussed and the actions approved at previous meetings.

The Audit Committee’s responsibility is one of oversight. Our management is responsible for preparing our consolidated financial statements, for maintaining internal controls, and for our compliance with laws and regulations, and the independent auditors are responsible for auditing our consolidated financial statements.

The Committee typically reviews and approves the internal and external audit plans. The Committee is directly responsible for the selection, appointment, compensation and oversight of our independent auditors (including the resolution of any disagreements between management and the auditors regarding financial reporting if disagreements occur) for the purpose of preparing or issuing an audit report or related work. We describe the role of the Committee in regard to the independent auditors, including consideration of rotation of the independent audit firm, in more detail on page 81. For work performed by the independent auditors, the Committee must pre-approve all audit engagement fees and terms, as well as all permitted non-audit engagements. The Committee (or delegate) pre-approves all audit services, audit-related services, and permitted non-audit services. The Committee considers whether providing audit services, audit-related services, and permitted non-audit services will impair the auditors’ independence.

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CORPORATE GOVERNANCE

We describe the Committee’s procedures for the pre-approval of audit services, audit-related services, and permitted non-audit services on page 82. The Committee receives routine reports on finance, reserve adequacy, ethics, and internal and external audit.

The Committee has the authority to retain independent legal, accounting, economic, or other advisors. The Committee holds regular executive sessions with our management, the General Auditor, the Chief Ethics Officer, and the independent auditors. The independent auditors report directly to the Committee. The Committee appoints our General Auditor, who leads PNC’s internal audit function and reports directly to the Committee. The Committee reviews the performance and approves the compensation of our General Auditor.

Under our corporate governance guidelines, Audit Committee members may serve on the audit committee of no more than three public companies, including PNC.

The Audit Committee has approved the report on page 83 as required under its charter and in accordance with SEC regulations.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement    23

CORPORATE GOVERNANCE

Nominating and Governance Committee

Chair	Other members:
Donald J. Shepard	Charles E. Bunch
Kay Coles James
Anthony A. Massaro
Dennis F. Strigl
Thomas J. Usher
Michael J. Ward

The Nominating and Governance Committee consists entirely of independent directors. When our Board meets on April 26, 2016, only independent directors will be appointed to the Committee.

Neither Mr. Massaro nor Mr. Usher will stand for re-election to the Board at the annual meeting and, following the annual meeting, neither will be a member of the Committee.

Our Board most recently approved the charter of the Nominating and Governance Committee on November 19, 2015, and it is available on our website.

At each in-person meeting of our full Board, the chair of the Committee presents a report of the items discussed and the actions approved at previous meetings. The primary purpose of our Nominating and Governance Committee is to assist our Board in promoting the best interests of PNC and its shareholders through the implementation of sound corporate governance principles and practices. The Committee also assists the Board by identifying individuals qualified to become Board members. The Committee recommends to the Board the director nominees for each annual meeting, and may also recommend the appointment of qualified individuals as directors between annual meetings.

In addition to its annual committee self-evaluation, the Nominating and Governance Committee oversees the annual evaluation of the performance of the Board and committees and reports to the Board on the evaluation results, as necessary or appropriate. The Committee annually reviews and recommends any changes to the Executive Committee charter.

How we evaluate directors and candidates. At least annually, the Committee assesses the skills, qualifications and experience of our directors and recommends a slate of nominees to the Board. From time to time, the Committee also considers whether to change the composition of our Board. In evaluating existing directors or new candidates, the Committee assesses the needs of the Board and the qualifications of the individual. Please see the discussion on pages 13 to 17 for more information on each of our current director nominees.

Our Board and its committees must satisfy SEC, NYSE, and other banking regulatory standards. At least a majority of our directors must be independent under the NYSE standards, however, our corporate governance guidelines require that a substantial majority (at least 2/3) of our directors be independent. We require a sufficient number of independent directors to satisfy the membership needs of committees that also require independence.

Beyond that, the Nominating and Governance Committee expects directors to gain a sound understanding of our strategic vision, our mix of businesses, and our approach to regulatory relations and risk management. The Board must possess a mix of qualities and skills to address the various risks facing PNC. For a discussion of our Board’s oversight of risk, please see the section entitled Risk Committee, on pages 28 and 29.

The Committee has not adopted any specific, minimum qualifications for director candidates. When evaluating each director, as well as new candidates for nomination, the Committee considers the following Board-approved criteria:

•	A sustained record of high achievement in financial services, business, industry, government, academia, the professions, or civic, charitable, or non-profit organizations

•	Manifest competence and integrity

•	A strong commitment to the ethical and diligent pursuit of shareholders’ best interest

•

The strength of character necessary to challenge management’s recommendations and actions when appropriate and to confirm the adequacy and completeness of management’s responses to such challenges to his or her satisfaction

•	Our Board’s strong desire to maintain its diversity in terms of race and gender

•	Personal qualities that will help to sustain an atmosphere of mutual respect and collegiality among the members of our Board

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CORPORATE GOVERNANCE

The Committee also considers the diversity, age, skills, experience in the context of the current needs of the Board and its committees, meeting attendance and participation, and the value of a director’s contributions to the effectiveness of our Board and its committees.

Although the Board has not adopted a formal policy on diversity, the Board recognizes the value of a diverse Board. Therefore, the Committee considers the diversity of directors in the context of the Board’s overall needs. The Committee evaluates diversity in a broad sense, recognizing the benefits of demographic diversity, but also considering the breadth of diverse backgrounds, skills, and experiences that directors may bring to our Board.

How we identify new directors. The Nominating and Governance Committee may identify potential directors in a number of ways. The Committee may consider recommendations made by current or former directors or members of executive management. The Committee may also identify potential directors through contacts in the business, civic, academic, legal and non-profit communities. When appropriate, the Committee may retain a search firm to identify candidates.

In addition, the Committee will consider director candidates recommended by our shareholders for nomination at next year’s annual meeting. For the Committee to consider a director candidate for nomination, the shareholder must submit the recommendation in writing to the Corporate Secretary at our principal executive office. Each submission must include the information required under “Director nomination process” in Section 3 of our corporate governance guidelines found at www.pnc.com/corporategovernance and must be received by November 15, 2016.

The Committee will evaluate candidates recommended by a shareholder in the same manner as candidates identified by the Committee or recommended by others. The Committee will not consider any candidate with an obvious impediment to serving as one of our directors.

The Committee will meet to consider relevant information regarding a director candidate, in light of the Board approved evaluation criteria and needs of our Board. If the Committee does not recommend a candidate for nomination or appointment, or for more evaluation, no further action is taken. The chair of the Committee will later report this decision to the full Board. For shareholder-recommended candidates, the Corporate Secretary will communicate the decision to the shareholder.

If the Committee decides to recommend a candidate to our Board as a nominee for election at an annual meeting of shareholders or for appointment by our Board, the chair of the Committee will report that decision to the full Board. After allowing for a discussion, the full Board will vote on whether to nominate the candidate for election or appoint the candidate to the Board.

As our corporate governance guidelines describe, invitations to join the Board should come from the Presiding Director and the Chairman, jointly acting on behalf of our Board.

Shareholders who wish to directly nominate a director candidate at an annual meeting must do so in accordance with the procedures contained in our By-laws and should follow the instructions in the section entitled Shareholder proposals for 2017 annual meeting—Advance notice procedures on page 102.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement    25

CORPORATE GOVERNANCE

Personnel and Compensation Committee

Chair	Other members:
Dennis F. Strigl	Charles E. Bunch
Paul W. Chellgren
Andrew T. Feldstein
Richard B. Kelson
Thomas J. Usher
Michael J. Ward

The Personnel and Compensation Committee consists entirely of independent directors. The Committee membership is intended to satisfy the independence standards established by applicable federal income tax and securities laws, as well as NYSE standards. When our Board meets on April 26, 2016, only independent directors will be appointed to the Committee.

Neither Mr. Chellgren nor Mr. Usher will stand for re-election to the Board at the annual meeting and, following the annual meeting, neither will be a member of the Committee.

Our Board most recently approved the charter of the Committee on November 19, 2015, and it is available on our website.

The Committee’s principal purpose is to discharge our Board’s oversight responsibilities relating to the compensation of our executive officers and other specified responsibilities related to personnel and compensation matters affecting PNC. The Committee may also evaluate and approve, or recommend for approval, benefit, incentive compensation, severance, equity-based or other compensation plans, policies, and programs. The Committee charter provides that approval of the compensation of the General Auditor and the Chief Risk Officer is made by the Audit Committee and the Risk Committee, respectively.

The Committee has the authority to retain independent legal, compensation, accounting, or other advisors. The charter provides the Committee with the sole authority to retain and terminate a compensation consultant acting on the Committee’s behalf, and to approve the consultant’s fees and other retention terms. The Committee retained an independent compensation consultant in 2015 and prior years. See Role of compensation consultants below.

The Committee also reviews the Compensation Discussion and Analysis (CD&A) section of the proxy statement with management. See the Compensation Committee Report on page 55. The CD&A begins on page 39. The Committee evaluates the relationship between risk management and our incentive compensation programs and plans. See Compensation and Risk on pages 56 and 57.

The Committee has responsibility for reviewing and evaluating the development of an executive management succession plan and for reviewing our workforce diversity objectives. The Committee reviews a detailed succession planning report at least annually. The materials typically include a discussion of the individual performance of executive officers as well as succession plans and development initiatives for other high potential employees. These materials provide necessary background and context to the Committee, and give each member a familiarity with the employee’s position, duties, responsibilities, and performance.

How the committee makes decisions. The Committee meets at least six times a year. Before each meeting, the chair of the Committee reviews the agenda, materials, and issues with members of our management and the Committee’s independent executive compensation consultant, as appropriate. The Committee may invite legal counsel or other external consultants to advise the Committee during meetings and preparatory sessions.

The Committee regularly meets in executive sessions without management present. At each in-person meeting of our full Board, the chair of the Committee presents a report of the items discussed and the actions approved at previous meetings. The chair provides these reports during an executive session of the Board. The Committee consults with independent directors before approving the CEO’s compensation.

The Committee adopted guidelines for information that will be presented to the Committee. The guidelines contemplate, among other things, that any major changes in policies or programs be considered over the course of two separate Committee meetings, with any vote occurring at the later meeting.

The Committee reviews all of the elements of the compensation programs periodically and adjusts those programs as appropriate. Each year, the Committee makes decisions regarding the amount of annual compensation and equity-based or other longer-term compensation for our executive officers and other designated senior employees. For the most part, these decisions are made in the first quarter of each year, following the evaluation of the prior year’s performance.

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Delegations of authority. The Committee has delegated authority to management to make certain decisions or to take certain actions with respect to compensation or benefit plans or arrangements (other than those that are solely or predominantly for the benefit of executive officers).

For employee benefit, bonus, incentive compensation, severance, equity-based and other compensation or incentive plans and arrangements, the Committee delegated to our Chief Human Resources Officer (or her designee) the ability to adopt a new plan or arrangement or amend an existing one if:

•	the decision is not expected to result in a material increase in incremental expense to PNC, defined as an expense that exceeds 5% of the relevant expense for that plan category, or

•	the change is of a technical nature or is otherwise not material.

This delegation also includes authority to take certain actions to implement, administer, interpret, construe or make eligibility determinations under the plans and arrangements.

For grants of equity or equity-based awards, the Committee has delegated to our Chief Executive Officer and our Chief Human Resources Officer (or the designee of either) the responsibility to make decisions with respect to equity grants for individuals who are not designated by the Committee as executives, including the determination of participants and grant sizes, allocation of the pool from which grants will be made, establishment of the terms of such grants, approval of amendments to outstanding grants and exercise of any discretionary authority pursuant to the terms of the grants.

The Committee has also delegated to the Audit Committee (or a qualified subcommittee) and to a qualified subcommittee of the Risk Committee the authority to make equity-based grants and other compensation under applicable plans to the General Auditor and Chief Risk Officer, respectively.

Management’s role in compensation decisions. Our executive officers, including our CEO and our Chief Human Resources Officer, often review information with the Committee during meetings and may present management’s views or recommendations. The Committee evaluates these recommendations, generally in consultation with an independent compensation consultant retained by the Committee, who attends each meeting.

The chair of the Committee typically meets with management and an independent compensation consultant before each Committee meeting to discuss agenda topics, areas of focus, or outstanding issues. The chair schedules other meetings with the Committee’s compensation consultant without management present, as needed. Occasionally, management will schedule meetings with each Committee member to discuss substantive issues. For more complicated issues, these one-on-one meetings provide a dedicated forum for Committee members to ask questions outside of the meeting environment.

During Committee meetings, the CEO often reviews corporate and individual performance as part of the compensation discussions, and other members of executive management may be invited to speak to the Committee about specific performance or risk management. The Committee reviews any compensation decisions for the Chief Human Resources Officer and CEO in executive session, without either officer present for the discussion of their compensation. Any recommendations for CEO compensation are also discussed with the full Board, with no members of management present for the discussion.

Role of compensation consultants. The Committee has the sole authority to retain and terminate any compensation consultant directly assisting it. The Committee also has the sole authority to approve fees and other engagement terms. The Committee receives comparative compensation data from our management, from proxy statements and other public disclosures, and through surveys and reports prepared by compensation consultants.

The Committee retained Meridian Compensation Partners as its independent compensation consultant for 2015. In this capacity, Meridian reports directly to the Committee. In 2015, one or more representatives attended all of the in-person and telephonic meetings of the Committee, and met regularly with the Committee without members of management present. Meridian also reviewed meeting agendas and materials prepared by management.

Meridian and members of management assisted the Committee in its review of proposed compensation packages for our executive officers. For the 2015 performance year, Meridian prepared discussion materials for the compensation of the CEO, which were reviewed in executive session without any members of management present. Meridian also prepared other benchmarking reviews and pay for performance analyses for the Committee. PNC did not pay any fees to Meridian in 2015 other than in connection with work for the Committee.

The Committee evaluated whether the work of Meridian raised any conflict of interest. The Committee considered various factors, including six factors mandated by the SEC rules, and determined that no conflict of interest was raised by the work of Meridian described in this proxy statement.

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CORPORATE GOVERNANCE

Our management retains other compensation consultants for its own use. In 2015, our management retained McLagan to provide certain market data in the financial services industry. It also uses Towers Watson, a global professional services firm, to provide, from time to time, various actuarial and management consulting services to us, including:

•	Preparing specific actuarial calculations on values under our retirement plans

•	Preparing surveys of competitive pay practices

•	Analyzing our director compensation packages and providing reports to our management and the Board’s Nominating and Governance Committee

•	Providing guidance on certain aspects of total rewards, talent management and other human resources initiatives

Reports prepared by Towers Watson and McLagan that relate to executive compensation may also be shared with the Committee.

Compensation committee interlocks and insider participation. None of the current members of the Personnel and Compensation Committee are officers or employees or former officers of PNC or any of our subsidiaries. No PNC executive officer served on the compensation committee of another entity that employed an executive officer who also served on our Board. No PNC executive officer served as a director of an entity that employed an executive officer who also served on our Personnel and Compensation Committee.

Certain members of the Personnel and Compensation Committee, their immediate family members, and entities with which they are affiliated, were our customers or had transactions with us (or our subsidiaries) during 2015. Transactions that involved loans or commitments by subsidiary banks were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features and otherwise complied with regulatory restrictions on such transactions.

Please see Director and Executive Officer Relationships—Regulation O policies and procedures, which begins on page 33, for more information.

Risk Committee

Chair	Other members:
Andrew T. Feldstein	Marjorie Rodgers Cheshire	Jane G. Pepper
	William S. Demchak	Donald J. Shepard
	Daniel R. Hesse	Lorene K. Steffes
Kay Coles James
Anthony A. Massaro

The Board performs its risk oversight function primarily through the Risk Committee, which includes both independent and management directors.

Mr. Massaro will not stand for re-election to the Board at the annual meeting as he has reached the mandatory retirement age set in PNC’s corporate governance guidelines and, following the annual meeting, he will no longer be a member of the Committee.

Our Board most recently approved the charter of the Committee on November 19, 2015, and it is available on our website.

At each in-person meeting of our full Board, the chair of the Committee presents a report of the items discussed and the actions approved at previous meetings. The Committee’s purpose is to require and oversee the establishment and implementation of our enterprise-wide risk governance framework, including related policies, procedures, activities and the processes to identify, measure, monitor, and manage direct and indirect risks of PNC. Direct risks consist of credit risk, market risk (includes interest rate and price risk), liquidity risk, compliance risk (includes fiduciary risk) and operational risk (includes legal, operating, insurance, and technology risk). Indirect risks include business risk, strategic risk, model risk, and reputation risk. PNC’s major financial risk exposures are the responsibility of the Audit Committee. The Risk Committee serves as the primary point of contact between our Board and the management-level committees dealing with risk management. The Committee’s responsibility is one of oversight, and the Committee has no duty to assure compliance with laws and regulations.

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CORPORATE GOVERNANCE

The Committee receives regular reports on enterprise-wide risk management, credit risk, market and liquidity risk, operating risk, and capital management.

The Committee may also form subcommittees from time to time. The Committee has formed a subcommittee to assist in fulfilling the Committee’s oversight responsibilities with respect to technology risk, technology risk management, cybersecurity, information security, business continuity, and significant technology initiatives and programs.

The Committee appoints our Chief Risk Officer, who leads PNC’s risk management function. The Committee reviews the performance and approves the compensation of our Chief Risk Officer.

The Risk Committee, along with the Personnel and Compensation Committee, each reviews the risk components of our incentive compensation plans. For a discussion of the relationship between compensation and risk, please see Compensation and Risk, beginning on page 56.

Board meetings in 2015

The table below shows the names of our directors as of December 31, 2015. The table also shows the number of Board committee meetings held in 2015, and the members and chairs of each committee. We also identify each director who has been designated by our Board as an “audit committee financial expert,” as defined under SEC regulations.

Our Board held 10 meetings in 2015. Each director attended at least 75% of the combined total number of meetings of the Board and all committees on which the director served. Our Board has adopted a policy that strongly encourages each director to attend the annual meeting in person. We remind each director of this policy before the date of the annual meeting. All of our directors then serving attended PNC’s 2015 annual meeting of shareholders.

															Meetings Held
		(1)		(2)			(1)						(3)	(1)

Audit		●	●							●				●	12

Nominating and Governance	●					●		●				●	●		5

Personnel and Compensation	●	●			●		●						●		6

Risk			●	●		●		●	●	●	●				8

Chair
(1)	Designated as “audit committee financial expert” under SEC regulations
(2)	Management director
(3)	Presiding director (lead independent director)

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DIRECTOR AND EXECUTIVE OFFICER RELATIONSHIPS

This section discusses relationships between PNC and its subsidiaries and our directors, executive officers, immediate family members, or certain of their affiliated entities. These relationships include transactions that we analyzed to determine the independence of our directors.

In this section, we describe the NYSE independence standards for directors and our Board-adopted independence guidelines.

Director independence

To be independent under NYSE rules, our Board must affirmatively determine that a director does not have a “material relationship” with PNC. A material relationship between a director and PNC could also include a relationship between PNC and an organization affiliated with a director.

NYSE rules describe specific relationships that will always impair independence. The absence of one of these “bright-line” relationships does not mean that a director is automatically independent. The Board must consider all relevant facts and circumstances in determining whether a material relationship exists.

Material relationships that we may consider include commercial, industrial, banking, consulting, legal, accounting, charitable, and family relationships. The ownership of a significant amount of PNC stock, by itself, will not prevent a finding of independence under NYSE rules.

The NYSE bright-line independence tests. Each of the following relationships will automatically impair a director’s independence under the NYSE’s “bright-line” tests:

•	A director employed by PNC

•	A director whose immediate family member is a PNC executive officer

•	The director’s receipt of more than $120,000 a year in direct compensation from PNC, except for certain permitted payments (such as director fees)

•	Certain relationships with PNC’s external or internal auditors

•	A director (or immediate family member) who has been an executive officer of a company where a PNC executive officer serves or served on that company’s compensation committee

•	Business relationships involving certain companies affiliated with a director or immediate family member of a director that make payments to, or receive payments from, PNC in excess of certain amounts

An employee-director of PNC (or a director with an immediate family member who is a PNC executive officer) will not be independent until three years after the employment relationship ends. The other bright-line tests will impair independence if they existed at any time within the past three years.

For more information about the NYSE’s bright-line director independence tests, including the commentary explaining the application of the tests, please go to the NYSE’s website at www.nyse.com.

Our Board guidance on independence. To help assess whether a material relationship exists, our Board adopted guidelines that describe four categories of relationships that will not be considered material. If a relationship meets the criteria outlined in this guidance, it will not be deemed to be a material relationship. This guidance can be found in our corporate governance guidelines on our website at www.pnc.com/corporategovernance. The Board may then affirm a director’s independence without further analysis of this relationship, provided that the director otherwise meets the other relevant independence tests.

The four categories of relationships described in this guidance include:

•

Ordinary course business relationships, such as lending, deposit, banking, or other financial service relationships or other relationships involving the provision of products or services between PNC or its subsidiaries and a director, his or her immediate family members, or an affiliated entity of a director or immediate family member, which meet the criteria defined in the guidelines

•	Contributions made by PNC, its subsidiaries, or a PNC sponsored foundation to a charitable organization in which a director or an immediate family member is an executive officer, director, or trustee

•	Relationships involving a director’s relative who is not an immediate family member

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DIRECTOR AND EXECUTIVE OFFICER RELATIONSHIPS

•

Relationships or transactions between PNC or its subsidiaries and a company or charitable organization where a director or an immediate family member serves solely as a non-management board member, or where an immediate family member is employed in a non-officer position

These guidelines also allow investors to assess the quality of a Board’s independence determinations.

In applying this guidance, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

If a director has a relationship that would be not be considered material under our guidelines for independence, but crosses one of the NYSE’s bright-line tests, the NYSE test governs and the director will not be treated as independent.

Our Board’s independence determinations. At a meeting held on February 11, 2016, the Board made an independence determination for each of our 16 directors, including our 13 director nominees.

In making these determinations, our Board relied on the evaluation and recommendations made by the Nominating and Governance Committee. The Board considered relevant facts and circumstances when making these determinations, including an evaluation of the relationships described below.

Our Board based the independence decisions on information known as of February 11, 2016. Each director has been asked to provide updates on changes that could impact the director’s status as an independent director. The Nominating and Governance Committee and Board will consider information throughout the year that may impact independence.

Non-independent directors. Our Board affirmatively determined that Mr. Demchak is the only non-independent director. Mr. Demchak meets the NYSE’s bright-line relationship test as an executive officer of PNC.

Independent directors. Our Board affirmatively determined that each of the directors listed below has no material relationship with PNC under the NYSE corporate governance listing standards. These determinations were based, in part, on an evaluation of the facts and circumstances of relevant relationships in light of PNC’s own independence guidelines. In some cases, the relationships that we analyzed include relationships that a director has as a partner, member, shareholder, officer or employee of an organization that has a relationship with PNC. They may also include relationships where an immediate family member of a director is a partner, member, shareholder or officer of an organization that has a relationship with PNC.

Based on these evaluations, our Board affirmatively determined that each of these directors qualifies as independent under the NYSE’s corporate governance listing standards: Charles E. Bunch, Paul W. Chellgren, Marjorie Rodgers Cheshire, Andrew T. Feldstein, Daniel R. Hesse, Kay Coles James, Richard B. Kelson, Anthony A. Massaro, Jane G. Pepper, Donald J. Shepard, Lorene K. Steffes, Dennis F. Strigl, Thomas J. Usher, Michael J. Ward and Gregory D. Wasson. Mr. Chellgren, Mr. Massaro and Mr. Usher are not nominees for director. Richard O Berndt, George H. Walls, Jr. and Helge H. Wehmeier, who served as directors until April 28, 2015, also qualified as independent until they retired from the Board.

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DIRECTOR AND EXECUTIVE OFFICER RELATIONSHIPS

Transactions with directors

This chart reflects banking relationships between PNC and the director, the director’s immediate family members, and a company of which the director is, or was during 2015, a partner, officer, employee, any immediate family member is, or was during 2015, a partner or officer, or in which the director or any immediate family member holds a significant ownership or voting position (an affiliated entity). The chart also reflects relationships where PNC contributed to a charitable organization of which a director or immediate family member was a trustee, director or executive officer. All of these transactions meet our Board guidance on independence.

`
Personal or Family Relationships	Deposit, Wealth Management and Similar Banking Products(1)	●	●	●	●	●	●	●	●	●	●	●	●	●
	Credit Relationships(2)	●	●	●	●		●	●	●	●	●	●		●
	Charitable Contributions(3)			●	●			●		●	●			●	●
Affiliated Entity Relationships	Deposit, Wealth Management and Similar Banking Products(1)	●	●	●				●			●			●	●	●
	Credit Relationships or Commercial Banking Products(4)	●	●	●				●						●	●	●
(1)	Includes deposit accounts, trust accounts, certificates of deposit, safe deposit boxes, workplace banking, or wealth management products.

(2)	Includes extensions of credit, including mortgages, commercial loans, home equity loans, credit cards, or similar products, as well as credit and credit-related products.

(3)	Does not include matching gifts provided to charities personally supported by the director because under our Board guidelines matching gifts are not a “material relationship” and are not included in considering the value of contributions against our guidance. Matching gifts are capped at $5,000 and are included as other compensation in the director compensation table.

(4)	Includes extensions of credit, including commercial loans, credit cards, or similar products, as well as credit-related products, and other commercial banking products, including treasury management, purchasing card programs, foreign exchange, and global trading services.

Customer relationships. We provide financial services to most of our directors. We also provide financial services to some of their immediate family members and affiliated entities. We offer these services in the ordinary course of our business. We provide the services on substantially the same terms and conditions, including price, as we provide to other similarly situated customers.

We also extend credit to some of our directors and their immediate family members and affiliated entities. Federal banking law (Regulation O) governs these extensions of credit. We discuss the impact of Regulation O and our process for managing these extensions of credit on pages 33 and 34.

Business relationships. We also enter into other business relationships with entities affiliated with our directors or their immediate family members. These relationships are in the ordinary course of business.

Certain charitable contributions. We make contributions to charitable organizations where our directors serve as directors, trustees or executive officers. We also match charitable contributions made by our directors. We describe this matching gift program on page 37.

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DIRECTOR AND EXECUTIVE OFFICER RELATIONSHIPS

Code of ethics

Our Code of Business Conduct and Ethics contains several provisions that regulate related person transactions. The Code of Business Conduct and Ethics applies generally to all employees, including our executive officers, and directors.

Doing business with PNC. An employee or an immediate family member may want to engage in a business arrangement, such as the sale or lease of property or the provision of services, with PNC. For these transactions, we require prior approval from a supervisor and our Corporate Ethics Office. If a director desires to engage in a business arrangement with PNC, approval is required from the Corporate Ethics Office and from a Board committee.

Financial services to employees. Our employees and their extended families are encouraged to use PNC for their personal financial services. Any services must be provided on the same terms as are available to the general public, all employees in a market or business, or all similarly situated employees.

Transacting PNC business. We prohibit directors and employees from transacting business on behalf of PNC with a supplier or customer in which the director, employee, or extended family member has a significant personal or financial interest. We also prohibit directors and employees from transacting business on behalf of PNC with respect to their own accounts, extended family member accounts, or accounts for anyone whose close relationship may reasonably be viewed as creating a conflict of interest. Our phrase “extended family member” is similar to the SEC’s definition of “immediate family member” in Item 404(a) of Regulation S-K. We have established procedures in certain of our businesses to permit employees to transact business with family members, subject to appropriate oversight and compliance with applicable laws and regulations, including Regulation O.

Employing relatives. We employ relatives of executive officers and directors, in some cases under circumstances that constitute related person transactions. See Family relationships on page 34. We track the employment and compensation of relatives of executive officers and directors. We have policies that restrict special treatment in the hiring or compensation of a relative of an executive officer or director. Our employment of a director’s relative would be a factor in the determination of the director’s independence under NYSE rules and our own adopted guidelines for director independence. See Director and Executive Officer Relationships—Director independence, which begins on page 30.

Waivers. Under the Code of Business Conduct and Ethics, employees may generally request waivers or exceptions from our Corporate Ethics Office. In the case of directors and executive officers, any proposed waiver or exception must be approved by both the Corporate Ethics Office and the appropriate committee of our Board. In 2015, no directors or executive officers requested an exemption under any of the provisions described above.

Ethics guidelines for directors. The Nominating and Governance Committee adopted Ethics Guidelines for Directors that contain comprehensive guidance regarding the various PNC policies that govern the conduct of our directors to supplement and assist directors in understanding these policies. These guidelines were most recently approved on August 12, 2015. The guidelines include reference to our policies and procedures applicable to directors, including our Code of Business Conduct and Ethics, described above, and our Related Person Transactions Policy and Regulation O policies and procedures, each described in more detail below, as well as our Director Pre-Clearance of Securities Policy, and our Anti-Corruption Policy.

Regulation O policies and procedures

We maintain additional policies and procedures to help ensure our compliance with Regulation O, which imposes various conditions on a bank’s extension of credit to directors and executive officers and related interests. Any extensions of credit we make must comply with our policies and procedures in accordance with Regulation O. A director can only meet our guidelines for independence for extensions of credit if the credit complied with Regulation O at the time PNC extended it.

Our Regulation O policies and procedures require:

•

Extensions of credit to covered individuals or entities be made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with those who are not covered. For credit extensions under a benefit or compensatory program widely available to all employees, we may not give preference to any covered individual.

•	The covered extension of credit be made following credit underwriting procedures no less stringent than those prevailing at the time for comparable transactions with non-covered

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DIRECTOR AND EXECUTIVE OFFICER RELATIONSHIPS

individuals or entities. The extension of credit may not involve more than the normal risk of repayment or present other unfavorable features.

•	The amount of covered extensions of credit do not exceed individual and aggregate lending limits, depending on the identity of the borrower and the nature of the loan.

Our subsidiary bank, PNC Bank, National Association, has a Regulation O Credit Officer to review extensions of credit to determine our compliance with these policies. If an extension of credit would result in an aggregate credit extension of more than $500,000, the bank’s Board of Directors must approve it. The bank’s Board of Directors receives a report of all extensions of credit made to executive officers under Regulation O.

All loans to directors, executive officers, and related interests outstanding during 2015:

•	complied with our Regulation O policies and procedures;

•	were made in the ordinary course of business;

•	were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to PNC; and

•	did not involve more than the normal risk of collectability or present other unfavorable features.

Family relationships

No family relationship exists between any of our directors or executive officers and any of our other directors or executive officers. There are family relationships between certain directors and executive officers and some of the approximately 53,000 PNC employees. These employees participate in compensation and incentive plans or arrangements on the same basis as other similarly situated employees.

A brother-in law of Gregory Jordan, one of our executive officers, is employed by PNC and had been for many years before Mr. Jordan joined PNC in 2013. He participates in compensation and incentive plans or arrangements on the same basis as similarly situated employees. He does not share a household with Mr. Jordan, is not an executive officer of PNC, and does not report directly to an executive officer of PNC. His compensation paid in 2015 exceeded the $120,000 related person transaction threshold and as a result was reviewed by the Audit Committee.

A son of Michael Hannon, one of our executive officers, is employed by PNC. He participates in compensation and incentive plans or arrangements on the same basis as similarly situated employees. He is not an executive officer of PNC and does not report directly to an executive officer of PNC. His compensation paid in 2015 exceeded the $120,000 related person transaction threshold and as a result was reviewed by the Audit Committee.

The daughter of Charles E. Bunch, one of our non-management directors, has been employed by PNC for several years. She participates in compensation and incentive plans or arrangements on the same basis as similarly situated employees. She does not share a household with Mr. Bunch, is not an executive officer of PNC, and does not report directly to an executive officer of PNC. Her compensation paid in 2015 exceeded the $120,000 related person transaction threshold. Her compensation was reviewed by the Nominating and Governance Committee.

Indemnification and advancement of costs

We indemnify directors, officers and, in some cases, employees and agents, against certain liabilities. The covered person may have incurred a liability as a result of service on our behalf or at our request. On behalf of a covered person, we may also advance the costs of certain claims or proceedings. If we advance costs, the person agrees to repay us if it is determined that the person was not entitled to indemnification. The insurance policies we maintain for our directors and executive officers also provide coverage against certain liabilities.

The indemnification provisions, the advancement of costs, and our insurance coverage may provide benefits to our directors and executive officers. During 2015, we advanced costs with respect to pending litigation against us on behalf of certain former and current directors and officers, including our CEO, who were also named as defendants.

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RELATED PERSON TRANSACTIONS

Related person transactions policy

Our policy for the review and approval of related person transactions was most recently approved on August 12, 2015. A related person transaction is generally any transaction in which PNC or its subsidiaries is or will be a participant, in which the amount involved exceeds $120,000, and a director (or nominee), executive officer, family member, or any beneficial owner of more than 5% of our common stock, has or will have a direct or indirect material interest.

This policy provides guidance on the framework for reviewing potential related person transactions, and approving, or ratifying related person transactions, and establishes our Presiding Director as the individual who decides how transactions should be evaluated. In general, a potential related person transaction that involves a director would be reviewed by our Nominating and Governance Committee, as the transaction could also impact independence. A transaction involving an executive officer would generally be reviewed by the Audit Committee. Under this policy, our full Board receives reports on approved, disapproved and ratified transactions. Under the policy, a permitted related person transaction must be considered in, or not inconsistent with, the best interest of PNC and its shareholders.

Certain related person transactions

Based on information contained in a Schedule 13G filed with the SEC, BlackRock, Inc. (BlackRock), through certain of its subsidiaries, indicated that it beneficially owned more than 5% of our outstanding shares of common stock as of December 31, 2015 (see Security ownership of certain beneficial owners on page 80). BlackRock is the beneficial owner of our common stock as a result of being a parent company or control person of the subsidiaries disclosed in its Schedule 13G, each of which holds less than 5% of the outstanding shares of common stock.

During 2015, PNC paid BlackRock approximately $8 million for use of BlackRock’s enterprise investment system and related services, which include risk analytics, portfolio management, compliance and operational processing. PNC also paid BlackRock approximately $4 million for securities trading related services, and approximately $2 million for investment advisory and administration services provided to certain PNC subsidiaries and separate accounts assets for a fee based on assets under management. These transactions were entered into on an arm’s length basis and contain customary terms and conditions.

During 2015, PNC received approximately $9 million in fees from BlackRock for distribution and shareholder servicing activities. These transactions were entered into on an arm’s length basis and contain customary terms and conditions.

PNC may in the ordinary course of business engage in transactions with BlackRock mutual funds, including using the BlackRock funds as treasury management vehicles for PNC’s corporate clients, selling BlackRock investment products to PNC customers or placing PNC customer funds in

BlackRock mutual funds, using BlackRock funds as an investment vehicle for the PNC 401(k) accounts, providing commercial loan servicing to BlackRock funds, or providing shareholder services to PNC clients who are shareholders of BlackRock mutual funds.

PNC may also make loans to BlackRock or the BlackRock funds. These loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to PNC; and do not involve more than the normal risk of collectability.

PNC holds an equity investment of approximately 22% in BlackRock. In connection with this equity investment, PNC has entered into various agreements governing the terms of this relationship. PNC received cash dividends from BlackRock of $320 million during 2015.

Based on information contained in separate Schedule 13G filings with the SEC, Wellington Management Group, LLP and certain subsidiaries (Wellington) and The Vanguard Group (Vanguard) each indicated that it beneficially owned more than 5% of our outstanding shares of common stock as of December 31, 2015 (see Security ownership of certain beneficial owners on page 80). In the ordinary course of business during 2015, PNC’s Corporate & Institutional Banking business engaged in treasury management and capital markets transactions with Vanguard. These transactions were entered into on an arm’s length basis and contain customary terms and conditions. This business is also a party to several credit facilities with Vanguard. The credit transactions were on substantially the same terms, including interest rates

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RELATED PERSON TRANSACTIONS

and collateral, as those prevailing at the time for comparable loans with persons not related to PNC, and do not involve more than the normal risk of collectability. In addition, PNC’s Asset Management Group and PNC Investments include Vanguard funds and Vanguard exchange traded funds in their investment platforms. While we currently do not include Wellington funds in the platform, we may do so in the ordinary course when evaluating the funds included. Furthermore, our Deferred Compensation Plan included several Vanguard funds as an investment option during 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires persons who own more than ten percent of a registered class of our equity securities (currently, none) and our directors and executive officers to file with the SEC initial reports of ownership and reports in changes in ownership of any PNC equity securities. To the best of our knowledge all forms were filed on a timely basis during 2015. In making this statement, we have relied in part on the written representations of our directors and executive officers and on copies of the reports provided to us.

DIRECTOR COMPENSATION

Our Board’s Nominating and Governance Committee reviews all elements of non-employee director compensation, explained below, and makes an annual compensation recommendation to the Board. In addition to annual compensation, the Committee may approve special compensation to a director for extraordinary service. The primary objectives of the Committee’s annual review are to confirm continued alignment with business and shareholder interests, evaluate the competitiveness of our director compensation program relative to the peer group, and identify and respond to continued changes in director compensation in light of the competitive environment. The Nominating and Governance Committee conducted its annual compensation review for 2015 on April 28, 2015.

Mr. Demchak receives no additional compensation for serving as a PNC director.

The following table describes the components of director compensation in 2015:

Annual Retainer
Each Director	$67,500
Presiding Director	$30,000
Additional retainer for Chairs of Audit, Risk, and Personnel and Compensation Committees	$20,000
Additional retainer for Chair of Nominating and Governance Committee	$15,000
Additional retainer for Chair of Executive Committee	$10,000
Meeting Fees (Board)
Each meeting (except for quarterly scheduled telephonic meetings)	$1,500
Each quarterly scheduled telephonic meeting	$1,000
Meeting Fees (Committee/Subcommittee)
First six meetings	$1,500
All other meetings	$2,000
Equity-Based Grants
Value of 1,504 deferred stock units awarded as of April 28, 2015	$137,481

Deferred compensation plans. Our non-management directors may choose to defer the compensation they receive from meeting fees and retainers under our Directors Deferred Compensation Plan. Our Outside Directors Deferred Stock Unit Plan provides for automatic deferrals of any stock units that we may award from time to time. For compensation deferred under these plans:

•	The deferred compensation account tracks the price of PNC common stock (the Directors Deferred Compensation Plan allows a director to track an interest rate option instead). Additionally, the accounts are credited with a number of units (including fractional shares) that could have been purchased with the equivalent of PNC common stock cash dividends. We do not pay above-market or preferential earnings on any director compensation that is deferred.

•	The director may choose the payout date and beneficiary (the stock unit plan does not allow a payout date until retirement or age 72).

•	The payouts will be made in cash.

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DIRECTOR COMPENSATION

Other director benefits. We generally limit the benefits that we provide to our directors, but we regularly provide the following:

•

Charitable matching gifts. We will match a director’s personal gifts to qualifying charities up to a limit of $5,000 a year. Mr. Demchak is only eligible to participate in our employee matching gift program ($2,500 annual limit).

•	Insurance policies. We pay for various insurance policies that protect directors and their families from personal loss connected with Board service.

•	Benefits related to Board service. We pay for expenses connected with our directors’ Board service, including travel on corporate, private or commercial aircraft, lodging, meals, and incidentals.

We may also provide other incidental benefits to our directors from time to time, including tickets to cultural, social, sporting or other events and small gifts for holidays, birthdays, or special occasions. We may also provide travel for directors on corporate aircraft for personal purposes in limited circumstances, such as a family emergency or when a seat is available on a previously scheduled flight. We determine the value of these benefits based on the incremental cost to PNC, as described on pages 52 and 53 and we include the amount in the “All Other Compensation” column below.

Director stock ownership requirement. Our Board has adopted a common stock purchase guideline for our non-management directors. Under this guideline, each director must own at least 5,000 shares of PNC common stock (including phantom stock units). Until a director meets this ownership level, he or she must purchase or acquire common stock or stock units that equal at least 25% of the annual retainer for that year. A director may satisfy this requirement through open market purchases, or by deferring compensation into stock units under the Directors Deferred Compensation Plan. As of December 31, 2015, the minimum ownership threshold for directors was valued at $476,550, and all of our directors serving at that time, other than Marjorie Rodgers Cheshire who was appointed in October 2014 and Gregory D. Wasson who was appointed in July 2015, satisfied the ownership guideline.

Director compensation in 2015

For the fiscal year 2015, we provided the following compensation to our non-employee directors:

Director Name	Fees Earned(a)	Stock Awards(b)	All Other Compensation(c)	Total
Richard O. Berndt*	$37,620	-	$20,455	$58,075
Charles E. Bunch	$92,750	$137,481	$38,089	$268,320
Paul W. Chellgren	$104,250	$137,481	$117,836	$359,567
Marjorie Rodgers Cheshire	$123,250	$137,481	$2,027	$262,758
Andrew T. Feldstein	$125,750	$137,481	$14,517	$277,748
Kay Coles James	$96,750	$137,481	$48,079	$282,310
Richard B. Kelson	$137,250	$137,481	$59,275	$334,006
Anthony A. Massaro	$107,750	$137,481	$50,245	$295,476
Jane G. Pepper	$110,250	$137,481	$63,532	$311,263
Donald J. Shepard	$133,750	$137,481	$71,712	$342,943
Lorene K. Steffes	$102,250	$137,481	$64,956	$304,687
Dennis F. Strigl	$112,750	$137,481	$85,503	$335,734
Thomas J. Usher	$130,250	$137,481	$110,942	$378,673
George H. Walls, Jr.*	$37,620	-	$54,106	$91,726
Gregory D. Wasson**	$46,380	-	$217	$46,597
Helge H. Wehmeier*	$25,620	-	$62,409	$88,029
*	Mr. Berndt, Gen. Walls and Mr. Wehmeier served as directors through April 28, 2015.

**	Mr. Wasson was appointed as a director on July 2, 2015.

(a)	This column includes the annual retainers, additional retainers for chairs of standing committees and meeting fees earned for 2015. The amounts in this column also include the fees voluntarily deferred by the following directors under our Directors Deferred Compensation Plan, a non-qualified defined contribution plan: Paul W. Chellgren ($104,250); Marjorie Rodgers Cheshire ($49,300); Andrew T. Feldstein ($125,750); Jane G. Pepper ($27,563); Donald J. Shepard ($133,750); Lorene K. Steffes ($30,675); George H. Walls, Jr. ($37,620); and Gregory D. Wasson ($44,900).

(b)	The dollar values in this column include the grant date fair value, under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, of 1,504 deferred stock units awarded to each director’s account under our Outside Directors Deferred Stock Unit Plan as of April 28, 2015, the date of grant. The closing stock price of PNC on the date of grant was $91.41 a share. See Note 13 in our Annual Report on Form 10-K for the year ended December 31, 2015 for more information.

As of December 31, 2015, the non-employee directors listed in the table below had outstanding stock units in the following amounts:

THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement    37

DIRECTOR COMPENSATION

Director Name	Stock Units
Charles E. Bunch	17,429
Paul W. Chellgren	59,738
Marjorie Rodgers Cheshire	1,935
Andrew T. Feldstein	6,079
Kay Coles James	22,466
Richard B. Kelson	28,111
Anthony A. Massaro	24,745
Jane G. Pepper	29,320
Donald J. Shepard	34,275
Lorene K. Steffes	29,646
Dennis F. Strigl	29,884
Thomas J. Usher	54,163
Gregory D. Wasson	428
None of our non-employee directors had any unvested stock awards as of December 31, 2015.

(c)	This column includes income under the Directors Deferred Compensation Plan, the Outside Directors Deferred Stock Unit Plan, and the Mercantile Bankshares Corporation Deferred Compensation Plan (for Mr. Shepard only) as follows: Richard O. Berndt ($15,455); Charles E. Bunch ($33,089); Paul W. Chellgren ($117,836); Marjorie Rodgers Cheshire ($2,027); Andrew T. Feldstein ($9,517); Kay Coles James ($43,079); Richard B. Kelson ($54,275); Anthony A. Massaro ($50,245); Jane G. Pepper ($58,532); Donald J. Shepard ($66,712); Lorene K. Steffes ($61,293); Dennis F. Strigl ($85,503); Thomas J. Usher ($105,942); George H. Walls, Jr. ($49,106); Gregory D. Wasson ($217); and Helge H. Wehmeier ($57,409). This column also includes the dollar amount of matching gifts made by us in 2015 to charitable organizations. No director received any incidental benefits. No non-employee director had incremental cost to PNC for personal use of our corporate aircraft in 2015.

38    THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This section (CD&A) explains our executive compensation philosophy, describes our compensation programs and reviews compensation decisions for the following named executive officers (NEOs):

Name	Title
William S. Demchak	Chairman, President and Chief Executive Officer
Robert Q. Reilly	Executive Vice President and Chief Financial Officer
Michael P. Lyons	Executive Vice President and Head of Corporate and Institutional Banking
E William Parsley, III	Executive Vice President, Chief Investment Officer and Treasurer
Joseph C. Guyaux*	Senior Vice Chairman and CEO and President of PNC Mortgage

*	Effective January 31, 2015, Mr. Guyaux became the CEO and President of PNC Mortgage. Prior to that date, Mr. Guyaux was our Chief Risk Officer.

2015 PNC performance

In 2015, we delivered consistent results in a challenging operating environment, with net income of $4.1 billion (8% over budget) and diluted earnings per share of $7.39 (7.4% over budget) – we have earned at least $1 billion in net income during each of the past eleven quarters

Our annual total shareholder return (TSR) was the second-highest in our peer group and our three-year TSR was the highest in our peer group – our stock price also reached an all-time high in 2015

We diversified and improved our sources of revenue by successfully growing noninterest income and allowing our net interest income to decline – rather than adding riskier loans in a continued low interest rate environment

We continued to manage our costs, reducing our expenses for the third year in a row and exceeding our revised continuous improvement goal of $500 million in expense savings (up from our initial 2015 goal of $400 million)

We strengthened our capital throughout the year and returned capital to our shareholders through both a common stock dividend increase and share repurchases

We review various performance metrics with our Board’s Personnel and Compensation Committee each quarter and after the end of our performance year. For the key metrics listed below, we compare this year’s performance to how we performed last year, how we performed against this year’s budget, and how we performed against peers (see page 50 for the companies in our 2015 peer group). We also provide information to the Committee on other important capital, risk, expense and business metrics, some of which are shown below. For a general explanation of the metrics that we use to evaluate our compensation program, and our rationale for using them, see page 45.

KEY PERFORMANCE METRICS	2015 actual(1)	2014 actual(1)	2015 budget(2)
Net interest income (in millions)	$8,278	$8,525	$8,401
Noninterest income (in millions)	$6,947	$6,850	$6,660
Diluted earnings per common share	$7.39	$7.30	$6.88
Return on common equity (without goodwill)	12.22%	12.84%	11.61%
Return on assets	1.17%	1.28%	1.10%
Efficiency ratio(3)	62.15%	61.71%	63.08%

	2015 actual(1)	2014 actual(1)
Annual total shareholder return	6.81%	20.32%
Tangible book value per share	$ 63.65	$59.88
Tier 1 risk-based capital ratio	12.00%	12.60%
Return on economic capital vs. cost of capital	5.06%	5.02%

These tables include non-GAAP financial measures. See Annex A for additional information.

(1)

To the extent permitted, the amounts may be adjusted to omit, among other things, the effect of extraordinary items (as such term is used under generally accepted accounting principles), discontinued operations, and merger integration and

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COMPENSATION DISCUSSION AND ANALYSIS

acquisition costs. The results also may include adjustments for select categories of events and transactions that are viewed as being outside of our ongoing management of the business, some categories of which are provided in footnote (b) on page 60 with respect to incentive performance units. When comparing performance metrics to our peers, we adjust their results comparably. We did not adjust PNC’s amounts in either 2014 or 2015, other than adjustments for the sale of Visa shares in each year, which impacted our return on economic capital.
(2)	2015 budget results were lower than 2014 actual results for several reasons, including, without limitation, the continued impact of the challenging economic environment on business results and our intent to manage balance sheet risk by avoiding loans and other assets that are outside of our enterprise risk appetite. The 2015 budget also included the impact of the continued, expected decrease in income recognized over time from the impaired loans we acquired through prior acquisitions (sometimes referred to purchase accounting accretion).
(3)	As efficiency ratio compares our noninterest expense to revenue, a lower percentage is better.

The Committee also reviewed PNC’s performance against key strategic objectives. Despite a challenging revenue environment, management continued to drive growth throughout the franchise and make strategic investments to position PNC for long-term success.

PERFORMANCE AGAINST STRATEGIC OBJECTIVES
Drive growth in new and underpenetrated markets	In the Southeast region, we increased 2015 market revenue and noninterest income from the prior year
Continued growth across most lines of business in the Southeast
Capture more investable assets	Increased retail brokerage fees and asset management fees year over year
Increased total noninterest income by 5% year over year, primarily driven by growth in consumer service fees and brokerage consistent with our strategy of growing share of wallet
Redefine the retail banking business

Continued to focus on transforming the customer experience – 52% of consumer customers used non-teller channels for the majority of their transactions (46% in 2014) and ATM and mobile deposits accounted for 43% of total deposit transactions (35% in 2014)

More than 375 branches now operate under the universal model (up from 156 branches at the end of 2014)
Build a stronger mortgage business

PNC Bank complied with the terms of the 2011 residential mortgage consent order issued by the OCC to several banks and received notification that the OCC had terminated that order with respect to PNC Bank

Increased mortgage originations by 11% over the prior year
Bolster critical infrastructure and streamline core processes	Exceeded continuous improvement goal of $500 million in expense savings
Noninterest expense decreased from 2014 – the third straight year we decreased expenses

Compensation philosophy and principles

A well-designed compensation program provides incentives to achieve desired results, helps to retain and attract talent, and discourages excessive risk-taking. This section talks about how we view compensation, and why we make the decisions that we do. Our Committee relies on several key principles to help guide its compensation decisions:

COMPENSATION PRINCIPLES
1. Pay for performance
2. Align executive compensation with long-term shareholder value creation
3. Provide competitive compensation opportunities to attract, retain, and motivate executives
4. Encourage the focus on the long-term success of PNC and discourage excessive risk-taking

The Committee believes that the successful application of these principles requires a thoughtful program design, which includes a balanced evaluation of performance metrics. The Committee believes that discretion, flexibility, and judgment are critical to its ability to deliver incentive compensation that reflects near-term performance results and progress toward longer-term objectives that enhance PNC’s ability to continue to create value for our shareholders.

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COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE DO
Pay for performance. Most executive pay is at risk and not guaranteed. Our standard long-term equity incentive awards are 100% performance-based.
Discourage excessive risk taking. Multiple performance measures and deferral periods, along with robust stock ownership and retention policies, clawback and forfeiture provisions help discourage excessive risk taking.
Engage with shareholders. We actively engage with our shareholders on governance and compensation issues.
Require strong ownership and retention of equity. We have adopted strong share ownership guidelines, and all of our NEOs currently comply with those guidelines. Executives are subject to additional retention requirements as equity grants vest.
Clawback. Our clawback policy permits recapture of prior incentive compensation awarded based on materially inaccurate performance metrics and canceling all or a portion of long-term incentive awards based on performance against risk metrics, risk-related actions or detrimental conduct. The amount of any clawback applied will be publicly disclosed as appropriate.
Limit perquisites. We believe that perquisites should be modest and provide business-related benefits and we generally limit them to $10,000 in value with an additional $10,000 allowance for personal aircraft usage ($100,000 allowance for personal aircraft usage by the CEO). Executives are asked to reimburse the value of perquisites over that amount, if legally permissible.
Provide reasonable post-employment benefits. We have closed our legacy supplemental defined benefit plans to new entrants and we require shareholder approval on change in control benefits above a certain level.
Retain an independent compensation consultant. The Personnel and Compensation Committee retains an independent compensation consultant that provides no other services to PNC.

WHAT WE DON’T DO
✗	No tax gross-ups. Since 2009, we have not entered into any new agreements that permit excise tax gross-ups upon a change in control. We also do not provide tax gross-ups on our perquisites.
✗	No change in control agreements without shareholder approval. Without shareholder approval, we will not enter into new change in control arrangements that would pay more than 2.99 times base and bonus in the year of termination.
✗	No “single trigger” acceleration of equity. Equity grants to our senior executives require a “double trigger” to vest upon a change in control – the change in control must occur and there must be a qualifying termination of employment.
✗	No repricing of options. Our equity plan does not permit us to reprice stock options that are out-of-the-money, without shareholder approval. See pages 84 – 94 for a discussion of our equity plan.
✗	No employment agreements for NEOs. Our named executives do not have individual employment agreements. They serve at the will of the Board, which enables us to set the terms of any termination of employment, preserving the Committee’s flexibility to consider the facts and circumstances of any particular situation.
✗	No hedging, pledging, or short sales. We do not permit any of our directors or employees to hedge PNC securities, or short-sell PNC securities. In addition, we do not permit our directors or executive officers to pledge PNC securities.

Stakeholder engagement and impact of 2015 say-on-pay vote

In 2015, our shareholders voiced substantial support for the compensation of our NEOs, with approximately 97% of the votes cast approving the “say-on-pay” advisory vote on executive compensation. In seven years of say-on-pay votes, this represented the highest level of support that we have received from our shareholders.

For the past several years, we have initiated specific outreach efforts with certain institutional investors. In 2015, we invited many of our largest institutional shareholders to participate in telephone conferences to discuss governance, compensation, and other matters included in the proxy statement. We had productive conversations with the shareholders who agreed to participate. Based on the results of these efforts and in light of the strong investor support in 2015, the Committee did not believe that any significant changes to the compensation program were needed. The Committee considered the results of this vote as one factor in its compensation decisions, among the other factors discussed in this CD&A.

Compensation program summary

The Committee reviews and approves the compensation to be paid to our CEO and a group of senior leaders that includes our NEOs. We strive for clarity and transparency in our compensation structure, using several features to design a balanced program. While we try to reflect the expectations of various stakeholders, we want our compensation program to achieve multiple objectives, consistent with our compensation principles.

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COMPENSATION DISCUSSION AND ANALYSIS

As a large financial institution, we must also comply with various regulatory requirements. The Board of Governors of the Federal Reserve (Federal Reserve) regulates PNC as a bank holding company and has provided guidance and set expectations with respect to our current compensation program. The Office of the Comptroller of the Currency (OCC) regulates our primary banking subsidiary, and also sets expectations for our compensation program. We expect that the Federal Reserve, the OCC and other financial industry regulatory entities, including the SEC, will remain closely involved in compensation matters.

Taken as a whole, our program provides incentives for performance over the short and long-term, rewards achievement against measurable goals and qualitative objectives, considers market data and discretion, and uses cash today as well as equity deferred into the future. The Committee evaluates multiple performance metrics, both on an absolute basis and as measured against our peers. The

Committee regularly reviews the operation of our compensation program to help ensure that our objectives continue to be met.

Total compensation targets

Each of our NEOs receives a total compensation target for the year – this includes the base salary and an incentive compensation target (payable in cash and equity-based awards). We set these targets in the first quarter of the year, or when an executive assumes new responsibilities.

In establishing total compensation targets, the Committee reviews available market data for each position. We do not set targets by formula. Instead, the Committee evaluates a variety of factors, including the appropriateness of the job match and market data, the responsibilities of the position at PNC and the executive’s demonstrated performance, skills, and experience.

The total compensation target for each NEO generally consists of the following components:

Our Committee believes that annual compensation should include a substantial performance-based component that varies from year to year. For information on how our Committee evaluates performance to determine the annual incentive payout, see the discussion starting on page 44.

We want our NEOs to receive a significant portion of compensation in equity that pays out, if at all, over several years. To achieve that goal, at least 50% of the total compensation target is allocated to long-term equity awards. For our CEO (and one other NEO), this proportion increases to 60%. The remainder of the annual incentive payout is delivered as an annual cash incentive award.

The Committee believes that these components collectively provide an appropriate balance between fixed and variable amounts, short-term and long-term duration of payouts, and cash and equity-based awards.

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COMPENSATION DISCUSSION AND ANALYSIS

Under our current programs, each NEO generally receives their long-term incentive award in two primary forms that are equally weighted by dollar value – the incentive performance unit, which measures PNC performance over a three-year period, and the performance-based restricted share unit (RSU), which vests in equal annual installments over a four-year period. In addition to the regular incentive performance unit, Mr. Parsley received an incentive performance unit tied to the performance of our Asset & Liability Management (ALM) function, which he manages. Each long-term incentive award also contains forfeiture provisions that can reduce or eliminate payouts if PNC does not meet risk-based criteria.

All of these equity-based awards are made under PNC’s shareholder-approved 2006 Incentive Award Plan. The table below summarizes the material terms and conditions of these awards.

	Incentive performance units				Performance-based RSUs		ALM incentive performance units
Who receives an award?	All NEOs				All NEOs		Mr. Parsley
How do we measure performance?

•    2016-2018 (three years)

•    Vesting occurs at the end of the period

•     Performance based on absolute and relative metrics

-    50% based on our return on common equity without goodwill (ROCE) compared to our cost of common equity (COCE)

-    50% based on our EPS growth rank against our peers

•    0-125% of target award

•    Units payable in PNC common stock up to target (0-100%) and payable in cash above target (100-125%)

•    2016-2019 (four years)

•    Vesting occurs in annual installments

•    Vested amount adjusted based on PNC’s annual total shareholder return (TSR)

•    Aligns executives’ interests directly with the interests of shareholders, and has a considerably stronger tie to performance than time-based restricted shares while also supporting retention

							• 2016-2018 (three years) • Vesting occurs at the end of the period • PNC’s ALM performance compared to a benchmark performance index • 0-200% of target award • Units payable in cash
					• 75-125% of target award • Units payable in PNC common stock
What is the payout?

•    The payout percentage grid ranges are listed below. Actual payout percentages will be interpolated – taking into account how close the performance metric or peer group rank is to the actual metric or rank above and below. For example, if EPS Growth Rank is closer to 5th than 6th, the actual payout percentage will be closer to 115% than 105%. If ROCE as a % of COCE is between 105% and 110%, the payout percentage will be between 100% and 125%.

	ROCE as % of COCE	Payout %	EPS Growth Rank	Payout %	Annual TSR	Payout %	ALM vs. index	Payout %
	>= 110%	125%	1	125%	>= +25%	125%	>= +40 basis points	200%
	105%	100%	2	125%	0%	100%	+20 basis points	150%
	100%	75%	3	125%	<= -25%	75%	0 to -25 basis points	100%
	75%	50%	4	120%			-35 basis points	40%
	<= 50%	0%	5	115%			<= -40 basis points	0%
			6	105%
			7	95%
			8	80%
			9	60%
			10	40%
			11	0%
			12	0%
How do we adjust for risk?

•    If PNC does not meet or exceed the required Tier 1 risk-based capital ratio for “well-capitalized” institutions in a specific year, the award will be forfeited.

•    If our return on economic capital does not exceed our cost of capital for the year, the Committee may reduce or eliminate the award.

What are other important provisions?	• No voting rights • Dividends will accrue until vesting and be paid out in cash, adjusted for actual performance						• No voting rights • No accrued dividends

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COMPENSATION DISCUSSION AND ANALYSIS

Other compensation and benefits

In addition to the components included in the total compensation target outlined above, our executive compensation program also includes the following components:

Perquisites	• Few perquisites are permitted and they are limited in dollar value
• PNC requests reimbursement if executives exceed the prescribed dollar value
• No tax gross-ups permitted
Change in Control Arrangements	• Allow for continuity of management with respect to a change in control
• Provide compensation when an executive officer is involuntarily terminated following a change in control
• Equity will not be accelerated on a change in control – there must also be a qualifying termination of employment
• Described in more detail on pages 73 to 78
Health and Retirement Plans	• Promote health and wellness
• Help employees achieve financial security after retirement

Evaluating performance

The Committee evaluates several metrics when making compensation decisions. We design these metrics to align, to the extent possible, the objectives of our management, long-term shareholders and banking regulators. In some cases, these stakeholders have different objectives that cannot be easily reconciled – for example, long-term shareholders seeking higher returns may be willing to tolerate more risk than a federal banking regulator would. That is one reason we use multiple metrics, representing achievement against both objective and subjective goals, as well as significant adjustments for risk management. The Committee does not necessarily favor one metric over another. Instead, the Committee uses these metrics to gain a comprehensive understanding of our overall performance.

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COMPENSATION DISCUSSION AND ANALYSIS

The following chart describes some of the key metrics that the Committee evaluates, and a brief explanation of why we use them.

Category	Metric	Why we use it
Capital and risk	Economic capital

Economic capital represents the amount of resources that we should hold to guard against unexpected losses. Economic capital serves as a “common currency” of risk that allows us to compare different risks on a similar basis across our company.

Return on economic capital (ROEC) vs. cost of capital

ROEC is our annualized net income divided by our economic capital. Comparing our profits to how much capital we are holding against potential losses helps to provide a risk-based evaluation of profitability. When we compare ROEC to our cost of capital – that is, a minimum rate of return on the overall capital that we hold – it provides a good measure of the excess value that we provide to shareholders.

Tier 1 risk-based capital ratio

The Tier 1 risk-based capital ratio is used by banking regulators to assess the capital adequacy and financial strength of a bank. This capital ratio must exceed 6% for PNC to be considered “well-capitalized” by our regulators.

Expenses	Efficiency ratio

The efficiency ratio helps us evaluate how efficiently we operate our business. The ratio divides our noninterest expense (such as compensation and benefits, occupancy costs, equipment, and marketing) by our revenue. In general, a smaller ratio is better. A bank’s efficiency ratio will be affected, however, by its particular mix of businesses.

Profitability	Earnings per share (EPS)	EPS is a common metric used by investors to evaluate the profitability of a company. It shows the earnings (net income) we make on each share of stock that we issue.
	EPS growth	While EPS represents a specific dollar amount, EPS growth represents the percentage growth of EPS since last year. EPS growth helps us to compare our annual earnings strength to our peers.
Return on assets (ROA)

Investors often evaluate banks by their asset size, with loans and investment securities making up the largest components of assets. ROA is our annualized net income divided by our average assets and represents how efficiently we use assets to generate profit.

Return on common equity

Return on common equity is our annualized net income attributable to our common shareholders divided by average common shareholders’ equity. It shows how efficiently we use our investor funds (common equity) to generate profit.

Revenue	Net interest income

Net interest income measures the revenue generated from lending and other activities minus all interest expenses (such as interest paid on deposits and borrowing). It is a good indicator of performance for banks given the importance of interest earning assets and interest bearing sources of funds.

Noninterest income

Noninterest income measures the fees and other revenue we derive from our businesses (other than interest income). A healthy mix of net interest income and noninterest income provides diverse earnings streams and lessens a bank’s reliance on the interest rate environment.

Valuation	Tangible book value per share

This measure takes our total tangible common shareholders’ equity (intangible assets, such as goodwill, are excluded) and divides that by the number of shares outstanding. This provides investors with an objective valuation method and allows them to compare relative values of similar companies.

Total shareholder return (TSR)

TSR is a common metric used to show the total return to an investor in our common stock. Annual TSR takes into account the change in stock price from the beginning to the end of the year, as well as the reinvestment of any dividends issued throughout the year.

After reviewing these metrics and evaluating our corporate performance, the Committee reviews the individual performance of each NEO. The CEO reviews his assessment of the performance of executives, including the NEOs, with the Committee. To help the Committee understand the market, management provides current benchmark compensation data for each NEO. The Committee discusses, then approves the compensation amounts for each of our NEOs. In awarding compensation to each NEO, the Committee considers PNC’s overall performance for the year, as well as performance for the lines of business or functions managed by the NEO, and the individual performance of the NEO.

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COMPENSATION DISCUSSION AND ANALYSIS

2015 compensation decisions

For 2015, the Committee set the following compensation targets for our NEOs:

	William S. Demchak	Robert Q. Reilly	Michael P. Lyons	E William Parsley, III(1)	Joseph C. Guyaux
Base salary	$1,100,000	$500,000	$700,000	$500,000	$620,000

Incentive compensation target(2)	$9,900,000	$3,000,000	$4,800,000	$5,500,000	$2,480,000
Annual cash incentive portion	$3,300,000	$1,250,000	$1,500,000	$1,000,000	$930,000
Long-term incentive portion	$6,600,000	$1,750,000	$3,300,000	$4,500,000	$1,550,000

Total compensation target	$11,000,000	$3,500,000	$5,500,000	$6,000,000	$3,100,000
(1)	Mr. Parsley’s long-term incentive target includes two anticipated grants – the grant of equity-based awards that all other NEOs would otherwise receive (valued at $1,500,000) and a separate grant of incentive performance units related to the management of our Asset & Liability Management (ALM) unit, valued at $3,000,000. Please see page 63 for a discussion of Mr. Parsley’s ALM units.
(2)	For the 2015 performance year, the Committee approved increases in incentive compensation targets for Mr. Demchak (from $8,400,000 to $9,900,000) and Mr. Parsley (from $5,000,000 to $5,500,000). The Committee approved these increases based on the performance, skills and experience of the executive, as well as changes in market information for similar executives at other financial institutions.

The market data reviewed by the Committee show that our CEO’s total compensation target generally fell within 15% of the median compensation for peers, as adjusted for PNC’s size. The total compensation targets for our other NEOs generally fell near the unadjusted median compensation for peers, except for Mr. Guyaux whose target was positioned above the median. The Committee based Mr. Guyaux’s total compensation target on his demonstrated performance and leadership across a variety of roles at PNC throughout his career, and his agreement to take on a new role in 2015 as the CEO and President of our mortgage business, following the departure of the prior head of that business. For the 2016 performance year, the Committee also approved target increases for our CEO and two other NEOs. The Committee increased incentive compensation targets for Mr. Demchak ($10,500,000), Mr. Lyons ($6,050,000) and Mr. Parsley ($6,900,000). The Committee also increased Mr. Parsley’s base salary to $600,000. The Committee approved these increases based on the performance, skills and experience of each NEO, as well as changes in market information for similar executives at other financial institutions. Mr. Parsley’s target increase was also based on the significant expansion of his duties at the end of 2015 and beginning of 2016, as he now has responsibility for our mortgage business, and for retail lending and pricing, in addition to his previous responsibilities.

At meetings held during the first quarter of 2016, the Committee reviewed PNC’s performance for the 2015 performance year. As stated earlier in this CD&A, PNC delivered consistent performance in 2015, with solid net income in a difficult environment, a well-positioned balance sheet, strong shareholder returns, and substantial execution against our main strategic objectives. We performed well against our peers in return on assets, a key metric for the banking industry. We were above the peer median for non-interest income (up 1.4% over last year), EPS growth (up 1.2% over last year) and efficiency ratio, and at the peer median for return on common equity adjusted without goodwill. We lagged our peer group in net interest income growth, but this reflected, in large part, the desire to stay within our risk appetite in the current low interest rate environment, which has limited our opportunities to grow loans. Based on an evaluation of PNC’s 2015 performance, including a review of the performance metrics described previously in this CD&A and management’s execution against strategic objectives, the Committee determined that it was appropriate to make above-target incentive compensation awards to our NEOs. The actual incentive compensation payouts also reflect individual performance, including business unit (or function) performance and consideration of risk management.

The CEO discussed the individual performance of the NEOs with the Committee, and, where appropriate, discussed the performance of the lines of business or functions managed by the NEOs. The Committee approved compensation awards for each NEO based on an evaluation of corporate, business and individual performance. For our CEO, the Committee approved the compensation amounts in an executive session, with no members of management present. Meridian, the Committee’s independent compensation consultant for 2015, participated in this discussion with the Committee.

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COMPENSATION DISCUSSION AND ANALYSIS

The Committee also reviewed the CEO compensation decisions in an executive session of the independent members of the board of directors of PNC, with no members of management present. In that executive session, the Committee allowed time for the independent directors to provide comments or questions about the CEO’s performance and compensation.

The table below shows, for each NEO, the incentive compensation target for 2015 and the actual annual cash incentive and long-term equity-based incentives awarded in 2016 for 2015 performance.

2015 incentive compensation decisions	William S. Demchak	Robert Q. Reilly	Michael P. Lyons	E William Parsley, III(1)	Joseph C. Guyaux
Incentive compensation target	$9,900,000	$3,000,000	$4,800,000	$5,500,000	$2,480,000

Incentive compensation awarded	$11,900,000	$3,300,000	$6,100,000	$6,100,000	$2,880,000
Annual incentive award (cash)	$4,100,000	$1,400,000	$2,020,000	$1,300,000	$1,130,000
Long-term incentive award (equity-based)	$7,800,000	$1,900,000	$4,080,000	$4,800,000	$1,750,000
(1)	Mr. Parsley’s incentive compensation award includes two grants – the grant of equity-based awards that all other NEOs would otherwise receive (valued at $1,800,000) and a separate grant of incentive performance units related to the management of our Asset & Liability Management (ALM) unit, valued at $3,000,000. Please see page 63 for a discussion of Mr. Parsley’s ALM units.

The amounts shown in the table above differ from the amounts reflected in the Summary compensation table on page 58. In accordance with SEC regulations, that table shows the long-term equity-based incentives granted in 2015 based on 2014 performance.

Proxy statement disclosure	2015 performance year	2014 performance year
2015 incentive compensation decisions table (above)	Annual incentive (cash) Long-term incentive (equity-based)

Summary compensation table (page 58)	Annual incentive (cash)	Long-term incentive (equity-based)

The charts below show the base salary for 2015 for each NEO, and the annual cash incentive and long-term incentive awarded in 2016 for 2015 performance. The bar surrounding each circle shows the amount of total compensation that is variable and at-risk.

WILLIAM S. DEMCHAK – CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
2015 KEY ACHIEVEMENTS

 • As our CEO, Mr. Demchak continued to deliver outstanding, consistent performance and leadership in a difficult economic environment by executing well against our strategic priorities.

 • Delivered strong returns to our investors, with an annual total shareholder return (TSR) of 6.81%, placing us second among our peers.

 • Grew the franchise strategically without departing from our desired risk appetite through purposeful loan and deposit growth, and a continued increase in our fee income.

 • Maintained a strong, well-positioned balance sheet and returned more capital to shareholders through stock repurchases and higher dividends.

 • Reduced expenses year over year, marking the third straight year of declining expenses.

 • Despite a challenging revenue environment, continued to make strategic investments to position PNC for long-term success, including significant upgrades to our technology infrastructure, transforming the retail bank, and building a leading banking franchise in our underpenetrated markets.

 • The Committee also noted Mr. Demchak’s consistent strong performance as CEO since his appointment in April 2013, and that the compensation decisions for 2015 reflected, in part, pay commensurate with the performance, skills, and experience of the CEO of a large bank holding company.

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COMPENSATION DISCUSSION AND ANALYSIS

ROBERT Q. REILLY – EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

2015 KEY ACHIEVEMENTS

 • As CFO, Mr. Reilly provided effective supervision of major internal financial and accounting functions and continued to play an integral part in our achievement of financial priorities, including exceeding our continuous improvement goal of $500 million in cost savings and decreasing our overall expenses year over year.

 • Continued to strengthen the linkages between our strategic planning, budgeting, and Comprehensive Capital Analysis and Review (CCAR) processes.

 • Served as primary spokesperson with investors, the media and the investment community and continued to support our reputation with those stakeholders.

MICHAEL P. LYONS – EXECUTIVE VICE PRESIDENT AND HEAD OF CORPORATE AND INSTITUTIONAL BANKING

2015 KEY ACHIEVEMENTS

 • As the head of our Corporate & Institutional Banking segment, Mr. Lyons continued to lead a major business that contributed approximately 36% of our revenue and 49% of our net income in 2015.

 • Delivered strong financial results, with record levels of adjusted pre-provision net revenue and fee income as a percentage of total revenue.

 • Achieved loan and deposit growth while maintaining our desired risk appetite and credit quality.

 • Continued to execute on cross-selling opportunities and new revenue initiatives, with record new clients in the Southeast, while successfully managing expenses.

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COMPENSATION DISCUSSION AND ANALYSIS

E WILLIAM PARSLEY, III – EXECUTIVE VICE PRESIDENT, CHIEF INVESTMENT OFFICER AND TREASURER

2015 KEY ACHIEVEMENTS

 • As Chief Investment Officer and Treasurer, Mr. Parsley effectively manages our assets and liabilities, invests PNC’s balance sheet, oversees our broker-dealer activities, manages our alternative investments and leads our asset resolution efforts.

 • In 2015, he continued to deliver outstanding performance on our core investment portfolio while continuing to improve the credit quality of the portfolio and enhancing our firm’s liquidity and capital profile.

 • Partnered successfully with the Independent Risk Management and Finance functions to improve the evaluation and reporting of risks across the entire balance sheet.

 • Continued to make significant improvements to the CCAR process.

JOSEPH C. GUYAUX – SENIOR VICE CHAIRMAN AND CEO AND PRESIDENT OF PNC MORTGAGE

2015 KEY ACHIEVEMENTS

 • In 2015, Mr. Guyaux successfully transitioned from our Chief Risk Officer position to the CEO of our Mortgage business.

 • Helped PNC Bank satisfy all of the requirements of the residential mortgage consent order issued by the OCC in 2011, which was terminated in 2015.

 • Continued to make solid progress in the acquisition of mortgage servicing rights, and the integration of our home equity and mortgage businesses.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation policies and practices

The Committee adopts policies and procedures to assist in the fulfillment of its duties, and reviews these from time to time. We describe some of the significant policies and procedures in this section. In addition to formal policies and procedures, the Committee has several practices that it follows in the fulfillment of its duties and responsibilities. Some of these practices are described below.

Compensation and risk

The Committee evaluates the risks inherent in the incentive compensation program. For a detailed discussion of how the Committee evaluates risk, please see Compensation and Risk, which begins on page 56.

Independent compensation consultant

The Committee retains Meridian Compensation Partners, LLC as its independent compensation consultant. For a discussion of this relationship and the considerations that the Committee takes into account when determining independence, please see pages 27 and 28.

Peer group

The Committee selects a peer group each year. We use this group to measure relative performance and to determine our incentive performance unit payouts. We also use this group for general compensation comparisons. In approving a peer group, the Committee analyzes several factors, including the mix and complexity of businesses, the markets being served, market capitalization, asset size, and changes resulting from mergers or shifts in strategic direction. We also look at the companies with whom we compete for talent.

The Committee annually reviews the composition of the peer group with management and its independent compensation consultant. For 2015, the Committee believed that the existing peer group generally provided a balanced mix of institutions in light of our mix and scope of businesses, products and services, and sources of executive talent. However, in performing this review, the Committee decided to remove Comerica Incorporated from the peer group. The Committee approved the removal of Comerica based on its relatively smaller size, business mix and geographic footprint as compared to PNC. Even with this change, PNC is larger than a majority of the peers, positioned between the median and the 75th percentile of the peer group, based on total assets, revenue and market capitalization.

The peer group for 2016 remained unchanged from 2015 and included 12 companies (including PNC), with assets, revenues and market capitalization for each company measured as of December 31, 2015:

Peer Group Company	Ticker Symbol	Peer	Assets (in billions)	Peer	Revenue (in billions)	Peer	Market Capitalization (in billions)
Bank of America Corporation	BAC	JPM	$2,351.7	JPM	$93.5	WFC	$276.8
BB&T Corporation	BBT	BAC	$2,144.3	WFC	$86.1	JPM	$241.9
Capital One Financial Corporation	COF	WFC	$1,787.6	BAC	$82.5	BAC	$174.7
Fifth Third Bancorp	FITB	USB	$421.9	COF	$23.4	USB	$74.5
JPMorgan Chase & Co.	JPM	PNC	$358.5	USB	$20.1	PNC	$48.0
KeyCorp	KEY	COF	$334.0	PNC	$15.2	COF	38.1
M&T Bank Corporation	MTB	BBT	$209.9	BBT	$9.6	BBT	$29.5
Regions Financial Corporation	RF	STI	$190.8	STI	$8.0	STI	$21.8
SunTrust Banks, Inc.	STI	FITB	$141.1	FITB	$6.5	MTB	$19.3
U.S. Bancorp	USB	RF	$126.1	RF	$5.4	FITB	$15.8
Wells Fargo & Company	WFC	MTB	$122.8	MTB	$4.7	RF	$12.5
		KEY	$95.1	KEY	$4.2	KEY	$11.0

Executive stock ownership and retention

Our executive officers historically have held a significant portion of their personal wealth in the form of our common stock (or other equity-based instruments that reflect the performance of our common stock). The Committee believes it is important to require our executive officers to meet minimum stock ownership guidelines, denominated in shares.

Each executive officer and other key employees is subject to additional ownership requirements, even after the original ownership target is met. The ownership requirements increase the number of PNC shares that an individual needs to own over time. As new awards vest, designated employees need to retain more shares of stock, which they must then hold until they retire or leave PNC. This ownership policy reflects compensation awards over an executive’s career, and also ties an executive’s personal wealth closely to the performance of PNC and the interests of our long-term shareholders.

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COMPENSATION DISCUSSION AND ANALYSIS

Equity interests that count toward satisfaction of the ownership guidelines include shares owned outright by the officer, or his or her spouse and dependent children, restricted shares (subject to vesting requirements), certain equity awards and shares or stock units held in a benefit plan. We count 50% of any unvested equity-based award toward satisfaction of the ownership guidelines. The guidelines are as follows:

Officer/Category	Share ownership (base requirement)	Base requirement (value as of 12/31/2015)(1)	Ongoing retention requirement
President and Chief Executive Officer	125,000	$11,913,750	33%
Management Executive Committee and Other Corporate Executive Group (CEG) Members(2)	15,000 - 25,000	$1,429,650 - $2,382,750	25%
Executive Officers (non-CEG Members)	5,000	$476,550	10%
(1)	Value based on PNC closing price of $95.31 as of December 31, 2015.
(2)	The CEG includes our CEO, our other NEOs, and certain other senior-level executives.

Newly hired or promoted employees who become subject to these guidelines will have up to six years to satisfy the guidelines. The Committee monitors compliance with these stock ownership guidelines and has determined that our current NEOs satisfy the guidelines. All other employees subject to the guidelines either satisfy the guidelines or are within the compliance period.

Clawback and forfeiture

We have a “clawback” policy that applies to all of our NEOs and other executive officers, as well as other senior employees and those employees receiving equity-based compensation.

A summary of PNC’s clawback and incentive compensation adjustment policy is included in the table below.

Provision	Explanation	Eligible Compensation Elements	Applicable Employee Population
Clawback – Inaccurate Metrics	Applies to incentive compensation awarded as the result of materially inaccurate performance metrics (see below for additional details)	All incentive compensation – vested or unvested	NEOs and other senior leaders
Negative Adjustments – Risk Metrics Performance	May apply when there is less than desired performance against corporate or business unit risk metrics, as applicable	All unvested long-term incentive compensation
Clawback – Detrimental Conduct

Applies in the following instances:

•    when an individual engages in competitive activity without prior consent – either as an employee of PNC or for one year after employment

•    when an individual commits fraud, misappropriation or embezzlement

•    when an individual is convicted of a felony

		All unvested long-term incentive compensation	All equity recipients
Negative Adjustments – Risk-Related Actions	May apply when an individual’s actions, or the failure to act, either as an individual or a supervisor, demonstrates a failure to provide appropriate consideration of risk (see below for additional details)

For purposes of the clawback for materially inaccurate performance metrics, performance metrics include any metric, including corporate financial results, used directly or indirectly to determine whether or not incentive compensation is to be provided to an executive (or group of executives) or to determine the amount of any such compensation. The portion of the incentive compensation that represents the excess over what would have been provided if there had been no material inaccuracy in the performance metric will be subject to clawback. The Committee retains discretion, to the extent legally permissible, to determine that it would not be in PNC’s best interests to seek to enforce the clawback.

For purposes of the negative adjustment resulting from risk related actions, the Committee may

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COMPENSATION DISCUSSION AND ANALYSIS

reduce or cancel unvested long-term incentive compensation granted to an employee who takes risk-related actions (or fails to take action) that result in or are reasonably expected to result in a material adverse impact to PNC or a business unit, such as:

•	Not following applicable risk management policies or procedures;

•	Disregarding the significant risks associated with a course of action for which the employee is responsible;

•	Violating, or permitting or enabling PNC to violate, statutory or regulatory requirements; or

•	Not escalating risk concerns to appropriate individuals, committees or other governing bodies.

This applies both to individual employees who took risk-related actions (or failed to take action) and their supervisors. The types of adverse impacts could include matters such as impacts to PNC’s or a business segment’s or corporate function’s financial performance, capital or liquidity positions, reputation or business prospects.

The negative adjustment resulting from risk related actions allows PNC to recoup unvested equity awards from recipients whose inappropriate risk-taking activities have resulted in or are expected to result in a material adverse impact to PNC in the future. By doing so, PNC is able to add further risk-balancing to our incentive arrangements by accounting for both forward- and backward-looking risk adjustments.

The policy provides that if PNC applies the policy to recoup or clawback incentive compensation or negatively adjust incentive compensation as a result of risk-related actions and the underlying factual circumstances are otherwise publicly reported by PNC (1) in a filing with the SEC or (2) in disclosure that would otherwise meet the requirements for public disclosure by PNC under the SEC’s Regulation FD or (3) are disclosed by a third party in a publicly available court or administrative filing, then PNC will disclose in its annual shareholder meeting proxy statement, a current report on Form 8-K or other public filing made by it with the SEC or a posting in a clearly identifiable location in the Investor Relations section of its corporate website:

•

a general description of the circumstances giving rise to the incentive compensation recovery or adjustment, including items such as number of employees, seniority of employees, and line of business impacted; and

•	the aggregate amount of incentive compensation recovered or adjusted.

PNC may limit such disclosure if it would be likely to result in, or exacerbate, any existing or threatened, employee, shareholder or other litigation, arbitration or proceeding against PNC.

Shareholder approval of severance agreements

We have a Board-approved policy regarding the shareholder approval of future severance arrangements. This policy applies to future severance arrangements with executive officers. Under this policy, PNC will not enter into an arrangement with an executive officer that provides for additional severance benefits in an amount exceeding 2.99 times the sum of the executive officer’s annual base salary and target bonus for the year of termination, unless the future severance arrangement is approved by the affirmative vote of a majority of votes cast by shareholders on the matter.

The policy applies only to future severance arrangements. Future severance arrangements do not include existing severance agreements or agreements to which PNC becomes obligated in connection with an acquisition, unless in each case the severance agreement is modified to materially increase benefits that would be considered additional severance benefits. Our Board retains the right to amend, terminate or waive the policy and will promptly disclose any such change. We have made this policy available at www.pnc.com/corporategovernance.

Since 2009, no new change in control agreement has included an excise tax gross-up. For a more detailed discussion on change in control arrangements, please see Change in control agreements on pages 73 and 74.

Limiting perquisites

The Committee believes in limiting the amount of perquisites provided to our executives.

We consider a benefit to be a perquisite or personal benefit unless its purpose is clearly and exclusively business-related. We value perquisites based on their incremental cost to us. Executive officers do not receive tax “gross-ups” on any perquisites.

The principal perquisites that we may provide to our executive officers include financial consulting and tax preparation services and limited personal use of corporate aircraft, as approved by our CEO. One of our executive officers also receives the reimbursement of costs related to home security services. We may provide additional perquisites to an executive officer from time to time, but this is not common.

Each executive officer receives a $10,000 allowance for general perquisites, with an additional $10,000 allowance for personal aircraft usage. This modest perquisite limit allows an NEO to receive financial consulting and tax preparation services and also allows for an occasional personal flight on the corporate aircraft (usually no more than 2-4 hours of flight time a year). In addition, as the Committee has previously recommended that Mr. Demchak take all flights (personal or business) on the

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COMPENSATION DISCUSSION AND ANALYSIS

corporate aircraft, the Committee has approved a general perquisite allowance of $10,000 for Mr. Demchak with an additional allowance, not to exceed $100,000, for personal flights taken on the aircraft. If the executive exceeds his perquisite allowance, PNC requests reimbursement for the excess, unless reimbursement is legally impermissible.

The Committee has previously approved the execution of lease (“time-sharing”) agreements between PNC and certain executive officers, including our CEO and two other NEOs (Mr. Guyaux and Mr. Reilly). These agreements help us to comply with Federal Aviation Administration (FAA) rules and regulations that would otherwise prohibit executives from reimbursing PNC for the incremental cost of personal flights. Under the terms of these time-sharing agreements, Mr. Demchak, Mr. Guyaux and Mr. Reilly will pay for the costs of any personal flights that exceed the perquisite allowances described above.

Due to certain operational restrictions and administrative efficiencies, we operate our corporate aircraft under FAA rules and regulations that limit our ability to accept reimbursement for personal aircraft usage unless an individual has a time-sharing agreement. The time-sharing agreements provide a mechanism to obtain reimbursement from the executive. The costs paid by our executive officers under the terms of the agreements include incremental costs, as well as a federal excise tax and other fees. For flights subject to these time-sharing agreements, the officer is required to pay us for the following costs:

•	fuel, oil, lubricants, and other additives;

•	travel expenses of crew, including food, lodging, and ground transportation;

•	hangar and tie-down costs away from the aircraft’s base of operation;

•	insurance obtained for the specific flight;

•	landing fees, airport taxes, and similar assessments;

•	custom, foreign permit, and similar fees directly related to the flight;

•	in-flight food and beverages; and

•	passenger ground transportation.

The Committee has adopted an aviation policy and written procedures to document the principles to be applied in determining the classification of a flight as business or personal and the calculation of aggregate incremental cost for perquisite purposes, including definitions of personal use and enhanced methods for allocating costs between business and personal in complex situations and an approach for capturing deadhead flights where appropriate in the calculation of incremental costs for personal aircraft use. The Committee has also approved the use of an amended form of time-sharing agreement to bring amounts to be billed into alignment with the new procedures (subject to FAA maximum billing limitations). As permitted by the FAA rules, the new form of agreement provides for the billing of an additional charge equal to 100% of the costs of fuel, oil and lubricants listed above to facilitate the alignment of incremental cost as currently calculated and amounts billed.

Guidelines on the use of discretion

The Committee has adopted guidelines regarding the use of discretion in incentive compensation plans. Under these guidelines, the use of discretion will be exercised so that incentive compensation awards are reasonably aligned with risk-adjusted performance. The guidance provides, among other things, that discretionary increases in compensation should be based on behaviors, actions, or results that are deemed to be extraordinary, exceed expectations, or provide meaningful direct or indirect benefits to PNC or our businesses. At the same time, discretionary reductions in compensation should be based on behaviors, actions, or results that fail to meet expectations or negatively impact our performance, reputation, or work environment. The guidelines specifically address the need to evaluate both inappropriate risk-taking behaviors during the performance year, as well as the outcome of prior inappropriate risk-taking behaviors, when making discretionary incentive compensation decisions. In addition, managers are generally required to document how discretion was applied in considering risk-taking behaviors and outcomes in employees’ performance evaluations or incentive compensation recommendations, particularly for our most senior level employees.

Restrictions on trading, hedging and pledging

Our Code of Business Conduct and Ethics and related policies, which apply to all of our employees, have for many years included anti-hedging provisions that prohibit all employees from day trading or short selling PNC securities and prohibit all employees from engaging in transactions in any derivative of PNC securities (other than securities issued under a PNC compensation plan), including buying and writing options.

We have a policy that prohibits certain employees, including all of our executive officers, from purchasing or selling our securities beginning the 16th day of the last month of each calendar quarter until the second business day after we release our earnings for that quarter. We may also impose additional trading restrictions on certain employees, including all of our executive officers, due to the availability of material, non-public information regarding PNC or our securities. In addition, we require certain employees, including all executive officers, to pre-clear personal investments (other than in specified types of securities) made by the individual or any immediate family members.

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COMPENSATION DISCUSSION AND ANALYSIS

Additionally, the Restricted Employee Investment Transaction Rules, which covers executive officers, senior executives, and other employees who by the nature of their role must comply with additional restrictions and procedures that govern their personal investment transactions prohibits pledging PNC securities. This policy prohibits employees and directors from pledging PNC securities owned by them for loans or obligations on the margin or otherwise.

Consideration of tax deductibility

Section 162(m) of the Internal Revenue Code does not generally allow a company to deduct compensation over $1 million paid to certain executive officers. Under the tax rules, the executive officers whose compensation is subject to Section 162(m) includes the CEO and the next three highest-compensated executive officers (other than the CEO and the CFO).

One exception to this disallowance applies to performance-based compensation paid under shareholder-approved plans. Awards made under our shareholder-approved plans—the 1996 Executive Incentive Award Plan (annual incentive awards) and the 2006 Incentive Award Plan (other equity-based awards)—are intended to be eligible for the performance-based exception and therefore, deductible by PNC for federal income tax purposes.

Although the Committee considers the desirability of limiting PNC’s non-deductible expenses when it makes compensation decisions, the Committee believes in maintaining the flexibility and competitive effectiveness of the executive compensation program. Tax deductibility, while an important consideration, is analyzed as one component of the overall program.

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COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with PNC’s management, and based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Personnel and Compensation Committee of the Board of Directors of The PNC Financial Services Group, Inc.

Dennis F. Strigl, Chair

Charles E. Bunch

Paul W. Chellgren

Andrew T. Feldstein

Richard B. Kelson

Thomas J. Usher

Michael J. Ward

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COMPENSATION AND RISK

This section explains how we consider risk at PNC, and the relationship between risk management, performance, and compensation. We also discuss the risk reviews presented to our Board’s Personnel and Compensation Committee, and the methodology we use to assess the potential risks in our incentive compensation plans.

Risk management at PNC

We encounter risk as part of the normal course of operating our business. The successful execution of our strategy requires effective management of the risks we decide to take.

We want our decisions to reflect our desired risk appetite. It is our responsibility to establish an enterprise risk management framework that facilitates risk management for the benefit of our shareholders.

Enterprise risk appetite statement

We manage our risk appetite to optimize long-term shareholder value while supporting our employees, customers, and communities. In doing so, we:

1.	Achieve our business objectives and protect our brand by accepting risks that are understood, quantifiable, and analyzed through all phases of the economic cycle

2.	Earn trust and loyalty from all stakeholders including employees, customers, communities, and shareholders

3.	Reward individual and team performance by taking into account risk discipline and performance measurement

4.	Practice disciplined capital and liquidity management so that the firm can operate effectively through all economic cycles

We strive to embed a culture of risk management throughout PNC. With each of our employees, we reinforce the importance of managing risks in executing on our strategic objectives and in support of our desired risk appetite.

We approve our Enterprise Risk Management Framework and key risk policies at the Board level. We discuss our risk management approach in the Risk Management section of Item 7 of our 2015 Annual Report on Form 10-K.

We reflect our desired enterprise risk appetite by helping to ensure that our performance management and compensation arrangements for all employees are balanced in ways that do not create incentives for imprudent or excessive risk-taking and best reflect our strategic objectives, business model, and management structure.

Our compensation philosophy supports and reflects PNC’s risk appetite and risk management culture. Our risk policies and procedures guide our management decisions, including how we pay employees. By setting and communicating our risk appetite in advance, we seek to manage and control the risks that employees can take or influence, consistent with their roles and responsibilities.

All employees have performance goals tied to business and individual performance, but each employee, no matter their role at PNC, also has risk management goals. We evaluate employee performance against these goals, including the risk management goals, in addition to considering risk outcomes from actions taken in prior years. We incorporate this comprehensive evaluation of employee risk management into our incentive compensation decisions. In addition, all employees are encouraged to collaborate across groups to identify and mitigate risks and elevate issues as required.

Our compensation program is designed to encourage management of risk within our appetite and discourage inappropriate risk-taking by granting a diverse portfolio of incentive compensation awards to our executives and other senior employees that is expected to reward desired behavior over time. Specifically, we balance our portfolio of awards between fixed and variable compensation; cash and equity-based compensation; and annual and long-term compensation. We base awards on the Committee’s assessment of a variety of quantitative and qualitative performance measurements, both on an absolute and a relative basis. Compensation decisions also rely on discretion to consider other factors, such as effective risk management, compliance with controls and ethical duties.

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COMPENSATION AND RISK

As discussed in our CD&A, the long-term incentive program includes grants to our NEOs and certain other executives that include robust risk-based performance metrics. Payouts under these grants could be reduced or eliminated if we do not meet specific risk criteria over the vesting period. We also have a clawback policy described on pages 51 and 52.

We maintain an equity program for approximately 130 senior leaders below the executive levels to help ensure that their incentive compensation awards reflect risk-adjusted performance outcomes that would pay out, if at all, over a four-year period. These senior leaders receive a portion of their incentive compensation in an equity-based award that is subject to a risk-based review trigger. The equity award agreements for our senior leaders all contain an enterprise-wide risk-based review trigger, while the agreements for senior leaders in business segments (as opposed to those in administrative or control functions) contain an additional, business-specific risk-based review trigger. If a risk-based review is triggered, the applicable review committee will determine whether a downward adjustment is warranted, up to a complete cancellation of the share units in that year’s tranche.

Risk review of compensation plans

Our Chief Risk Officer (CRO) reports at least quarterly to our Board’s Personnel and Compensation Committee to discuss risk management and review the connection between effective risk management and incentive compensation. Our CRO also presents the Committee with a risk assessment for each of our principal business units as well as a collective assessment of staff functions including finance, human resources, legal, operations and technology. In addition, we have a practice of having at least one director who is a member of both the Personnel and Compensation and Risk Committees. At present, the Chair of the Risk Committee also serves on the Personnel and Compensation Committee.

We also have systematically identified individuals — or groups of employees — who could potentially expose us to material financial loss, either individually or as a collective group. As with our incentive compensation plan assessment, we also established a cross-functional team that continues to identify and monitor these individuals or groups.

We have developed a governance framework for our incentive compensation plans to help monitor and validate these plans. We want our plans to achieve an appropriate balance of compensation and risk-adjusted performance — this framework helps to ensure that we have the appropriate procedures, controls and reviews in place to do so. We will continue to assess and modify our incentive compensation plans as part of this framework to appropriately reflect risk considerations and the duration of the risks and to enhance the documentation of existing risk-balancing strategies. Examples of incentive plan modifications include:

•	Adding or increasing the visibility of risk metrics in plans based on the structure of the plan and the nature of the business and the roles of participants

•	Adding or formalizing language around delaying award payments or recapture of payments where subsequent risk metrics indicate excessive risk taking

•	Enhancing documentation of the plan design and use of discretion in non-formulaic plans at the pool funding, business allocation, or individual award level

Based on our approach to risk management, our comprehensive incentive plan governance framework, our risk assessments for significant businesses and staff functions, and the addition of risk-based metrics to long-term incentive compensation programs, we believe that the risks arising from our compensation plans, policies, and practices are not reasonably likely to have a material adverse effect on PNC.

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COMPENSATION TABLES

Summary compensation table

Name & Principal Position	Year	Salary ($)(a)	Stock Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(d)	All Other Compensation ($)(e)	Total ($)
William S. Demchak	2015	$1,100,000	$6,959,910	$4,100,000	$393,715	$165,501	$12,719,126
Chairman, President	2014	$1,089,615	$5,999,978	$3,540,000	$650,626	$57,685	$11,337,904
& Chief Executive Officer	2013	$922,115	$3,863,752	$3,083,333	$53,668	$59,235	$7,982,103
Robert Q. Reilly	2015	$500,000	$1,874,944	$1,400,000	$193,677	$43,344	$4,011,965
Executive Vice President &	2014	$500,000	$1,549,936	$1,375,000	$316,836	$60,922	$3,802,694
Chief Financial Officer	2013	$475,000	$1,189,642	$1,075,000	$35,169	$35,327	$2,810,138
Michael P. Lyons	2015	$700,000	$4,019,824	$2,020,000	$22,953	$6,754	$6,769,531
Executive Vice President & Head of	2014	$700,000	$4,079,882	$1,980,000	$21,677	$6,577	$6,788,136
Corporate & Institutional Banking	2013	$700,000	$4,555,912	$2,020,000	$21,411	$2,154	$7,299,477
E William Parsley, III	2015	$500,000	$4,549,900	$1,300,000	$50,634	$22,108	$6,422,642
Executive Vice President, Chief	2014	$500,000	$4,574,917	$1,050,000	$164,669	$10,200	$6,299,786
Investment Officer & Treasurer	2013	$500,000	$4,194,598	$1,075,000	–	$5,577	$5,775,175
Joseph C. Guyaux	2015	$620,000	$1,999,842	$1,130,000	$708,458	$38,551	$4,496,851
Senior Vice Chairman & CEO &	2014	$620,000	$1,874,984	$1,380,000	$725,352	$22,235	$4,622,571
President of PNC Mortgage	2013	$620,000	$1,605,308	$1,255,000	$435,506	$34,253	$3,950,067
(a)	The “Salary” column includes any salary amounts deferred by an NEO under qualified (ISP) or non-qualified (DCIP) benefit plans. We describe these PNC plans on page 69. Please also see the Non-qualified deferred compensation in fiscal 2015 table on page 70 for the aggregate deferrals during 2015.

(b)	The amounts in the “Stock Awards” column reflect the grant date fair value of stock awards (whole shares only). The grant date fair values are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (FASB ASC Topic 718). See Note 13 in our Annual Report on Form 10-K for the year ended December 31, 2015 for more information. The value of any fractional shares is paid in cash and included in the All Other Compensation column. See footnote (e) for additional details. In 2015, stock awards were granted on February 13, 2015 consisting of long-term incentive performance units and performance-based restricted share units, and for Mr. Parsley, a grant of ALM incentive performance units. The grant date fair value of the incentive performance units, performance-based restricted share units and the ALM incentive performance units is calculated using the target number of units underlying the award and a per share value based on the NYSE closing price of our common stock on February 13, 2015 of $92.38. If PNC’s performance during the applicable measurement period results in the maximum number of units vesting, our executives would each be entitled to receive a maximum award with a grant date fair value of the maximum award as follows:

	Grant Date Fair Value of Maximum Award
NEO	Incentive Performance Units	Performance-Based Restricted Share Units
William S. Demchak	$4,349,943	$4,349,943
Robert Q. Reilly	$1,171,840	$1,171,840
Michael P. Lyons	$2,512,390	$2,512,390
E William Parsley, III*	$968,720	$968,720
Joseph C. Guyaux	$1,249,901	$1,249,901
*	The grant date fair value of Mr. Parsley’s ALM grant at the maximum value is $5,999,896.

See the Grants of plan-based awards in 2015 table on pages 60 and 61 for more information regarding the grants we made in 2015, the Outstanding equity awards at 2015 fiscal year-end table on pages 64 and 65 for more information regarding options and other awards outstanding at December 31, 2015, and the Option exercises and stock vested in fiscal 2015 table on page 66 for more information regarding stock vesting during 2015.

(c)	Our NEOs received an annual incentive award paid in cash early in 2016 which is reflected in this column for the 2015 performance year.

(d)	The dollar amounts in this column include the increase in the actuarial value of our Qualified Pension Plan, ERISA Excess Pension Plan and Supplemental Executive Retirement Plan. We describe these plans on page 67. The amounts include both (1) the change in value due to an additional year of service, compensation changes and plan amendments (if any) and (2) the change in value attributable to other assumptions, most significantly discount rate. We do not pay above-market or preferential earnings on any compensation that is deferred on a basis that is not tax-qualified, including such earnings on non-qualified defined contribution plans. For an additional explanation on how we calculate the earnings on our deferred compensation plans, see the 2015 rates of return chart in the Non-qualified deferred compensation in fiscal 2015 table on page 72.

(e)

The amounts in this column include, for all NEOs, net of any reimbursements to PNC: (1) the dollar value of matching contributions made by us to the ISP; (2) the net insurance premiums paid by us in connection with our Key Executive Equity

58    THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement

SUMMARY COMPENSATION TABLE

Program; (3) the executive long-term disability premiums paid by us; (4) perquisites and other personal benefits; (5) matching gifts made by us to charitable organizations under our employee charitable matching gift program; and (6) cash paid for fractional shares of the 2015 stock awards described in footnote (b) on page 58.

“ All Other Compensation” for 2015 consisted of the following:

NEO	Perquisites and Other Personal Benefits*	Registrant ISP Contributions	Insurance Premiums**	Other***	Total to Summary Compensation Table
William S. Demchak	$109,975	$10,600	$44,835	$91	$165,501
Robert Q. Reilly	$10,761	$10,600	$20,927	$1,056	$43,344
Michael P. Lyons	–	$6,577	–	$177	$6,754
E William Parsley, III	$11,108	$10,900	–	$100	$22,108
Joseph C. Guyaux	$20,000	$10,600	$5,293	$2,658	$38,551
*	The dollar amount of the perquisite represents the incremental cost of providing the benefit. For 2015, the incremental cost to PNC of the personal aircraft use is calculated by multiplying the total number of personal flight hours times the average direct variable operating costs (including costs related to fuel, maintenance expenses related to operation of the plane during the year and landing and parking fees) per flight hour for the particular aircraft for the year plus crew expenses attributable to the personal use. Since the aircraft are used primarily for business travel, we do not include in the calculation the fixed costs that do not change based on usage, such as crew salaries and other maintenance and inspection and capital improvement costs intended to cover a multiple-year period. Mr. Demchak, Mr. Reilly, Mr. Parsley and Mr. Guyaux used the aircraft for personal flights during 2015. For these flights, Mr. Demchak, Mr. Reilly and Mr. Guyaux did not use their time-sharing agreements. The incremental cost of Mr. Demchak’s use of the aircraft was $100,000. This column also includes the costs of financial preparation and tax consulting services for Mr. Demchak, Mr. Reilly, Mr. Parsley and Mr. Guyaux. Mr. Demchak, Mr. Reilly, and Mr. Lyons each have a corporate travel credit card not generally available to all employees for which there is no incremental cost to PNC.

**	We pay premiums for certain of the NEOs in connection with our Key Executive Equity Program, which is a split-dollar insurance arrangement. However, new participants have not been permitted in this program since 2007. In addition, we pay long-term disability premiums on behalf of certain of our NEOs. The dollar amounts under the “Insurance Premiums” column include the 2015 net premiums we paid in connection with our Key Executive Equity Program on behalf of Mr. Demchak ($40,534) and Mr. Reilly ($16,732). These net premiums represent the full dollar amounts we paid for both the term and non-term portions of this plan, after any officer contributions. The amounts under this column also include the long-term disability premiums we paid on behalf of Mr. Demchak ($4,301), Mr. Reilly ($4,195) and Mr. Guyaux ($5,293).

***	This column reflects the dollar amount of matching gifts made by us to charitable organizations under our employee charitable matching gift program for Mr. Reilly ($1,000) and Mr. Guyaux ($2,500) and the cash paid for fractional shares of the 2015 stock awards described in footnote (b) on page 58.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement    59

GRANTS OF PLAN-BASED AWARDS IN 2015

Grants of plan-based awards in 2015

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)		Estimated Future Payouts Under Equity Incentive Plan Awards(b)			Grant Date Fair Value of Stock and Option Awards ($)(c)
Award Type	Grant Date	Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold ($)	Target (#)	Maximum (#)
William S. Demchak
Annual Incentive Award	February 13, 2015	–	$3,300,000	$10,152,000
Incentive Performance Units	February 13, 2015				–	37,670	47,087	$3,479,955
Performance-Based Restricted Share Units	February 13, 2015				–	37,670	47,087	$3,479,955
Robert Q. Reilly
Annual Incentive Award	February 13, 2015	–	$1,250,000	–
Incentive Performance Units	February 13, 2015				–	10,148	12,685	$937,472
Performance-Based Restricted Share Units	February 13, 2015				–	10,148	12,685	$937,472
Michael P. Lyons
Annual Incentive Award	February 13, 2015	–	$1,500,000	$10,152,000
Incentive Performance Units	February 13, 2015				–	21,757	27,196	$2,009,912
Performance-Based Restricted Share Units	February 13, 2015				–	21,757	27,196	$2,009,912
E William Parsley, III
Annual Incentive Award	February 13, 2015	–	$1,000,000	$10,152,000
Incentive Performance Units	February 13, 2015				–	8,389	10,486	$774,976
Performance-Based Restricted Share Units	February 13, 2015				–	8,389	10,486	$774,976
ALM Incentive Performance Units	February 13, 2015				–	32,474	64,948	$2,999,948
Joseph C. Guyaux
Annual Incentive Award	February 13, 2015	–	$930,000	$10,152,000
Incentive Performance Units	February 13, 2015				–	10,824	13,530	$999,921
Performance-Based Restricted Share Units	February 13, 2015				–	10,824	13,530	$999,921
(a)	The amounts listed in the “Target” column relate to the target annual incentive award for the 2015 performance year. Annual incentive awards for 2015 were paid in 2016. All incentive awards–cash and equity-based–are payable based on performance, and the targets help the Personnel and Compensation Committee to determine the appropriate amount of incentive compensation for target performance. The amount listed in the “Target” column shows the target annual incentive award included in the total compensation target approved by the Committee for each NEO as of the date listed. The amount listed in the “Maximum” column shows the amount that the Committee approves each year in order to preserve tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended. Mr. Reilly’s compensation is not subject to Section 162(m). The “Maximum” amount is not intended to be tied to performance – rather, it is a formulaic determination made under IRS regulations that provides PNC with the flexibility to receive tax deductions for performance-based compensation. The Committee looks to the performance for the year and the “target” annual incentive amount when making incentive compensation decisions, and exercises negative discretion to provide an award that is significantly smaller than the “Maximum” amount. For NEOs who are covered employees under §162(m) of the Internal Revenue Code of 1986, as amended, the calculation of the “Maximum” amount was approved by the Personnel and Compensation Committee on February 26, 2015, based on 0.2% of our “Incentive Income,” an adjusted net income metric that is defined in the 1996 Executive Incentive Award Plan. At the time the “Maximum” amount is set, the Committee uses a budgeted amount for 2015 which is included as $10,152,000 in the “Maximum” column.

(b)	The amounts listed in these columns include the incentive performance unit grants and the performance-based restricted share unit grants, as further described on page 43. As there is no guaranteed minimum payout for these awards and, in the case of the incentive performance unit grants, the Personnel and Compensation Committee has discretion to decrease any award otherwise payable, we have not included a “Threshold” amount in this column. The “Target” amount represents 100% of the grant and the “Maximum” amount represents 125% of the grant (rounded down to whole shares). For the incentive performance unit grants, the performance period began on January 1, 2015 and will end on December 31, 2017. For the performance-based restricted share unit grants, the performance period began on January 1, 2015 and will end on December 31, 2018, with vesting opportunities for a portion of the grant on each of the four applicable grant date anniversaries. In addition, for Mr. Parsley the amounts also include an ALM incentive performance unit grant as described in footnote (b) to the Summary compensation table on page 58. For a discussion of the terms, conditions and performance goals related to this incentive performance unit grant, see page 43. As there is no guaranteed minimum payout for Mr. Parsley’s award, and the Personnel and Compensation Committee has the discretion to decrease any award otherwise payable, we have not included a “Threshold” amount in this column for this award. The “Target” amount represents 100% of the grant and the “Maximum” amount represents 200% of the grant. For this grant, the performance period began on January 1, 2015 and will end on December 31, 2017.

60    THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement

GRANTS OF PLAN-BASED AWARDS IN 2015

In determining the payout for regular grants of incentive performance units made in 2015, adjustments will be made on an after-tax basis for the impact of:

•	extraordinary items (as such term is used under GAAP)
•	items resulting from a change in tax law
•	discontinued operations
•	acquisition costs and merger integration costs
•	any costs or expense arising from specified Visa litigation and any other gains recognized on redemption or sale of Visa shares, as applicable
•	in PNC’s case, the net impact on PNC of significant gains or losses related to certain BlackRock transactions
•	acceleration of the accretion of any remaining issuance discount in connection with the redemption of any preferred stock
•	any other charges or benefits related to the redemption of trust preferred or other preferred securities

(c)	The grant date fair values for incentive performance units and performance-based restricted share units are all calculated in accordance with FASB ASC Topic 718. See Note 13 in our Annual Report on Form 10-K for the year ended December 31, 2015 for more information. The grant date fair values for incentive performance units, performance-based restricted share units and ALM incentive performance units represent the closing price for our common stock on February 13, 2015 of $92.38. The grant date fair values for incentive performance units and performance-based restricted share units represent the target amount of units in the grant.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement    61

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

Outstanding equity awards at 2015 fiscal year-end

The following tables show, for each NEO, the outstanding equity awards as of December 31, 2015. These awards include the following:

•	Stock options exercisable over time

•	Incentive performance units, specifically:

–

Regular units granted in 2013, 2014 and 2015 that may pay out if PNC achieves specific performance and risk-based criteria. These awards measure our EPS growth against our peers and our return on common equity without goodwill (ROCE) compared to our cost of common equity (COCE). The awards are also subject to annual risk-based requirements and adjustments, which include meeting or exceeding the required Tier 1 risk-based capital ratio for “well-capitalized” institutions and return on economic capital (ROEC) meeting or exceeding our cost of capital.

–	In recognition of Mr. Parsley’s management responsibilities regarding the ALM function at

PNC during 2012, 2013 and 2014, units granted to Mr. Parsley in 2013, 2014 and 2015 will pay out based on our ALM unit performance against a benchmark index during the 2013 to 2015, 2014 to 2016 or 2015 to 2017 performance period, respectively.

•	Performance-based restricted share units, specifically:

–

Annual long-term incentive awards, each granted in 2012, 2013, 2014 and 2015, that will each pay out if PNC meets or exceeds the required Tier 1 risk-based capital ratio for “well-capitalized” institutions established by our primary regulator; payout may be adjusted by 25% up or down based on TSR in each year. The 2013, 2014 and 2015 awards also have an ROEC related risk metric that functions as a trigger to determine whether or not a risk review is required by the Committee. The Committee can decide to reduce, but not increase, payout amounts.

With respect to the following three forms of equity-based awards included in the table, the Committee made performance-based or risk-based determinations in the first quarter of 2016, as described in more detail below:

Performance-based restricted share units

The performance-based restricted share units that vest based on 2015 performance are included in the following table as of December 31, 2015. At a meeting held on January 28, 2016, our Board’s Personnel and Compensation Committee certified the levels of performance achieved for the 2015 tranche of each of the 2012 grants, the 2013 grants, the 2014 grants and the 2015 grants and determined the payout level. The Committee certified that the required Tier 1 risk-based capital ratio of 6% established by our primary regulator had been achieved. The Committee then determined the size of the payout, which could range from 75% to 125% of the target number of units based on 2015 TSR. The Committee approved a payout at 106.81% for the applicable tranche of each of the 2012, 2013, 2014 and 2015 grants. As noted above, 2013, 2014 and 2015 awards also have an ROEC related risk metric that could trigger an additional review or adjustment. No additional review or adjustment was required as ROEC exceeded the Committee approved hurdle.

Metric	Status
Estimated Tier 1 risk-based capital ratio at least 6%	12.0% (exceeded)
Total shareholder return (TSR)	106.81% (Target + actual one-year TSR 6.81% for 2015)

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OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

Incentive performance units

The incentive performance units granted in 2013 are included in the following table as of December 31, 2015. At a meeting held on February 10, 2016, our Board’s Personnel and Compensation Committee certified the levels of performance achieved for the January 1, 2013 to December 31, 2015 performance period and determined the payout level. The units provided an opportunity for the executive to receive a payout after the end of the performance period based on our earnings per share growth (EPS growth) as compared to our peers and our ROCE performance compared to our COCE, each adjusted as defined in the award agreement. The

Committee certified that the required Tier 1 risk-based capital ratio of 6% established by our primary regulator had been achieved. These awards were also subject to the same ROEC related risk metric as noted earlier which could have reduced the payout; however, no reduction was required as ROEC exceeded the cost of capital hurdle, and the Committee approved a payout at 109.78% for these awards. In accordance with the terms of these awards, the incentive performance units were payable in PNC common stock up to target (100%) and payable in cash above target.

	Payout %			Overall Payout Percentage
Metric	2013	2014	2015
EPS Growth Payout	125.00%	59.23%	99.45%	109.78%
(PNC Ranking in peer group)	(2 out of 13)	(10 out of 13)	(7 out of 12)
ROCE Payout	125.00%	125.00%	125.00%
(ROCE as a percentage of COCE)	(180.00%)	(169.75%)	(160.41%)

ALM incentive performance units

The ALM-based incentive performance units granted in 2013 to Mr. Parsley were outstanding as of December 31, 2015 and are included in the following table. At a meeting held on February 10, 2016, our Board’s Personnel and Compensation Committee certified the levels of performance achieved under Mr. Parsley’s ALM-based grant and determined the final award. The maximum potential payout percentage was 200%. The maximum permitted payout for these units is generated by applying the performance factor to the number of target share units of 46,970. The Committee approved payout at 199.78% of target. In accordance with the terms of this award, the ALM-based units awarded to Mr. Parsley paid out entirely in cash share equivalents.

	Payout Percentage
Metric	2013	2014	2015	Overall
Performance of ALM unit against benchmark index	200.00%	199.33%	200.00%	199.78%

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OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

Option Awards				Stock Awards
Grant Date or Performance Period(a)	No. of Securities Underlying Unexercised Options (#) Exercisable(b)	Option Exercise Price ($)	Option Expiration Date	Grant Date or Performance Period(a)	No. of Shares or Units of Stock That Have Not Vested (#)(c)	Market Value of Shares or Units of Stock That Have Not Vested ($)(d)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)(e)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(d)
William S. Demchak
Options				Performance-Based Restricted Share Units
January 25, 2007	82,500	$72.65	January 25, 2017	Jan. 1, 2012–Dec. 31, 2015	9,501	$905,540
January 22, 2008	93,500	$57.21	January 22, 2018	Jan. 1, 2013–Dec. 31, 2016	8,076	$769,724	7,562	$720,734
July 21, 2008	138,000	$63.69	July 21, 2018	Jan. 1, 2014–Dec. 31, 2017	9,872	$940,900	18,487	$1,761,996
February 12, 2009	180,000	$31.07	February 12, 2019	Jan. 1, 2015–Dec. 31, 2018	10,058	$958,628	28,253	$2,692,793
April 26, 2010	75,000	$66.77	April 26, 2020	Incentive Performance Units
				Jan. 1, 2013–Dec. 31, 2015	33,205	$3,164,769
				Jan. 1, 2014–Dec. 31, 2016			46,216	$4,404,847
				Jan. 1, 2015–Dec. 31, 2017			47,087	$4,487,862
Robert Q. Reilly
Options				Performance-Based Restricted Share Units
January 25, 2007	22,000	$72.65	January 25, 2017	Jan. 1, 2012–Dec. 31, 2015	1,935	$184,425
January 22, 2008	33,000	$57.21	January 22, 2018	Jan. 1, 2013–Dec. 31, 2016	2,486	$236,941	2,329	$221,977
July 21, 2008	65,000	$63.69	July 21, 2018	Jan. 1, 2014–Dec. 31, 2017	2,550	$243,041	4,776	$455,201
February 12, 2009	50,000	$31.07	February 12, 2019	Jan. 1, 2015–Dec. 31, 2018	2,709	$258,195	7,611	$725,404
February 12, 2009	19,800	$31.07	February 12, 2019	Incentive Performance Units
April 26, 2010	25,000	$66.77	April 26, 2020	Jan. 1, 2013–Dec. 31, 2015	10,223	$974,354
				Jan. 1, 2014–Dec. 31, 2016			11,938	$1,137,811
				Jan. 1, 2015–Dec. 31, 2017			12,685	$1,209,007
Michael P. Lyons
				Performance-Based Restricted Share Units
				Jan. 1, 2012–Dec. 31, 2015	7,258	$691,760
				Jan. 1, 2013–Dec. 31, 2016	6,592	$628,284	6,172	$588,253
				Jan. 1, 2014–Dec. 31, 2017	6,713	$639,816	12,571	$1,198,142
				Jan. 1, 2015–Dec. 31, 2018	5,809	$553,656	16,318	$1,555,269
				Incentive Performance Units
				Jan. 1, 2013–Dec. 31, 2015	27,101	$2,582,996
				Jan. 1, 2014–Dec. 31, 2016			31,426	$2,995,212
				Jan. 1, 2015–Dec. 31, 2017			27,196	$2,592,051
E William Parsley, III
Options				Performance-Based Restricted Share Units
July 21, 2008	25,000	$63.69	July 21, 2018	Jan. 1, 2012–Dec. 31, 2015	2,969	$282,975
February 12, 2009	50,000	$31.07	February 12, 2019	Jan. 1, 2013–Dec. 31, 2016	2,497	$237,989	2,338	$222,835
				Jan. 1, 2014–Dec. 31, 2017	2,591	$246,948	4,853	$462,539
				Jan. 1, 2015–Dec. 31, 2018	2,239	$213,399	6,292	$599,691
				Incentive Performance Units
				Jan. 1, 2013–Dec. 31, 2015	10,266	$978,452
				Jan. 1, 2013–Dec. 31, 2015(f)	93,836	$8,943,509
				Jan. 1, 2014–Dec. 31, 2016(f)			73,946	$7,047,793
				Jan. 1, 2014–Dec. 31, 2016			12,131	$1,156,206
				Jan. 1, 2015–Dec. 31, 2017(f)			64,948	$6,190,194
				Jan. 1, 2015–Dec. 31, 2017			10,486	$999,421

64    THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

Option Awards				Stock Awards
Grant Date or Performance Period(a)	No. of Securities Underlying Unexercised Options (#) Exercisable(b)	Option Exercise Price ($)	Option Expiration Date	Grant Date or Performance Period(a)	No. of Shares or Units of Stock That Have Not Vested (#)(c)	Market Value of Shares or Units of Stock That Have Not Vested ($)(d)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)(e)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(d)
Joseph C. Guyaux
Options				Performance-Based Restricted Share Units
February 12, 2009	180,000	$31.07	February 12, 2019	Jan. 1, 2012–Dec. 31, 2015	3,464	$330,154
				Jan. 1, 2013–Dec. 31, 2016	3,355	$319,765	3,142	$299,464
				Jan. 1, 2014–Dec. 31, 2017	3,084	$293,936	5,778	$550,701
				Jan. 1, 2015–Dec. 31, 2018	2,890	$275,446	8,118	$773,727
				Incentive Performance Units
				Jan. 1, 2013–Dec. 31, 2015	13,796	$1,314,897
				Jan. 1, 2014–Dec. 31, 2016			14,442	$1,376,467
				Jan. 1, 2015–Dec. 31, 2017			13,530	$1,289,544
(a)	This column shows the grant dates of stock options and the performance period for the regular and ALM incentive performance units and the performance-based restricted share units.

(b)	All outstanding stock options are vested in their entirety.

(c)	This column reflects 106.81% of the target amounts for the 2015 tranche of the performance-based restricted share units granted in each of 2012, 2013, 2014 and 2015 and 109.78% of the target amounts for the 2013-2015 incentive performance units for all NEOs. This column also reflects 199.78% of the target amounts for the 2013-2015 ALM incentive performance units for Mr. Parsley. The performance conditions of the 2015 tranches of performance-based restricted share units, the 2013-2015 incentive performance units and the 2013-2015 ALM incentive performance units were satisfied as of December 31, 2015 but remained subject to approval of payout by the Personnel and Compensation Committee of the Board, which took place on January 28, 2016 for the performance-based restricted share units and February 10, 2016 for the incentive performance units. Awards are included at actual payout percentages. For the 2013-2015 incentive performance units, any amount above target (100%) is payable in cash. The regular and ALM incentive performance units vested as of February 10, 2016 and the performance-based restricted share units vested as of the following dates:

Grant Date	Performance Period	Vest Date of the 2015 tranche
February 7, 2012	Jan. 1, 2012–Dec. 31, 2015	February 7, 2016
February 14, 2013	Jan. 1, 2013–Dec. 31, 2016	February 14, 2016
February 13, 2014	Jan. 1, 2014–Dec. 31, 2017	February 13, 2016
February 13, 2015	Jan. 1, 2015–Dec. 31, 2018	February 13, 2016

(d)	The market value of these awards is calculated using our common stock closing price of $95.31 a share on December 31, 2015.

(e)	This column reflects the remaining tranches of performance-based restricted share units granted in 2013, 2014 and 2015 and the incentive performance units granted in 2014 and 2015. This column also includes the ALM incentive performance units granted to Mr. Parsley in 2014 and 2015.

For the performance-based restricted share units granted in 2013, 2014 and 2015, this column reflects the target amounts for the 2016 tranche for the 2013 grants, the 2016 through 2017 tranches for the 2014 grants, and the 2016 through 2018 tranches for the 2015 grants. Such unvested tranches of performance-based restricted share unit grants and related dividend equivalents (which dividend equivalents accrue without reinvestment or interest for each tranche, are performance-adjusted and paid out in cash) vest and settle as follows:

Grant Date	Performance Period	Tranche Vesting Schedule
February 14, 2013	Jan. 1, 2013–Dec. 31, 2016	On the fourth anniversary of the grant date

February 13, 2014	Jan. 1, 2014–Dec. 31, 2017	In approximately equal installments on the third and fourth anniversary of the grant date

February 13, 2015	Jan. 1, 2015–Dec. 31, 2018	In approximately equal installments on the second, third and fourth anniversary of the grant date

For the regular incentive performance units, this column reflects the maximum amounts, as required by SEC rules, that could be paid under the 2014 and 2015 grants. Vesting and payout of (x) the 2014 grants will not be determined until early 2017 and (y) the 2015 grants will not be determined until early 2018 and could differ from the amounts listed in this column. For these grants, dividend equivalents without reinvestment or interest accrue and are paid in cash, performance adjusted, when the award vests and settles.

For Mr. Parsley, this column reflects the maximum amount, as required by SEC rules, that could be paid under the 2014 and 2015 ALM incentive performance unit grants. The actual payout, if any, and vesting of Mr. Parsley’s 2014 ALM incentive performance unit grant will not be determined until early 2017 and until early 2018 for the 2015 grant, and could differ from the amount listed. These grants do not provide for any deemed dividends to be accrued or reinvested.

(f)	These ALM incentive performance unit grants were awarded to Mr. Parsley in 2013, 2014 and 2015 and are described in footnotes (c) and (e) above.

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OPTION EXERCISES AND STOCK VESTED IN FISCAL 2015

Option exercises and stock vested in fiscal 2015

	Option Awards		Stock Awards(b)
NEO	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(a) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William S. Demchak	102,057	$6,176,490	82,195	$ 7,267,946
Robert Q. Reilly	-	-	18,593	$ 1,650,212
Michael P. Lyons	-	-	63,571	$ 5,547,511
E William Parsley, III	-	-	124,634	$10,681,420
Joseph C. Guyaux	145,000	$4,396,675	37,581	$ 3,340,859
(a)	The dollar amount in this column includes the value realized upon the exercise of various options throughout 2015. This amount was computed by determining the difference between the average of the high and low sales prices of our common stock on the date of exercise (as reported in The Wall Street Journal), less the exercise price.

(b)	These columns include the vesting of shares of restricted stock granted previously, as well as the total units approved for payout in connection with previously granted incentive performance units and performance based restricted share unit opportunities. The value realized on vesting for stock awards includes cash paid for fractional shares as follows: Mr. Demchak ($313), Mr. Reilly ($165), Mr. Lyons ($179), Mr. Parsley ($332) and Mr. Guyaux ($372).

For Mr. Parsley, the columns also include 97,328 ALM incentive performance units granted in 2012 that were paid out in cash of $8,265,641 in 2015 at 196.93% of target. In light of additional information that became known to PNC following the Personnel and Compensation Committee’s previous certification of this award in January 2015, the performance payout rate was increased to 199.78% and recertified by the Committee in February 2016. Following this February 2016 recertification, a cash payment of $119,622 was paid to Mr. Parsley to account for the difference.

The columns also include shares that vested but were withheld for tax purposes.

66    THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement

PENSION BENEFITS AT 2015 FISCAL YEAR-END

Pension benefits at 2015 fiscal year-end

The principal elements of our post-employment compensation are a qualified defined benefit cash balance pension plan, a non-qualified excess cash balance pension plan and a non-qualified supplemental executive retirement plan, as well as a qualified defined contribution savings plan, and a non-qualified deferred compensation and incentive plan.

Cash balance pension plan. We maintain a pension plan for most of our full-time employees. The pension plan is a defined benefit cash balance pension plan under the Employee Retirement Income Security Act of 1974, as amended (ERISA), and is intended to be qualified under Section 401(a) of the Internal Revenue Code. Each calendar quarter, eligible participants receive “earnings credits” based on a percentage of eligible compensation in accordance with a schedule based on the participant’s age and years of credited service. Earnings credit percentages for plan participants on December 31, 2009 are frozen at their level earned to that point. Earnings credits for all employees who become participants on or after January 1, 2010 are a flat 3% of eligible compensation.

The plan defines eligible “compensation” as regular earnings plus eligible variable compensation, such as paid annual incentives. Eligible “compensation” does not include deferred payments of annual incentives; these are instead taken into account under our excess pension plan described below. We generally limit eligible variable compensation for a plan year to a total of 100% of the first $25,000 plus 50% of the next $225,000.

For participants who had accrued benefits prior to 1999 under the pension plan formula then in effect, an initial cash balance “account” was established based on the present value of the accrued benefits at the time of the conversion to the current program. Employees who were at least age 40 and had at least 10 years of credited service as of January 1, 1999 were awarded additional “Transitional Earnings Credits” under the plan for up to 10 years.

Employees who were already participants at December 31, 2009 generally receive quarterly “interest credits” at a rate of one-fourth of the annual interest rate on 30-year Treasury securities, with a minimum interest credit. New participants on or after January 1, 2010 are not subject to this minimum interest credit.

At the end of 2008, the cash balance pension plan previously sponsored by National City Corporation was merged into this plan. Earnings and interest credits for National City participants are generally as noted above.

We contribute to the plan an actuarially determined amount necessary to fund the total benefits payable to participants. Actuaries calculate total contributions instead of contributions for each individual participant.

Excess pension plan. We maintain an ERISA excess pension plan, which is a supplemental non-qualified pension plan. The excess benefits under this plan equal the difference, if any, between a participant’s benefit under the qualified pension plan computed without regard to applicable Internal Revenue Code limits and taking into account bonus amounts deferred under the non-qualified deferred compensation and incentive plan, and the participant’s actual benefit under the qualified pension plan.

Supplemental executive retirement plan. We maintain a supplemental executive retirement plan for certain executive officers. As part of its ongoing review of compensation practices, the Committee decided in 2007 to eliminate future plan participation for new executive officers. This plan provides earnings credits based on a percentage of annual incentives awarded under eligible executive bonus plans in accordance with a schedule based on the participant’s age and years of credited service. This plan also provides quarterly interest credits that mirror the interest credits under the qualified pension plan.

Executive officers who participated in the supplemental executive retirement plan on December 31, 1998 and who were at least age 50 with five or more years of credited service receive grandfathered benefits based on the pension formula in effect prior to 1999. For executive officers at or above a certain organizational level who participated on December 31, 1998, but who did not meet the requirements for grandfathered benefits, we doubled the earnings credit percentages in order to mitigate the effect of the transition to the cash balance pension formula.

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PENSION BENEFITS AT 2015 FISCAL YEAR-END

NEO	Plan Name	Number of Years Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(b)	Payments during last fiscal year
William S. Demchak	Qualified Pension Plan	13	$191,866	–
	ERISA Excess Pension Plan	13	$1,212,820	–
	Supplemental Executive Retirement Plan	13	$1,765,101	–
	Total		$3,169,787	–
Robert Q. Reilly	Qualified Pension Plan	28	$337,520	–
	ERISA Excess Pension Plan	28	$441,694	–
	Supplemental Executive Retirement Plan	28	$642,509	–
	Total		$1,421,723	–
Michael P. Lyons	Qualified Pension Plan	4	$25,976	–
	ERISA Excess Pension Plan	4	$51,513	–
	Supplemental Executive Retirement Plan	NA	–	–
	Total		$77,489	–
E William Parsley, III	Qualified Pension Plan	12	$165,157	–
	ERISA Excess Pension Plan	12	$685,691	–
	Supplemental Executive Retirement Plan	NA	–	–
	Total		$850,848	–
Joseph C. Guyaux	Qualified Pension Plan	43	$1,294,615	–
	ERISA Excess Pension Plan	43	$2,671,828	–
	Supplemental Executive Retirement Plan	43	$5,929,932	–
	Total		$9,896,375	–
(a)	To compute the number of years of service, we use the same plan measurement date that we use for our 2015 audited consolidated financial statements. Credited service, where applicable, is generally equal to actual full years of service, however, for purposes of determining the level of benefits earned in the Qualified Pension Plan and ERISA Excess Pension Plan, credited service has been frozen as of December 31, 2009. As of that date, the NEOs had the following years of credited service: Mr. Guyaux 37, Mr. Reilly 22, Mr. Demchak 7, and Mr. Parsley 6. Mr. Lyons was hired after service accruals ceased to be applicable for purposes of calculating the amount of Qualified Pension Plan and ERISA Excess Pension Plan benefits.

(b)	We compute the present values shown here as of December 31, 2015 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715, Compensation—Retirement Benefits (FASB ASC Topic 715), as specified in the SEC regulations. The amounts do not necessarily reflect the amounts to which the executive officers would be entitled under the terms of these plans as of December 31, 2015.

We calculate the present values for the plans by projecting the December 31, 2015 account balances to an assumed retirement age of 65, using an interest crediting rate of (i) 4.40% for Mr. Demchak, Mr. Reilly, Mr. Parsley, and Mr. Guyaux and (ii) 3.0% for Mr. Lyons who is not eligible for the guaranteed minimum annual interest crediting rate since he became a plan participant after January 1, 2010. We then apply a discount rate of 4.25% for the Qualified Pension Plan and 3.95% for other plans to discount the balances back to December 31, 2015.

See Note 12 in our Annual Report on Form 10-K for the year ended December 31, 2015 for more information on the discount rates and other material assumptions.

68    THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement

NON-QUALIFIED DEFERRED COMPENSATION IN FISCAL 2015

Non-qualified deferred compensation in fiscal 2015

Supplemental incentive savings plan (SISP). Prior to 2012, we offered a non-qualified supplemental incentive savings plan for certain designated employees who exceeded a compensation threshold. Effective January 1, 2012, the SISP was frozen to new participants and to the deferral of amounts earned on and after January 1, 2012. Participants with existing account balances can direct the investment of their accounts among the hypothetical investment alternatives made available under the plan and their accounts are adjusted for deemed investment gains or losses resulting from such investment directions.

The SISP was a supplement to the incentive savings plan (ISP) in which most of our employees can participate after they meet any applicable service requirements. The ISP is a defined contribution 401(k) plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code. During 2015, Participants could elect to contribute between 1% and 75% of eligible compensation to the plan each year as pre-tax elective deferrals, subject to Internal Revenue Code limits. Participants who are age 50 or older may contribute additional pre-tax amounts called “catch-up contributions” each year. For 2015, we made employer matching contributions on behalf of eligible participants equal to 100% of elective deferrals up to 4% of eligible compensation. Matching contributions were made in cash. Participants direct the investment of their accounts among the investment options offered under the plan and their account balances are adjusted for gains or losses resulting from those investment directions.

ISP and SISP participants have the same investment options. The employee directs investment of contributions under either plan. Investment options include several collective funds and mutual funds

(including BlackRock mutual funds), a proprietary PNC investment fund, and a PNC common stock fund. We no longer permit new funds to be contributed or transferred into the PNC common stock fund. SISP investments are invested on a phantom basis and are considered “deemed” investments.

Deferred compensation plan (DCP) and deferred compensation and incentive plan (DCIP). We maintain a non-qualified deferred compensation and incentive plan (DCIP) for designated employees who exceed a compensation threshold. Participants can elect to defer up to 20% of base salary and/or up to 75% of eligible short-term incentive pay earned with respect to a plan year. The DCIP’s plan year is the calendar year and the DCIP’s first plan year began January 1, 2012. Prior to 2012, we offered a non-qualified deferred compensation plan (DCP) for designated employees who exceeded a compensation threshold. Effective January 1, 2012, the DCP was frozen to new participants and to the deferral of amounts earned on and after January 1, 2012. Distributions from this plan are paid in cash in accordance with the participant’s election. Participants with existing account balances can direct the investment of their accounts among the hypothetical investment alternatives made available under the plan and their accounts are adjusted for deemed investment gains or losses resulting from such investment directions.

DCP and DCIP participants currently have many of the same investment options available to ISP and SISP participants. DCP and DCIP participants also have additional investment options, including additional BlackRock mutual funds. DCP and DCIP investments are invested on a phantom basis and are considered “deemed” investments.

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NON-QUALIFIED DEFERRED COMPENSATION IN FISCAL 2015

		Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
NEO	Name of Plan	(a)		(b)		(c)
William S. Demchak	Supplemental Incentive Savings Plan	–	–	$27,196	–	$1,065,272
	Deferred Compensation & Incentive Plan	$442,500	–	$(40,678)	$(971,618)	$600,129
	Deferred Compensation Plan	–	–	$(14,617)	$(1,182,566)	$1,638,280
	Total	$442,500	–	$(28,099)	$(2,154,184)	$3,303,681
Robert Q. Reilly	Supplemental Incentive Savings Plan	–	–	$(591)	–	$646,153
	Deferred Compensation & Incentive Plan	–	–	–	–	–
	Deferred Compensation Plan	–	–	$21,673	–	$2,320,235
	Total	–	–	$21,082	–	$2,966,388
Michael P. Lyons	Supplemental Incentive Savings Plan	–	–	–	–	–
	Deferred Compensation & Incentive Plan	–	–	–	–	–
	Deferred Compensation Plan	–	–	–	–	–
	Total	–	–	–	–	–
E William Parsley, III	Supplemental Incentive Savings Plan	–	–	$(42,052)	–	$1,754,190
	Deferred Compensation & Incentive Plan	–	–	–	–	–
	Deferred Compensation Plan	–	–	$(64,928)	$(599,350)	$1,738,109
	Total	–	–	$(106,980)	$(599,350)	$3,492,299
Joseph C. Guyaux	Supplemental Incentive Savings Plan	–	–	$620	–	$1,871,603
	Deferred Compensation & Incentive Plan	–	–	–	–	–
	Deferred Compensation Plan	–	–	$41,904	–	$2,817,439
	Total	–	–	$42,524	–	$4,689,042
(a)	Amounts in this column have been reported in the Summary compensation table on page 58.

(b)	No amounts in this column have been reported in the Summary compensation table on page 58 as none of our NEOs received above-market preferential earnings.

(c)	We calculate the dollar amounts in this column by taking the aggregate balance at the end of fiscal year 2014 and then adding the totals in the other columns to that balance. The aggregate balance at the end of fiscal year 2015 includes any unrealized gains and losses on investments.

Please see page 71 for the amounts reported in the aggregate balance at last fiscal year end that were disclosed as compensation in previous Summary compensation tables.

70    THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement

NON-QUALIFIED DEFERRED COMPENSATION IN FISCAL 2015

The amounts for each year reflect the contributions that were reported in previous summary compensation tables (since 2006). The total represents the portion of the aggregate balance, without giving effect to earnings or distributions, that were reported in previous summary compensation tables.

NEO	Plan	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	Total*
William S. Demchak	SISP	$77,102	$97,100	$75,200	$63,620	–	–	–	–	–	–	$313,022
	DCIP	–	–	–	–	–	–	$150,000	$684,690	$385,417	$442,500	$1,662,607
	DCP	$1,278,907	$1,625,000	$1,125,603	–	–	–	$745,500	–	–	–	$4,775,010
Robert Q. Reilly	SISP	–	–	–	–	–	–	–	–	–	–	–
	DCIP	–	–	–	–	–	–	–	–	–	–	–
	DCP	–	–	–	–	–	–	–	–	–	–	–
Michael P. Lyons	SISP	–	–	–	–	–	–	–	–	–	–	–
	DCIP	–	–	–	–	–	–	–	–	–	–	–
	DCP	–	–	–	–	–	–	–	–	–	–	–
E William Parsley, III	SISP	–	–	–	–	$665,038	–	–	–	–	–	$665,038
	DCIP	–	–	–	–	–	–	–	–	–	–	–
	DCP	–	–	–	–	–	–	–	–	–	–	–
Joseph C. Guyaux	SISP	$61,944	$21,000	$17,625	$15,864	$4,127	–	–	–	–	–	$120,560
	DCIP	–	–	–	–	–	–	–	–	–	–	–
	DCP	–	–	–	–	–	–	–	–	–	–	–
*	The total amounts may exceed the aggregate balance at year-end due to the impact of plan withdrawals by the individual.

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NON-QUALIFIED DEFERRED COMPENSATION IN FISCAL 2015

The following table shows the 2015 investment options for the ISP, SISP, DCP and DCIP, along with annual rates of return. See page 69 for an explanation of our ISP, SISP, DCP and DCIP. Ticker symbols are listed for investment options available to the general public.

Benchmark Performance	Ticker Symbol	DCP	DCIP	ISP/SISP	2015 Annual Rate of Return
Am Beacon Sm Cp Value Inst*	AVFIX	X	X		-5.04%
Am EuroPacific Growth R5*	RERFX	X	X		-0.54%
BlackRock Asset Allocation Instl.*	PBAIX	X			-0.54%
BlackRock Core Bond Fund1*	BFMCX	X			0.45%
BlackRock Core Fixed Income Index*			X		0.61%
BlackRock High Yield BR	BHYIX	X	X	X	-3.96%
BlackRock Intermediate Government Instl.*	PNIGX	X			0.55%
BlackRock Inflation Protected Bond Instl.*	BPRIX	X			-2.10%
BlackRock International Index*			X		-0.53%
BlackRock International Opportunities Instl.*	BISIX	X			-0.66%
BlackRock US Opportunities Instl.*	BMCIX	X	X		-1.58%
BlackRock Large Cap Core Instl.*	MALRX	X			0.35%
BlackRock Large Cap Index Fund*			X		1.45%
BlackRock LifePath 2020 Fund**		X	X	X	-1.29%
BlackRock LifePath 2025 Fund**		X	X	X	-1.44%
BlackRock LifePath 2030 Fund**		X	X	X	-1.64%
BlackRock LifePath 2035 Fund**		X	X	X	-1.82%
BlackRock LifePath 2040 Fund			X	X	-2.02%
BlackRock LifePath 2045 Fund			X	X	-2.17%
BlackRock LifePath 2050 Fund			X	X	-2.20%
BlackRock LifePath 2055 Fund**, ***			X	X	-2.19%
BlackRock LifePath 2060 Fund***				X	-2.17%
BlackRock LifePath Retirement Fund			X	X	-1.17%
BlackRock Liquidity Temp Fund	TMPXX	X	X	X	0.10%
BlackRock Small Cap Growth Instl*	PSGIX	X			-3.60%
BlackRock Small/Mid Index Fund*			X		-3.13%
BlackRock TIPS**		X	X	X	-1.29%
Brandywine Intern’l Opp Fixed Inc Fund**	LMOTX	X	X		-9.80%
CRM Mid Cap Value Instl*	CRIMX	X	X		-2.42%
Dodge & Cox Stock Fund*	DODGX	X	X		-4.49%
Eagle Small Cap Growth Fund*	HSIIX		X		-0.50%
Fidelity Spartan International Index Inv.*	FSIIX	X			-0.87%
Harbor Capital Appreciation*	HACAX	X	X		10.99%
Munder Mid Cap Core Growth Y*	MGOYX	X			-4.36%
PNC Common Stock Fund	PNC	X		X	6.81%
PNC Stable Value Fund		X	X	X	1.57%
Vanguard Instl. Index Fund Plus*	VIIIX	X			1.39%
Vanguard Small Cap Index Inv.*	NAESX	X			-3.78%
Vanguard Total Bond Mkt. Index Inv.*	VBMFX	X			0.29%
Wells Fargo Adv. Total Return I*	MBFIX		X		0.62%
SSgA S&P 500 Index Fund**		X	X	X	1.34%
SSgaA U.S. Extended Market Index Fund**		X	X	X	-3.45%
SSgA Global Equity ex U.S. Index Fund**		X	X	X	-5.62%
SSgA Real Return ex Nat. Res. Index Fund				X	-5.67%
SSgA U.S. Bond Index Fund**		X	X	X	0.54%
SSgA International Equity Index Fund**		X	X	X	-0.54%
SSgA Emerging Markets Equity Index Fund**		X	X	X	-15.33%
FPA Cresent Fund**	FPACX	X	X		-2.06%
Aberdeen Emerging Markets Insitutional Fund Instl**	ABEMX	X	X		-13.68%
BlackRock Global Allocation I Fund**	MALOX	X	X		-0.83%
First Eagle Overseas I Fund**	SGOIX	X	X		2.56%
Vulcan Large Cap Value Fund**	VVPLX	X	X		-9.63%
Fiduciary Mgmt Small Cap Fund**	FMIMX	X	X		-6.84%
*	Funds removed from the DCP, DCIP and/or both from the fund line up effective September 1, 2015.

**	Funds added to the DCP, DCIP and/or both to the fund line up effective September 1, 2015.

***	Funds added to the ISP and SISP fund line up effective January 1, 2015.

72    THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement

CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT

Benefits upon termination of employment

Our NEOs, may receive various forms of compensation or benefits in connection with a termination of employment. These benefits result from:

•	change in control agreements,

•	the terms of our equity-based grants, and

•	other existing plans and arrangements in which our NEOs participate.

We do not have a separate severance plan or program for the NEOs, although the Committee has discretion to provide severance benefits, subject to the parameters of the policy we adopted in February 2011 and described on page 52 of our CD&A.

The benefits will depend on whether PNC or the executive terminated employment and, if PNC terminated employment, whether it was for cause; whether the termination resulted from death or disability; whether the termination followed a change in control and whether the executive is retirement-eligible. If a retirement-eligible employee resigns or is terminated without cause, we consider it a retirement. For these purposes, a “retirement-eligible” employee is someone who is at least 55 years old and has at least five years of service with us. As of December 31, 2015, Mr. Guyaux was retirement-eligible, while Mr. Demchak, Mr. Reilly, Mr. Lyons, and Mr. Parsley were not.

Change in control agreements

As of December 31, 2015 we have entered into separate change in control agreements with each of our NEOs and similar agreements with a limited group of other senior officers. These agreements have been a valuable component of our executive compensation program for several years. We believe that these arrangements mitigate concerns arising from a change in control, and help to ensure the continued dedicated service of our key employees. Cash payments received under these agreements require a “double trigger”—that is, the occurrence of both a change in control and a qualifying termination of employment. A qualifying termination would occur if the executive resigned for “good reason” or the surviving company terminated the executive without “cause” (each as defined in the change in control agreement). The treatment of equity awards upon a change in control is handled in the equity awards agreements themselves, described below, not in these agreements.

These agreements would pay cash to our executives, calculated based on various compensation components. These components include base salary and an annual incentive award (bonus). The cash severance payment related to base salary for Mr. Demchak, Mr. Reilly and Mr. Guyaux is based on three times, and for Mr. Lyons and Mr. Parsley two times, the base salary (the highest monthly base salary rate for the twelve months preceding the change in control multiplied by twelve). The cash severance payment related to the bonus is three times for Mr. Demchak, Mr. Reilly and Mr. Guyaux, two times for Mr. Lyons, one times for Mr. Parsley, the applicable average bonus percent multiplied by the applicable base salary.

The agreements also provide for continued benefits under (or compute cash payments by reference to) some of our retirement and health and welfare benefit plans.

Our historical agreements require a payment to the NEO to reimburse the executive for any excise taxes on severance or other benefits that are considered “excess parachute payments” under the Internal Revenue Code as long as severance and other benefits are at least 105% of the maximum that can be paid without incurring the excise tax. Since 2009, we have eliminated the excise tax “gross-up” provision from new change in control agreements. Mr. Parsley’s and Mr. Lyons’ agreements do not contain an excise tax gross-up provision. Our Board adopted a policy in February 2011 that requires shareholder approval of certain future severance arrangements if the arrangement provides for additional severance benefits in an amount exceeding 2.99 times the sum of the executive’s annual base salary and target bonus.

The change in control agreements prohibit the executive from using or disclosing any of our confidential business or technical information or trade secrets. The executive may also not employ or solicit any of our officers during the one-year period following termination.

While the benefits to be received under a change in control agreement may be significant to an individual, they first require the occurrence of a significant transaction. As a result, the benefits are highly speculative, and contingent on a variety of facts and circumstances. In recognition of this, our Personnel and Compensation Committee does not

THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement    73

CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT

consider the amount of potential change in control payments when it makes annual compensation decisions for NEOs. Change in control protections,

although meaningful, also become relatively less significant to PNC as we increase in size.

Equity-based grants

If a NEO resigns or the NEO’s employment is terminated with or without cause, any unvested equity-based compensation is generally forfeited. If a retirement-eligible employee resigns or is terminated without cause, we consider it a retirement. Beginning in 2015, grants to our executive officers are “double trigger”, meaning such grants require the occurrence of both a change in control of PNC and a qualifying termination (which qualifying termination includes a termination without cause or a resignation for good reason following a change in control) to vest prior to the original vesting year, although payout does not occur until the original vesting year. Upon a change in control of PNC, while the potential payout amount is calculated and fixed at that time, payout is not accelerated.

A change in control of PNC, retirement of a NEO, or termination of employment by PNC by reason of disability of a NEO, has the following impact on unvested equity-based compensation:

OUTSTANDING OPTION AWARDS

Change in Control	Retirement	Disability

Option awards are fully vested and exercisable as of December 31, 2015. Following a termination of employment without cause or a resignation for good reason, the grantee has three years to exercise stock options (but not later than the original option termination date).

	Option awards are fully vested and exercisable as of December 31, 2015. Upon retirement, such options continue in effect in accordance with their terms.	Option awards are fully vested and exercisable as of December 31, 2015. Grantee has three years to exercise stock options (but not later than the original option termination date).

GRANTS THAT VEST UPON THE ACHIEVEMENT OF ADDITIONAL PERFORMANCE CRITERIA

Performance-Based Restricted Stock Units

Change in Control	Retirement	Disability
Performance RSUs will vest (subject to, for 2015 grants only, a qualifying termination or continued employment through the original vesting year) and pay out (for 2015 grants only, in the original vesting year) at 100% performance if the Tier 1 capital ratio risk factor is met or exceeded as of the last-completed quarter-end, provided that the payout percentage will also be subject to a second risk-based adjustment based on the most recent annual discretionary risk factor applied prior to the change in control. If the Tier 1 capital ratio risk factor is not met, the Performance RSUs are cancelled. Dividend equivalents cease to accrue at the change in control date.	Performance RSUs continue in effect in accordance with their terms as if the grantee had remained employed for the full performance period.

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CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT

GRANTS THAT VEST UPON THE ACHIEVEMENT OF ADDITIONAL PERFORMANCE CRITERIA (CONTINUED)

Incentive Performance Units (IPUs)

Change in Control	Retirement	Disability

For both outstanding regular and ALM incentive performance units, if the performance period has not yet ended before the date of a change in control, the award is calculated in two parts – (1) the portion of the performance period that elapsed prior to the change in control (measured in quarters) and (2) the portion of the performance period that not completed due to the change in control.

In each part, the award is calculated by multiplying a performance factor by the target number of units, and then prorating such performance-adjusted amount of units as described below:

Part 1 - The corporate performance factor used to calculate the first part would be the higher of 100% and the actual payout percentage achieved prior to the date of the change in control, and the proration is based on the portion of the overall performance period (measured in quarters) that elapsed before the date of the change in control.

Part 2 - The corporate performance factor used to calculate the second part is 100%, and the proration is based on the remainder of the overall performance period not completed due to the change in control.

Dividend equivalents cease to accrue at the change in control date and receive the same performance adjustment as their related units.

Beginning with 2015 grants, regular and ALM incentive performance units will only vest and pay out upon a qualifying termination following the change in control or continued employment through the original vesting year. In addition, for the regular IPU grants, the performance factors used to calculate the awards are subject to additional risk-based adjustments.

Outstanding regular or ALM incentive performance units continue in effect in accordance with their terms as if the grantee had remained employed for the full performance period.

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CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT

Acceleration upon death. If the executive officer dies, generally (1) stock options remain exercisable until the original option termination date, (2) performance RSUs vest and pay out at 100% (provided, if death occurs after the close of a performance year but before that year’s tranche has paid out, payout of that tranche is the same as if still an employee and otherwise at 100%), and (3) for incentive performance units (a) granted in 2013, a portion of the outstanding incentive performance units, and (b) for incentive performance units granted in 2014 and 2015, all such outstanding units, may be paid out, up to a maximum based on actual corporate and risk performance through the calendar year of the executive officer’s death (and, for 2014 and 2015 grants, at 100% thereafter) and subject to the negative discretion of the Board’s Personnel and Compensation Committee.

Other material conditions. The retirement and disability awards summarized above are generally subject to forfeiture by PNC if it is determined that a grantee has engaged in certain competitive activities during employment and the one year period following termination of employment, or if the grantee has engaged in other detrimental conduct. In addition, the award is subject to grantee’s agreement not to solicit certain customers or employees of PNC during employment and the one year period following termination of employment as well as to at all times maintain confidentiality of business and technical information and to disclose certain and assign certain inventions.

Awards are generally subject to PNC’s clawback, adjustment or similar policies and to any clawback or recoupment that may be required by applicable law or regulations.

Existing plans and arrangements

As of December 31, 2015, our NEOs could participate in our qualified cash balance pension plan, our ERISA excess pension plan, our ISP, and our DCIP. In addition, our NEOs, other than Mr. Lyons, participate in our SISP and our DCP (although they may no longer make contributions to these plans) and our NEOs, other than Mr. Lyons and Mr. Parsley, participate in our supplemental executive retirement plan. The officers earn these benefits for services provided to us while employed, and many of these plans are also available on a broader basis to other employees. For the most part, an officer’s entitlement to these benefits does not depend on how employment terminates.

Estimated benefits upon termination

The following table shows the estimated incremental benefits payable to our NEOs as of December 31, 2015 as a result of termination of employment in a variety of situations. These estimated amounts have been calculated as if employment was terminated on December 31, 2015. For change in control benefits, we assumed a change in control of PNC and a termination of employment by the surviving company without cause (or a resignation of the officer for good reason) on that date. To the extent relevant, the amounts assume a PNC stock price of $95.31, the closing price for our stock on December 31, 2015. If we calculated these amounts using a different price, the amounts could be significantly different. The benefits below do not include the balances under our qualified cash balance pension plan, our ERISA excess pension plan, our supplemental executive retirement plan, our ISP, our SISP, our DCP and our DCIP unless the NEO receives an enhanced benefit under the termination scenario. In addition, the value of vested but unexercised stock options as of December 31, 2015 are not included as they do not provide an incremental benefit.

76    THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement

CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT

EMPLOYEES WHO ARE NOT ELIGIBLE FOR RETIREMENT

William S. Demchak	Termination for Cause	Voluntary Termination/ Termination without Cause(a)	Retirement(a)	Change in Control(b)	Disability	Death
Cash Severance	–	–	–	$13,246,251	–	–
Base Salary	–	–	–	$3,300,000	–	–
Bonus	–	–	–	$9,946,251	–	–
Enhanced Benefits	–	–	–	$1,077,458	–	–
Defined Benefit Plans	–	–	–	$1,010,430	–	–
Defined Contribution Plans	–	–	–	$31,800	–	–
General Benefits & Perquisites	–	–	–	$35,228	–	–
Value of Unvested Equity	–	–	–	$19,750,224	$19,909,025	$19,671,127
Performance-based RSUs	–	–	–	$8,815,302	$9,053,200	$8,815,302
Incentive Performance Units	–	–	–	$10,934,922	$10,855,825	$10,855,825
Excise Tax and Gross-Up	–	–	–	–	–	–
TOTAL	$0	$0	$0	$34,073,933	$19,909,025	$19,671,127

Robert Q. Reilly	Termination for Cause	Voluntary Termination/ Termination without Cause(a)	Retirement(a)	Change in Control(b)	Disability	Death
Cash Severance	–	–	–	$5,250,000	–	–
Base Salary	–	–	–	$1,500,000	–	–
Bonus	–	–	–	$3,750,000	–	–
Enhanced Benefits	–	–	–	$572,208	–	–
Defined Benefit Plans	–	–	–	$502,500	–	–
Defined Contribution Plans	–	–	–	$31,800	–	–
General Benefits & Perquisites	–	–	–	$37,908	–	–
Value of Unvested Equity	–	–	–	$5,375,673	$5,417,409	$5,356,080
Performance-based RSUs	–	–	–	$2,343,412	$2,404,741	$2,343,412
Incentive Performance Units	–	–	–	$3,032,261	$3,012,668	$3,012,668
Excise Tax and Gross-Up	–	–	–	$4,057,844	–	–
TOTAL	$0	$0	$0	$15,255,725	$5,417,409	$5,356,080

Michael P. Lyons	Termination for Cause	Voluntary Termination/ Termination without Cause(a)	Retirement(a)	Change in Control(b)	Disability	Death
Cash Severance	–	–	–	$5,001,600	–	–
Base Salary	–	–	–	$1,400,000	–	–
Bonus	–	–	–	$3,601,600	–	–
Enhanced Benefits	–	–	–	$98,436	–	–
Defined Benefit Plans	–	–	–	$50,250	–	–
Defined Contribution Plans	–	–	–	$21,200	–	–
General Benefits & Perquisites	–	–	–	$26,986	–	–
Value of Unvested Equity	–	–	–	$13,405,295	$13,521,468	$13,353,817
Performance-based RSUs	–	–	–	$5,903,993	$6,071,644	$5,903,993
Incentive Performance Units	–	–	–	$7,501,302	$7,449,824	$7,449,824
Excise Tax and Gross-Up	–	–	–	N/A	–	–
TOTAL	$0	$0	$0	$18,505,331	$13,521,468	$13,353,817

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CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT

E William Parsley, III	Termination for Cause	Voluntary Termination/ Termination without Cause(a)	Retirement(a)	Change in Control(b)	Disability	Death
Cash Severance	–	–	–	$1,947,252	–	–
Base Salary	–	–	–	$1,000,000	–	–
Bonus	–	–	–	$947,252	–	–
Enhanced Benefits	–	–	–	$151,455	–	–
Defined Benefit Plans	–	–	–	$97,362	–	–
Defined Contribution Plans	–	–	–	$21,200	–	–
General Benefits & Perquisites	–	–	–	$32,893	–	–
Value of Unvested Equity	–	–	–	$24,095,802	$24,141,314	$24,075,831
Performance-based RSUs	–	–	–	$2,285,190	$2,350,673	$2,285,190
Incentive Performance Units	–	–	–	$2,875,079	$2,855,108	$2,855,108
Phantom Units	–	–	–	$18,935,533	$18,935,533	$18,935,533
Excise Tax and Gross-Up	–	–	–	N/A	–	–
TOTAL	$0	$0	$0	$26,194,509	$24,141,314	$24,075,831

EMPLOYEES WHO ARE ELIGIBLE FOR RETIREMENT

Joseph C. Guyaux	Termination for Cause	Voluntary Termination/ Termination without Cause(a)	Retirement(a)	Change in Control(b)	Disability	Death
Cash Severance	–	–	–	$5,480,400	–	–
Base Salary	–	–	–	$1,860,000	–	–
Bonus	–	–	–	$3,620,400	–	–
Enhanced Benefits	–	–	$16,275	$931,548	–	–
Defined Benefit Plans	–	–	–	$872,880	–	–
Defined Contribution Plans	–	–	–	$31,800	–	–
General Benefits & Perquisites	–	–	$16,275	$26,868	–	–
Value of Unvested Equity	–	–	$6,590,667	$6,532,304	$6,590,667	$6,509,330
Performance-based RSUs	–	–	$2,948,332	$2,866,995	$2,948,332	$2,866,995
Incentive Performance Units	–	–	$3,642,335	$3,665,309	$3,642,335	$3,642,335
Excise Tax and Gross-Up	–	–	–	–	–	–
TOTAL	$0	$0	$6,606,942	$12,944,252	$6,590,667	$6,509,330
(a)	If a retirement-eligible employee resigns or is terminated without cause, we consider it a retirement.

(b)	The benefits and awards shown under “Value of Unvested Equity” that were granted in 2015 are received upon a change in control and a termination of employment by the surviving company without cause (or a resignation of the officer for good reason), which this table assumes takes place on December 31, 2015. Awards granted prior to 2015 are received upon the change in control itself and do not require qualifying termination of employment.

78    THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth information regarding common stock ownership by our directors and executive officers. We include beneficial ownership of common stock as of January 29, 2016 for each director (including all nominees for director), each executive officer named in the Summary compensation table on page 58, and all directors and executive officers as a group. Unless we otherwise note, each person exercises sole voting and investment power over these shares of common stock.

We determine the number of shares in the Common Stock Ownership column as beneficially owned by each director and executive officer pursuant to SEC regulations. This information does not necessarily indicate beneficial ownership for any other purpose. Beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting power or investment power. We also include any shares of common stock that the individual has the right to acquire within 60 days of January 29, 2016 through the exercise of any option, warrant or right and any restricted stock units payable in common stock that vest within 60 days of January 29, 2016. The table also shows, as of January 29, 2016, the number of common stock units credited to the accounts of our directors and executive officers under various benefit plans. Each of our directors standing for election owns shares of our common stock.

Name	Common Stock Ownership*		Options and Restricted Share Units**	Total Number of Shares Beneficially Owned	Common Stock Unit Ownership***	Total Shares Beneficially Owned Plus Common Stock Units
Non-Employee Directors:
Charles E. Bunch	781		—	781	17,429	18,210
Paul W. Chellgren	24,209	(1)	—	24,209	60,026	84,235
Marjorie Rodgers Cheshire	218		—	218	2,069	2,287
Andrew T. Feldstein	83,600	(1)(2)	—	83,600	6,377	89,977
Daniel R. Hesse	100		—	100	—	100
Kay Coles James	315		—	315	22,466	22,781
Richard B. Kelson	119		—	119	28,111	28,230
Anthony A. Massaro	3,149	(1)(3)	—	3,149	24,745	27,894
Jane G. Pepper	2,840		—	2,840	29,535	32,375
Donald J. Shepard	8,967	(2)	—	8,967	34,606	43,573
Lorene K. Steffes	2,041	(3)	—	2,041	29,728	31,769
Dennis F. Strigl	10,714	(3)	—	10,714	29,884	40,598
Thomas J. Usher	7,139	(3)	—	7,139	54,163	61,302
Michael J. Ward	1,000		—	1,000	—	1,000
Gregory D. Wasson	2,070		—	2,070	683	2,753
NEOs:
William S. Demchak	360,592	(3)(4)	636,754	997,346	2,869	1,000,215
Robert Q. Reilly	72,328	(3)(4)	233,793	306,121	2,160	308,281
Michael P. Lyons	61,263		51,059	112,322	—	112,322
E William Parsley, III	70,470		94,648	165,118	—	165,118
Joseph C. Guyaux	55,099	(3)(4)	205,360	260,459	1,781	262,240
10 remaining executive officers	171,975	(2)(3)(4)	341,468	513,443	14,266	527,709
Directors and executive officers as a group (30 persons):	938,989		1,563,082	2,502,071	360,898	2,862,969
*	As of January 29, 2016, there were 502,419,441 shares of PNC common stock issued and outstanding. The number of shares of common stock beneficially owned by each individual is less than 1% of the outstanding shares of common stock; the total number of shares of common stock beneficially owned by the group is approximately .5% of the class. If stock options were exercisable or units payable in common stock vest within 60 days of January 29, 2016, we added those numbers to the total number of shares issued and outstanding to determine these ownership percentages. As of January 29, 2016, the number of shares of common stock and units held by the group was .6%. No director or executive officer beneficially owns shares of PNC preferred stock.

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SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

**	Includes options exercisable within 60 days of January 29, 2016 and restricted share units payable in common stock that are expected to vest within 60 days of January 29, 2016.

***	For non-employee directors, includes common stock units credited to their accounts pursuant to deferrals made under the Directors Deferred Compensation Plan and predecessor plans and common stock units granted under the Outside Directors Deferred Stock Unit Plan, which will be paid in cash. For executive officers, includes common stock units credited under our DCP and SISP, which are payable in cash. These units are not considered beneficially owned under SEC rules.

(1)	Includes shares owned by spouse.

(2)	Includes shares held in a trust.

(3)	Includes shares held jointly with spouse.

(4)	Includes shares held in our incentive savings plan (ISP).

Security ownership of certain beneficial owners

Based on a review, as of February 16, 2016, of Schedules 13D and 13G filed with the SEC, the following entities beneficially own more than five percent of our common stock. The numbers shown on the table below represent holdings as of December 31, 2015 provided in the Schedule 13G filed with the SEC and should be interpreted in light of the related footnotes.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.	25,893,358(1)	5.1%
55 East 52nd Street
New York, NY 10055
The Vanguard Group, Inc.	30,379,060(2)	6.0%
100 Vanguard Blvd.
Malvern, PA 19355
Wellington Management Group LLP	41,491,519(3)	8.2%
c/o Wellington Management Company LLP 280 Congress Street
Boston, MA 02210
(1)	According to the Schedule 13G filed by BlackRock, Inc. with the SEC on January 28, 2016, BlackRock, Inc. and its subsidiaries have beneficial ownership of 25,893,358 shares of our common stock. BlackRock, Inc. reported (1) sole dispositive power with respect to 25,892,858 shares, (2) shared dispositive power with respect to 500 shares, (3) sole voting power with respect to 21,751,579 shares and (4) shared voting power with respect to 500 shares. BlackRock, Inc. is the beneficial owner of our common stock as a result of being a parent company or control person of the following subsidiaries, each of which holds less than 5% of the outstanding shares of common stock: BlackRock (Luxembourg) S.A.; BlackRock (Netherlands) B.V.; BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management North Asia Limited; BlackRock Asset Management Schweiz AG; BlackRock Capital Management; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Fund Managers Ltd; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC; BlackRock Japan Co Ltd; and BlackRock Life Limited.

(2)	According to the Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 10, 2016, The Vanguard Group, Inc. has beneficial ownership of 30,379,060 shares of our common stock. The Vanguard Group, Inc. reported (1) sole dispositive power with respect to 29,378,323 shares, (2) shared dispositive power with respect to 1,000,737 shares, (3) sole voting power with respect to 945,024 shares and (4) shared voting power with respect to 51,300 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 788,997 shares or .15% of our common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 367,767 shares or .07% of our common stock as a result of its serving as investment manager of Australian investment offerings.

(3)	According to the Schedule 13G filed by Wellington Management Group LLP with the SEC on February 11, 2016, Wellington Management Group LLP has beneficial ownership of 41,491,519 shares of our common stock which are held of record by clients of one or more investment advisors directly or indirectly owned by Wellington Management Group LLP. Wellington Management Group LLP shares dispositive power with respect to 41,491,519 shares of our common stock and shares voting power with respect to 19,521,771 shares of our common stock.

80    THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 2)

Under the Audit Committee’s charter, the Audit Committee is responsible for the selection, appointment, compensation, retention and oversight of PNC’s independent auditors. In connection with this responsibility, the Audit Committee evaluates and monitors the auditors’ qualifications, performance and independence. This responsibility includes a review and evaluation of the lead audit partner. The Audit Committee approves all audit engagement fees and terms associated with the retention of the independent auditors. The Audit Committee has selected PricewaterhouseCoopers LLP (PwC) as PNC’s independent auditors for 2016. PwC has been PNC’s independent auditors since 2007. The Audit Committee carefully considered the selection of PwC as our independent auditors. In connection with this selection, the Audit Committee considered whether there should be a rotation of the independent audit firm. The Audit Committee charter requires the Audit Committee to consider, not less frequently than when the lead audit partner is rotated, whether PNC should adopt a policy of regular rotation of the independent audit firm. In addition to assuring the required rotation of the lead audit partner, the Audit Committee oversees the selection of the new lead audit partner and the Audit Committee chair participates directly in the selection of the new lead audit partner.

On February 11, 2016, the Audit Committee presented its conclusions regarding the selection and appointment of PwC as the independent auditors to our Board of Directors, including a determination that the selection of PwC as our independent auditors is in the best interests of PNC. Following this presentation, the Board voted unanimously to recommend that shareholders vote to ratify the Audit Committee’s selection of PwC as PNC’s independent registered public accounting firm for 2016. The Audit Committee and the Board of Directors believe that the continued retention of PwC as PNC’s independent auditors is in the best interests of PNC.

The Audit Committee and Board of Directors have adopted a policy that if a majority of the votes cast at the annual meeting is against ratification, the Audit Committee will reconsider its selection of PwC. The Audit Committee will be under no obligation, however, to select new independent auditors. If the Audit Committee does select new independent auditors for 2016, we will not seek shareholder ratification of the new selection.

We expect representatives of PwC to be available at the annual meeting. They will have an opportunity to make a statement and respond to appropriate questions.

You can learn more about the Audit Committee’s responsibilities with respect to the independent auditors in the Committee’s charter, which is posted on the corporate governance section of our corporate website at www.pnc.com/corporategovernance.

Audit, audit-related and permitted non-audit fees

In considering the nature of the services provided by our independent auditors, the Audit Committee determined that the services are compatible with the provision of independent audit services. The Committee discussed these services with the independent auditors and our management to determine that they are permitted under the SEC rules and regulations concerning auditor independence.

The following table summarizes the total fees for professional services rendered by PwC to PNC for 2015 and 2014:

Category	2015 (in millions)	2014 (in millions)
Audit fees	$19.0	$19.1
Audit-related fees*	$1.8	$1.9
Tax fees	$0.2	$0.3
All other fees	-	$0.5
TOTAL FEES BILLED	$21.0	$21.8
*	Excludes fees of $0.6 million in 2015 and $0.4 million in 2014 for financial due diligence services related to potential private equity investments. In those instances the fees were paid by the company issuing the equity.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement    81

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (ITEM 2)

Audit fees. These fees consisted primarily of the audit of PNC’s annual consolidated financial statements, reviews of PNC’s quarterly consolidated financial statements included in Form 10-Q filings, comfort letter procedures, other services related to SEC matters and required attestation services.

Audit-related fees. These fees consisted primarily of SSAE 16 and compliance and internal control reviews.

Tax fees. These fees were attributable to federal and state tax compliance services and tax planning services.

All other fees. These fees primarily consisted of consulting services related to various regulatory matters.

Procedures for pre-approving audit services, audit-related services and permitted non-audit services

The Audit Committee is responsible for pre-approving audit services, audit-related services and permitted non-audit services (such as tax) to be provided to us by our independent auditors. The Committee is given this responsibility to confirm that providing services will not impair our auditors’ independence. The Committee performs this function for us and our subsidiaries.

The Committee’s responsibility also includes pre-approval of the fees for such services (although SEC regulations do not require the pre-approval of fees) and the other terms of the engagement. The Committee may either pre-approve specific fees, or a methodology for determining fees. Any proposed increase in fees that exceed the pre-approved amounts require the Committee’s approval.

Pre-approval may be general (categories of services) or specific (individual services). If the Committee pre-approves a general category of services, it will review the scope of services related to such general pre-approval at least annually. The Committee is responsible for approving any fee or other compensation arrangements for services covered by a pre-approval of a general category of services.

The full Committee may exercise pre-approval authority, or the Chairman of the Committee may exercise the authority as required between meetings. The Committee may also delegate this authority, in whole or in part, to one or more Committee members. Any person exercising delegated authority reports on the pre-approvals at the next scheduled meeting of the Committee, which will be reflected in the meeting minutes. The Audit Committee may not delegate its pre-approval authority to any other person, including any member of our management or other PNC employee or agent.

The written request for pre-approval includes, at a minimum, a description of the nature of the engagement, the proposed fee for the services, and a statement by the independent auditor that the provision of the services is consistent with SEC and other applicable rules on auditor independence. All requests for pre-approval of services are reviewed by management to ensure the services are permitted under SEC regulations and the Audit Committee charter and include a recommendation of the proposal by the Chief Financial Officer or the Controller and the General Auditor. In reviewing a pre-approval request, the Committee or Chairman may request members of our management to provide their views on auditor independence questions.

The Controller or designee reports to the Audit Committee at least quarterly as to the status of services that had been pre-approved and the related fees.

All audit services, audit-related services and permitted non-audit services and related fees disclosed above were pre-approved by the Audit Committee. The Audit Committee may amend these procedures from time to time.

82    THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s job is one of oversight, as set forth in its charter. It is not the duty of the Audit Committee to prepare PNC’s consolidated financial statements, to plan or conduct audits, or to determine that PNC’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. PNC’s management is responsible for preparing PNC’s consolidated financial statements and for establishing and maintaining effective internal control over financial reporting. PNC’s management is also responsible for its assessment of the effectiveness of internal control over financial reporting. The independent auditors are responsible for the audit of PNC’s consolidated financial statements and the audit of the effectiveness of PNC’s internal control over financial reporting. In addition, the independent auditors are responsible for the audit of management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015.

The Audit Committee has reviewed and discussed PNC’s audited consolidated financial statements with management and with PricewaterhouseCoopers LLP (PwC), PNC’s Independent Registered Public Accounting Firm for 2015. The Audit Committee has selected PwC as PNC’s independent auditors for 2016 subject to shareholder ratification. A portion of the Audit Committee’s review and discussion of PNC’s audited consolidated financial statements with PwC occurred in private sessions, without PNC management present.

The Audit Committee has discussed with PwC the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees”, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed PwC’s independence with representatives of PwC.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in PNC’s Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.

The Audit Committee of the Board of Directors of The PNC Financial Services Group, Inc.

Richard B. Kelson, Chair

Paul W. Chellgren

Marjorie Rodgers Cheshire

Donald J. Shepard

Gregory D. Wasson

In accordance with SEC regulations, the Report of the Audit Committee is not incorporated by reference into any of our future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933. The report is not deemed to be soliciting material or to be filed with the SEC under the Exchange Act or the Securities Act.

The Board of Directors recommends a vote FOR the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2016.

THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement    83

APPROVAL OF 2016 INCENTIVE AWARD PLAN (ITEM 3)

Overview

On March 3, 2016, our Board of Directors adopted, subject to shareholder approval, the PNC Financial Services Group, Inc. 2016 Incentive Award Plan (2016 Plan) and directed that the 2016 Plan be submitted to our shareholders for approval at the 2016 annual meeting. If approved by shareholders, the 2016 Plan will become effective as of April 26, 2016.

The Board believes that approval of the 2016 Plan will further PNC’s ability to attract, retain and motivate top-quality management, employees, officers and non-employee directors of PNC and its subsidiaries, upon whose judgment and efforts we rely to promote the long-term growth and financial success of PNC and its subsidiaries.

PNC has a well-designed compensation program and strong governance principles. Shares received under an award granted from the 2016 Plan would be subject to our policy which prohibits any of our employees or directors from hedging or pledging PNC securities or selling PNC securities short. In addition, our executive officers and other key executives are subject to executive stock ownership requirements. As new awards vest under the 2016 Plan (excluding stock options), designated employees need to retain a portion of the vested award, which they must hold until they retire or leave PNC.

The independent compensation consultant to the Board’s Personnel and Compensation Committee, Meridian Compensation Partners, reviewed and provided feedback on the 2016 Plan. In approving the 2016 Plan, the Board considered the importance of long-term incentives in supporting the key objectives of PNC’s equity compensation program and aligning employees’ interests with those of our shareholders as well as our understanding of our shareholders’ perspective with respect to equity-based compensation. We also took into consideration our stock price, business performance, competitive pay practices, regulatory requirements, and our use of equity-based awards to determine the number of shares needed. Based on these considerations, the Board approved the 2016 Plan, with the proposed shares available for issuance under the 2016 Plan of 30,000,000, representing approximately 6.0% of our outstanding common stock as of December 31, 2015, plus the balance of shares authorized but unissued (including such shares subject to outstanding awards) available under the 2006 Incentive Award Plan (as amended, the “Prior Plan”). Under the 2016 Plan, each share issued pursuant to awards, other than options or share appreciation rights (SARs), will be counted against the 2016 Plan reserve as 2.5 shares. Shares issued pursuant to options or SARs count against the 2016 Plan reserve on a one-for-one basis.

“Burn rate” and dilution. Burn rate and potential dilution are two common measures used in assessing a company’s equity compensation program. Burn rate measures the annual usage of shares available for grant under an equity compensation plan. Potential dilution is used to measure the dilutive impact of equity programs on existing shareholders.

84    THE PNC FINANCIAL SERVICES GROUP, INC. - 2016 Proxy Statement

APPROVAL OF 2016 INCENTIVE AWARD PLAN (ITEM 3)

We have historically demonstrated a prudent use of shares for equity compensation purposes. As shown in the charts below, for the fiscal years ended December 31, 2013, 2014, and 2015, respectively, our burn rates and dilution rates have decreased each year:

1	Burn rate is calculated by dividing the number of shares of common stock subject to equity awards granted by the weighted average number of shares of common stock outstanding at year end.
2	Dilution is equal to the number of shares available to be granted as future equity awards plus the number of securities to be issued upon exercise of outstanding options, warrants and rights divided by the total number of common shares outstanding at year end (based on annual 10-K filings).

The material terms of the 2016 Plan are summarized below. This summary is qualified in its entirety by the actual text of the 2016 Plan, which is attached to this proxy statement as Annex B. We will not grant any awards under the 2016 Plan prior to obtaining shareholder approval.

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APPROVAL OF 2016 INCENTIVE AWARD PLAN (ITEM 3)

Highlights of the 2016 Plan

•	Prohibition against discounted options and SARs. Options and SARs may not be granted with exercise or base prices lower than the fair market value of the underlying shares on the grant date.

•

Prohibition against option or SAR repricing. The 2016 Plan generally prohibits the reduction of the purchase price of an option or SAR, or the exchange of an option or SAR for an option or SAR with a lower purchase price or for cash, without shareholder approval.

•

Prohibition against liberal share recycling. Shares that are delivered in payment of option exercise or SAR base prices, used to satisfy tax withholding, repurchased by PNC using proceeds from option exercises, or not issued or delivered as a result of net settlement of options or SARs may not be recycled back into the 2016 Plan’s share reserve.

•

No dividend equivalents paid on unvested performance awards or on stock options or SARs. Under the 2016 Plan, payment of dividends or dividend equivalent rights on unvested performance awards (which include performance share and performance share unit awards) will not be made until such awards are vested, and no dividend equivalents may be granted with respect to stock options or SARs.

•	Annual limit on dollar value of director awards. Non-employee directors may not receive awards with an aggregate maximum grant date fair market value of more than $500,000 in any one calendar year.

•

Minimum vesting schedules on awards. Option, restricted share, restricted share unit, share unit, performance awards, and SAR awards all provide for a minimum vesting schedule or performance period of at least 12 months, subject to certain exceptions as described in more detail below.

•	No “evergreen” provision. The 2016 Plan does not contain an “evergreen” provision pursuant to which shares authorized for issuance may be automatically replenished.

•

Awards subject to clawback. Awards granted under the 2016 Plan will be subject to any clawback, adjustment or recoupment policy of PNC, including the policies currently in effect or that may be adopted or required pursuant to applicable law.

•	Independent committee. The 2016 Plan is administered by committees comprised of independent directors.

Material Terms of the 2016 Plan

Purpose. The purpose of the 2016 Plan is to promote the success and enhance the value of PNC by linking the personal interests of those persons eligible to receive awards under the 2016 Plan to the interests of PNC’s shareholders.

Administration. The 2016 Plan is administered and interpreted by a Board committee comprised entirely of independent directors (Committee).

•	For purposes of awards granted to employees, the “Committee” means the Personnel and Compensation Committee or its delegate.

•	For purposes of awards granted to non-employee directors, the “Committee” means the Nominating and Governance Committee or its delegate.

Subject to the terms of the 2016 Plan, the Committee has the authority to determine the individuals to whom awards will be made under the 2016 Plan and to establish the type, size, and other terms of awards under the 2016 Plan, including applicable performance criteria and restrictions on awards, as well as to construe and interpret the 2016 Plan and applicable award agreements. Subject to certain limitations, the Committee may delegate its authority under the 2016 Plan to certain officers, directors or managers of PNC.

Eligibility. Awards under the Plan may be granted to employees of PNC and its subsidiaries and to non-employee members of the Board. As of December 31, 2015, approximately 8,000 employees and 12 non-employee directors who are standing for re-election at the 2016 annual meeting will be eligible to receive awards under the 2016 Plan. The selection of participants eligible under the 2016 Plan is subject to the Committee’s discretion and not all eligible participants may receive awards in any given year.

Shares available. Subject to adjustment in certain circumstances as described below, the 2016 Plan authorizes up to 30,000,000 shares of common stock for issuance, plus the balance of shares authorized but unissued (including such shares subject to outstanding awards, which awards will continue to be governed in accordance with their existing terms) available under the Prior Plan. As of December 31, 2015, the Prior Plan had 14,026,308 shares of common stock remaining available for issuance, which amount includes shares reserved for our annual awards granted in February 2016 and any other awards granted under the Prior Plan through April 25, 2016.

Each share issued pursuant to awards, other than options or SARs, will be counted against the 2016 Plan reserve as 2.5 shares. Shares issued pursuant to options or SARs count against the 2016 Plan reserve on a one-for-one basis.

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Under any of the following circumstances, shares underlying an award, including with respect to Prior Plan awards, will be re-credited to the 2016 Plan share reserve and once again become available for future awards if:

•	an award lapses, expires, terminates or is canceled or forfeited without the underlying shares (or any portion thereof) being issued;

•	the Committee determines that all or a portion of shares underlying an award may not be issued because the conditions for such issuance were not or will not be satisfied;

•	an award, or any portion thereof, is settled for cash; or

•	such shares are issued pursuant to an award but are subsequently reacquired by PNC (for example, as a result of PNC exercising clawback rights).

Shares re-credited to the 2016 Plan share reserve due to a reacquisition by PNC will not increase the aggregate number of shares that may be issued pursuant to incentive stock options.

Furthermore, shares retained or reacquired by PNC, including Prior Plan shares, will not be re-credited to the 2016 Plan’s share reserve if such shares are:

•	delivered in payment of the option exercise price, base price of a SAR or other exercise price of an award;
•	delivered to or withheld by PNC to satisfy federal, state or local tax withholding obligations;

•	purchased by PNC using proceeds from option exercises; or

•	not issued or delivered as a result of a net settlement of an outstanding option or SAR.

Individual limitations. Subject to the adjustment provisions of the 2016 Plan, as described below, the maximum number of shares underlying awards that may be granted to any individual during a calendar year is limited to 2,000,000 shares. Furthermore, no individual may be granted in any one calendar year:

•	options or SARs for more than 2,000,000 shares (and no more than 1,000,000 shares in the case of incentive stock options);

•	qualified performance-based compensation (payable in shares), other than options or SARs, for more than 1,000,000 shares, based on a target award level on the grant date; and

•

qualified performance-based compensation (payable in cash by the terms of the award) for more than an amount equal to 1,000,000 shares, based on a target award level on the grant date and calculated based on the fair market value of a share of PNC’s common stock on the grant date.

Additionally, non-employee directors may not receive, in any one calendar year, awards with an aggregate maximum value, calculated as of the grant date based on the fair market value of each award, of more than $500,000.

Types of Awards

The following briefly describes the principal features of the various awards that may be granted under the 2016 Plan. Awards under the 2016 Plan may be settled in cash, shares of PNC common stock, units, or a combination of the foregoing, as provided in each award agreement.

Options. The Committee may grant (1) options that qualify as incentive stock options within the meaning of Section 422 of the Code (ISOs), (2) “nonqualified” stock options that are not intended to qualify as ISOs (NQSOs), or (3) any combination of ISOs and NQSOs. Anyone eligible to participate in the 2016 Plan may receive a grant of NQSOs. Only employees of PNC and certain of its subsidiaries may receive a grant of ISOs.

The Committee fixes the share exercise price for ISOs and NQSOs as of the grant date. The exercise price of any option may not be less than the fair market value of a share of common stock on the date of grant.

The Committee determines all terms and conditions of each option, including the number of shares subject to the option and the applicable vesting period. Except in the event of death or disability, or as otherwise provided in the award agreement, the vesting period for options cannot be less than 12 months. Generally, the term of an option may not exceed 10 years from the date of grant. Options may be exercised while the participant is employed by or providing service to PNC or within a specified period of time after termination of employment or service, as determined by the Committee. The Committee may at any time substitute SARs for options granted under the 2016 Plan, if so provided in the applicable award agreement.

A participant may exercise an option by delivering a properly executed notice of exercise to PNC or its designated agent. The participant will pay the exercise price and any withholding taxes for the option in cash or by check, or, if provided in the agreement, by (1) delivering shares of common stock already owned by the participant, (2) a broker-assisted cashless exercise, or (3) such other method as the Committee may approve, to the extent permitted by applicable law.

Share appreciation rights. The Committee may grant SARs to any eligible participant in the 2016 Plan. SARs may be granted in connection with, or independent of, other awards. Upon exercise of a SAR, the participant will receive an amount equal to the excess of the fair market value of PNC’s

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common stock on the date the SAR is exercised over the base amount of the SAR, as set forth in the applicable award agreement. The base amount of a SAR may not be less than the fair market value of a share of PNC common stock on the date of grant. Except in the event of death or disability, or as otherwise provided in the award agreement, a SAR may not be exercised until the expiration of at least 12 months from the date of grant. SARs may be exercised while the participant is employed by or providing services to PNC or within a specified period of time after termination of such employment or service, as determined by the Committee. Generally, the term of a SAR award may not exceed 10 years from the date of grant.

Share units and restricted share units. The Committee may grant share units to any eligible participant in the 2016 Plan. Each share unit provides the participant with the right to receive a share of common stock or an amount based on the value of a share of common stock at a future date. Share units issued pursuant to a share unit award may be subject to restrictions (“restricted share units”) or may be unrestricted, as determined by the Committee. Share units may be granted in connection with, or independent of, other awards. The Committee determines the number of share units that will be granted, restrictions applicable to restricted share units, and the other terms and conditions applicable to the share units; provided, however, that the restrictions applicable to restricted share units may not lapse until at least 12 months from the date of grant, except in the event of death or disability or as otherwise permitted by the award agreement. Share units may be paid at the end of a specified period or deferred to a date authorized by the Committee in accordance with the deferral requirements set forth in Section 409A of the Code, to the extent applicable. Payments with respect to share units may be made in cash, in shares, or a combination of both. Specific vesting and payment provisions applicable to current awards to executive officers are described on pages 74 to 76.

Share awards and restricted shares. The Committee may grant share awards to any eligible participant in the 2016 Plan. Shares issued pursuant to a share award may be subject to restrictions (“restricted shares”) or may be unrestricted, as determined by the Committee. The Committee determines the conditions under which restrictions on restricted shares may lapse (i.e., over time, or pursuant to such other criteria as the Committee deems appropriate, including performance-based criteria); provided, however, that no restrictions may lapse prior to 12 months from the date of grant, except in the event of death or disability, or as otherwise permitted by the award agreement.

Performance awards. Performance awards may be granted to any eligible participant under the 2016 Plan, and may be payable in cash, shares, or a combination thereof, as determined by the Committee. Vesting or payment of performance awards may be based on the satisfaction of performance criteria as established by the Committee or any other criteria that the Committee, in its sole discretion, may determine, and may be particular to an eligible person or to the department, branch, subsidiary or other unit in which the eligible participant works, or may be based on the performance of PNC or of a specified portion or portions of PNC and its subsidiaries generally. Specific vesting and payment provisions applicable to current awards to executive officers are described on page 65 and pages 74 to 76.

If the Committee determines that the award is intended to meet the requirements of “qualified performance based compensation” under Section 162(m) of the Code, then the performance criteria for vesting or payment of the award will be based on any one or more of the following:

•	earnings measures (including earnings per share, net income, net interest income, non-interest income) or earnings growth measures, revenue or cash flow;

•	market or market-related measures (including stock price, dividends or dividend yield, total shareholder return, market to book value, price / earnings ratio);

•	improvement or maintenance of financial or credit ratings;

•

return or use of capital measures (including return on assets, equity or investment) or other capital or liquidity measures or objectives (including measures or objectives related to economic capital, cost of capital);

•	other measures of operating or profitability margin or performance (including net interest margin, operating or profit margin, productivity ratios) or risk adjusted profitability measures;

•

regulatory compliance (including Tier 1 capital ratios or Basel III objectives) or internal or external regulatory capital, liquidity, risk or other regulatory-related requirements, expectations, goals or objectives;

•	satisfactory internal or external audits;

•

achievement of balance sheet, income statement, or other financial objectives (including objectives related to capital management, assets, loans, charge-offs, allowance for loan and lease losses, other reserves, reduction of nonperforming assets, asset quality levels, investments, deposits, deposit mix, interest sensitivity gap levels);

•	expense measures (including objectives related to expense management, operating efficiencies, efficiency ratios, non-interest expense);

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•	on or off-balance sheet portfolio objectives (including those related to servicing portfolios, securitizations, assets under administration or management, loan originations or sales);

•	achievement of asset quality objectives or credit quality objectives;

•

achievement of risk management objectives, strategic objectives or goals (including workforce objectives or goals), technology or innovation objectives, product, customer or market-related objectives (including sales, product revenues, revenue mix, product growth, customer growth, number or type of customer relationships, customer satisfaction, cross-selling goals, associate satisfaction, market share, branding);

•	consummation of acquisitions, dispositions, projects or other specific events or transactions or acquisition integration or disposition management goals or objectives; and

•	any other objective goals established by the Committee.

The Committee may specify that the performance criteria under an award of qualified performance-based compensation will include adjustments to include or exclude the effect of certain events, including any of the following events: litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; gains or losses from the disposition of businesses or assets or from the early extinguishment of debt; or charges for unusual or non-recurring items of loss or expense, such as expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions.

As specified by the Committee, performance criteria may be measured annually or for a shorter or longer performance period, on an absolute basis or relative to an established target, to previous years or other comparable period or periods’ results, to a designated comparison group or groups, or to one or more designated external or internal indices or benchmarks.

The Committee will determine whether, and the extent to which, the applicable performance goals have been achieved or satisfied. Except as otherwise provided in an award agreement, performance awards will be distributed only after the completion of the relevant performance period. The length of a performance period will be determined by the Committee upon the grant of each performance award and will be at least 12 months in duration, except as otherwise specified in the award agreement. Performance awards may be paid in a lump sum, in installments, or on a deferred basis.

Other share-based awards (including dividend equivalents). The Committee may grant other types of share-based awards that would not otherwise constitute options, SARs, share units, share awards, or performance awards, such as dividend equivalent rights. The Committee may grant other share-based awards to any eligible participant in the 2016 Plan based on or measured by shares of common stock, and the terms and conditions for these awards will be determined by the Committee. Dividend equivalents will not be granted with respect to options or SARs. Dividend equivalents granted with respect to a performance award will not be distributed during the applicable performance period or to the extent any such award is otherwise unearned.

Dollar-denominated awards. The Committee may grant dollar-denominated awards to eligible participants in the 2016 Plan, which may be based upon the achievement of performance criteria or other conditions, as determined by the Committee. Such awards may be payable in cash, shares, or a combination of both, as determined by the Committee.

Deferrals

The Committee may establish rules to permit or require participants to defer receipt of the payment of cash or the delivery of shares of common stock that would otherwise be due to the participant in connection with a grant under the 2016 Plan in accordance with Section 409A of the Code, if applicable.

Adjustment Provisions

If there is any change in the number or kind of shares of common stock by reason of a corporate transaction involving PNC, including share dividend, share split, spinoff, recapitalization, merger, consolidations or reorganizations, then (1) the number and class of shares subject to each outstanding award, (2) the exercise price, base price or other purchase price for an award, (3) the total number and class of shares for which future awards may be made or paid, (4) the limit on the number of shares of common stock which any individual may receive pursuant to awards in any year, or (5) any other aspect of any award, in each case, as the Committee in its sole discretion deems appropriate to reflect such transaction so that the rights of a grantee are neither enlarged nor diminished as a

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result of the transaction. This includes, without limitation, (1) measuring the value per share unit of any award authorized for payment to grantee by reference to the per share value of the consideration payable to a common shareholder of PNC in connection with such transactions and (2) authorizing payment of the entire value of any award authorized for payment to grantee to be paid in cash.

Change of control. Adjustments in connection with a change of control of PNC are generally not covered by the foregoing adjustment provisions. Treatment of adjustments in connection with a change of control of PNC is at the discretion of the Committee, as provided in the applicable award agreement.

Sub-plans

The 2016 Plan permits the Committee to provide for special terms for awards to grantees who are foreign nationals, who are employed by PNC or any subsidiary outside of the United States, who provide services to PNC under an agreement with a foreign nation or agency, or as the Committee may consider necessary or appropriate. Moreover, the Committee has the authority to approve such supplements to or amendments, restatements, or alternative versions of the 2016 Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate; provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the 2016 Plan as then in effect unless the 2016 Plan could have been amended to eliminate such inconsistency without further approval by PNC’s shareholders.

Amendment and Termination of the Plan

The Board or the Committee may amend or terminate the 2016 Plan in any respect, and at any time; provided, however, that no amendment, alteration or termination of the 2016 Plan will be made by the Board or the Committee without approval of (1) PNC’s shareholders, to the extent shareholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the common stock is listed or quoted, and (2) each affected participant if such amendment, alteration or termination would adversely affect, in a material way, his or her rights or obligations under any grant or award made prior to the date of such amendment, alteration or termination except as otherwise permitted under 2016 Plan. No awards may be granted under the 2016 Plan after April 25, 2026 (and no ISOs may be granted after March 3, 2026).

Federal Income Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences applicable to 2016 Plan participants and PNC, and is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice, nor does it describe state, local or foreign tax consequences. The 2016 Plan is not subject the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Incentive stock options. Options issued under the 2016 Plan and designated as incentive stock options are intended to qualify as such under Section 422 of the Code. In this regard, an optionee who has been granted an incentive stock option will not recognize income and PNC will not be entitled to a deduction at the time of the grant or exercise of the option; provided, however, that the difference between the value of the common stock received on the exercise date and the exercise price paid is an item of tax preference for purposes of determining the optionee’s alternative minimum tax. The taxation of gain or loss upon the sale of the common stock acquired upon exercise of an incentive stock option depends, in part, on whether the holding period of the common stock is at least (1) two years from the date the option was granted and (2) one year from the date the option was exercised. If these holding period requirements are satisfied, any gain or loss realized on a subsequent disposition of the common stock will be treated as a long-term capital gain or loss. If these holding period requirements are not met, then, upon such “disqualifying disposition” of the common stock, the optionee will realize compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the common stock at the time of exercise over the exercise price, limited to the gain on sale. Any further gain (or loss) realized by the optionee

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generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. If the optionee recognizes ordinary income upon a disqualifying disposition, PNC generally will be entitled to a tax deduction in the same amount. If, however, the optionee meets the applicable holding period, PNC generally will not be entitled to a tax deduction with respect to capital gains recognized by the optionee. If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a nonqualified stock option.

Nonqualified stock options and share appreciation rights. A participant generally will not recognize income at the time a nonqualified stock option or share appreciation right is granted. Rather, the participant with respect to such an award recognizes compensation income only when the nonqualified stock option or share appreciation right is exercised. The amount of income recognized upon the exercise of a nonqualified stock option is equal to the excess of the fair market value of the common stock received over the sum of the exercise price plus the amount, if any, paid by the participant for such option. Upon the exercise of the share appreciation right, the participant will recognize compensation taxable as ordinary income equal to either: (1) the cash received upon the exercise; or (2) if common stock is received upon the exercise of the share appreciation right, the fair market value of the common stock received. In either case, PNC is generally entitled to a tax deduction in an amount equal to the compensation income recognized by the participant. Upon a subsequent disposition of the common stock acquired under a nonqualified stock option, the participant will realize short-term or long-term capital gain (or loss) depending on the holding period. The capital gain (or loss) will be short-term if the common stock is disposed of within one year after the nonqualified stock option is exercised, and long-term if the common stock was held more than one year, as of the sale date.

Restricted shares. A participant that receives a restricted share award under the 2016 Plan normally will not be required to recognize income for federal income tax purposes at the time of grant, nor is PNC entitled to any deduction, to the extent that the common stock awarded has not vested (i.e., is no longer subject to a substantial risk of forfeiture). When any part of a restricted share award vests, the participant will realize compensation taxable as ordinary income in an amount equal to the fair market value of the vested common stock on the vesting date (less the amount, if any, paid for the stock). The participant may, however, make an election, referred to as a Section 83(b) election, within 30 days following the grant of the restricted share award, to be taxed at the time of the grant of the award based on the fair market value of the common stock on the grant date. A participant who makes a Section 83(b) election will recognize ordinary taxable income on the grant date equal to the fair market value of the shares as if the shares were unrestricted. If the shares subject to such election are subsequently forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to the restricted share award prior to the lapse of the restrictions will be treated as additional compensation that is taxable as ordinary income to the participant. PNC will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income. Upon the sale of the vested common stock, the participant will realize short-term or long-term capital gain or loss depending on the holding period. The holding period generally begins when the restriction period expires. If the recipient timely made a Section 83(b) election, the holding period commences on the date of the grant.

Restricted share units. A recipient of restricted share units will not be required to recognize any income for federal income tax purposes, and PNC is not entitled to a deduction, at the time of grant. Rather, upon the settlement of units, the recipient of such units generally will be subject to tax at ordinary income rates on the fair market value of any common stock issued or cash paid in settlement of the award of such units, and PNC generally will be entitled to a deduction equal to the amount of the ordinary income realized by the recipient. If the recipient receives shares of common stock upon settlement then, upon disposition of such shares, appreciation or depreciation after the settlement date is treated as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

Performance awards. A participant generally will not recognize income upon the grant of a performance award. Upon payment of the performance award, the participant will recognize ordinary income in an amount equal to the cash received or, if the performance award is payable in common stock, the fair market value of the common stock received. When the participant recognizes ordinary income upon payment of a performance award, PNC generally will be entitled to a tax deduction in the same amount.

Unrestricted shares, dollar-denominated awards and other share-based awards. The tax consequences of receiving common stock pursuant to an unrestricted share award or cash pursuant to a dollar-denominated award under the 2016 Plan is similar to receiving cash compensation from PNC. In such event, the participant must recognize ordinary income equal to the cash received or the fair market value of the common stock received, less any amount paid for common stock. PNC generally is entitled to a tax deduction for compensation paid to a participant at the same time and in the same

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amount as the participant recognizes ordinary income. The federal income tax consequences of other incentive awards will depend on how the awards are structured. Generally, PNC will be entitled to a deduction with respect to other incentive awards only to the extent that the recipient realizes compensation income in connection with such awards.

Consequences of change of control. If a change of control of PNC causes awards under the 2016 Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and result in a disallowance of PNC’s deductions under Section 280G of the Code.

Section 409A. Section 409A of the Code (“Section 409A”) applies to compensation that individuals earn in one year but that is not paid until a future year. This is referred to as nonqualified deferred compensation. If a deferred compensation arrangement does not meet either an exemption from, or the requirements of, Section 409A, the compensation may be subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest and penalties, including a 20% additional income tax. Section 409A does not impose any penalties on PNC and does limit PNC’s deduction with respect to compensation paid to a participant. Awards under the Plan are intended to comply with Section 409A or an exception thereto. Notwithstanding, Section

409A may impose upon a participant certain taxes or interest charges for which the participant is responsible.

Section 162(m). Section 162(m) of the Code limits the deductibility of compensation paid to each of PNC’s CEO and the three other highest compensated officers, other than the CFO (collectively, the “covered employees”), in any one year to $1,000,000, unless the compensation is “qualified performance-based compensation.” Among other requirements, for compensation to be “performance-based” for purposes of Section 162(m), the performance goals must be pre-approved and objective. The 2016 Plan has been structured in a manner that enables PNC to grant awards to covered employees that are designed to be “qualified performance-based compensation.”

Shareholders are being asked to approve the 2016 Plan and, specifically, the material terms of the performance goals under which an award of qualified performance-based compensation may be granted in the 2016 Plan, in order to preserve PNC’s ability to deduct compensation paid to covered employees pursuant to any qualified performance-based compensation that may be made in the future under the 2016 Plan. However, nothing in this proposal precludes the Committee from granting, and the Committee reserves the right to grant, awards that do not qualify as qualified performance-based compensation under Section 162(m). Additionally, there is no guarantee that awards intended to qualify as qualified performance-based compensation under Section 162(m) ultimately will be deductible by PNC.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2016 Plan. Benefits under the Plan generally will be granted at the discretion of the applicable Committee and are therefore not currently determinable. The closing market price of PNC’s common stock on March 3, 2016 was $86.58 per share.

The Board of Directors recommends that you vote FOR the approval of the 2016 Incentive Award Plan.

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The table below sets forth the number of outstanding awards and securities remaining available for future issuance under the 2006 Incentive Award Plan and our other equity-based plans.

Equity Compensation Plan Information

(At December 31, 2015)

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	10,183,983	(1)	$ 55.49	14,877,217(2)
Equity compensation plans not approved by security holders(3)	1,819,801		$519.71	—
Total	12,003,784			14,877,217
(1)	Of this total, 24,080 are stock options that relate to the 1997 Long-Term Incentive Award Plan. In addition, the following amounts relate to the 2006 Incentive Award Plan, as amended and restated (2006 Incentive Plan): 4,904,983 are stock options, 519,948 are incentive performance unit awards and 4,734,972 are stock-payable restricted stock units.

With respect to incentive performance units under the 2006 Incentive Plan, this amount reflects the maximum number of shares that could be issued pursuant to awards outstanding at December 31, 2015 upon target achievement of the performance goals and other conditions of the awards. For achievement of the performance goals and other conditions above target level, payment is made in cash share equivalents, up to a maximum of 25% of the target number of share units.

With respect to the stock-payable restricted stock units under the 2006 Incentive Plan, such restricted stock units include 2012, 2013, 2014 and 2015 awards of performance-based restricted share units (with the units payable solely in stock and related dividend equivalents payable solely in cash) that have a service condition, risk-related performance conditions and a market condition, and also include awards of other stock-payable restricted share units, some of which are time-based, others which are performance-based and some of which also include related dividend equivalents payable solely in cash. The number in column (a) includes the maximum number of shares that could be issued pursuant to awards of this type of award outstanding at December 31, 2015 upon achievement of the performance and market conditions, where applicable, and other conditions of the awards. Where stock-payable restricted share units include a fractional share interest, such fractional share interest is payable only in cash share equivalents. During 2015, a total of 57 cash share equivalents were paid for fractional share interests.

(2)	The entire amount available for future issuance includes 850,909 shares available under the Employee Stock Purchase Plan, which includes 85,709 shares subject to purchase during the current purchase period as of December 31, 2015, which purchase period began on July 1, 2015, and ended on December 31, 2015. The entire amount available for awards under the 2006 Incentive Plan is 14,026,308. No further awards are available under the 1997 Long-Term Incentive Award Plan.

(3)	The plans in this section of the table reflect awards under pre-acquisition plans of National City Corporation and Sterling Financial Corporation. National City was merged into PNC on December 31, 2008 and Sterling was merged into PNC on April 4, 2008. Pursuant to the respective merger agreements for these acquisitions, common shares of National City or Sterling, as the case may be, issuable upon the exercise or settlement of various equity awards granted under the National City or Sterling plans were converted into corresponding awards covering PNC common stock. The number of securities to be issued upon the exercise of outstanding options, warrants and rights of the former National City Corporation equity-based incentive plans and the former Sterling Financial Corporation 1996 Stock Incentive Plan are 1,818,244 and 1,557, respectively. The weighted-average exercise price of the outstanding options, warrants and rights of the former National City Corporation equity-based incentive plans and the former Sterling Financial Corporation 1996 Stock Option Plan are $522.54 and $77.82, respectively. Additional information is included in Note 13 Stock Based Compensation Plans in the Notes To Consolidated Financial Statements in Item 8 of our 2015 Form 10-K and in Note 16 Stock Based Compensation Plans in the Notes To Consolidated Financial Statements in Item 8 of our 2008 10-K.

The 1997 Long-Term Incentive Award Plan

After shareholder approval of the 2006 Incentive Plan at the 2006 annual meeting of PNC’s shareholders on April 25, 2006 (see paragraph below), no further awards were permitted under the 1997 Long-Term Incentive Award Plan, with certain exceptions that are no longer applicable.

The 2006 Incentive Award Plan

The 2006 Incentive Plan was approved by PNC shareholders on April 25, 2006, and was amended and restated effective as of March 11, 2011 upon shareholder approval on that date. The 2006 Incentive Plan (as amended and restated) originally authorized up to 46,000,000 shares of common stock for issuance, subject to adjustment in certain circumstances. Shares available for issuance under this plan are also reduced by the number of any shares used in payment of bonuses under the 1996 Executive Incentive Award Plan.

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APPROVAL OF 2016 INCENTIVE AWARD PLAN (ITEM 3)

Under the 2006 Incentive Plan, awards or portions of awards that, by their terms, are payable only in cash do not reduce the number of shares that remain available for issuance under the plan (the number in column (c) of the Equity Compensation Plan Information table on page 93). During 2015, a total of 429,679 cash-payable share units (adjusted to reflect the maximum number of share units that could be paid out in cash pursuant to the terms and conditions in the grant agreements) plus cash-payable dividend equivalents with respect to 364,731 of those share units were granted under the plan.

If the 2016 Plan is approved by shareholders at the 2016 annual meeting, no further awards will be made under the 2006 Incentive Plan.

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“SAY-ON-PAY”: ADVISORY VOTE

ON EXECUTIVE COMPENSATION (ITEM 4)

What is the purpose of this item?

We describe this item as an advisory vote on executive compensation, but it is more commonly known as “say-on-pay.” We provide this vote under the federal securities laws (Section 14A of the Securities Exchange Act of 1934) and in recognition of our shareholders’ vote in 2011 recommending that we hold an advisory vote on executive compensation each year. After our shareholders voted in 2011, the Board affirmed that recommendation and elected to hold future “say-on-pay” advisory votes on an annual basis, until the next shareholder vote on “say-on-pay” frequency. We expect to conduct our next shareholder vote on “say-on-pay” frequency at our 2017 annual meeting of shareholders.

With this item, shareholders may submit an advisory vote on the compensation of our CEO and the other four executive officers named in the Summary compensation table on page 58. That table provides an annual snapshot of the compensation paid or granted to our NEOs.

What does it mean to have a “say-on-pay” advisory vote?

As an advisory vote, the outcome will not bind PNC or our Board. We will disclose how many shareholders voted “For” or “Against” the resolution, and how many shareholders abstained from voting.

We believe in soliciting input from our investors throughout the year on a variety of issues, and this advisory vote fits within our broader shareholder engagement efforts. We first provided a “say-on-pay” vote in 2009, voluntarily provided the vote again in 2010, provided the vote as required by the federal securities laws in 2011 and as recommended by our shareholders annually since then. We have averaged 92% support in say-on-pay votes over the past five years.

While this vote is non-binding, our Board values the opinions of shareholders and will carefully consider the results when making future compensation decisions. In considering an overall executive compensation program, “say-on-pay” cannot convey a shareholder’s view on a discrete element of our compensation program or a specific decision made by our Board’s Personnel and Compensation Committee. From 2009 through 2015, the Committee received reports on the outcome of the “say-on-pay” vote, how PNC compared to its peer group and other large public companies, and whether any changes to the compensation program were being considered in light of the results. The Committee expects to undertake a similar evaluation this year.

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“SAY-ON-PAY”: ADVISORY VOTE ON EXECUTIVE COMPENSATION (ITEM 4)

Where can I find more information on executive compensation?

We describe our executive compensation program and the compensation awarded under that program in the CD&A, the Compensation Tables, and the related disclosure contained in this proxy statement. See pages 39 to 78.

What are some of the performance and compensation program highlights for 2015?

Please review our CD&A, which begins on page 39, as well as the accompanying compensation tables and the related disclosure beginning on page 58. Performance and compensation program highlights, which are also included in our CD&A, should be read in connection with the full CD&A, the Compensation Tables and the related disclosure contained in this proxy statement.

The Board of Directors recommends a vote FOR the following advisory resolution:

“RESOLVED, that the holders of the common stock and the voting preferred stock of The PNC Financial Services Group, Inc. (the “Company”), voting together as a single class, approve the compensation of the Company’s five executive officers named in the Summary compensation table of the Company’s proxy statement for the 2016 Annual Meeting of Shareholders (the “2016 Proxy Statement”), as described in the Compensation Discussion and Analysis, the Compensation Tables and the related disclosure contained in the 2016 Proxy Statement.”

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GENERAL INFORMATION

PNC will hold its annual meeting of shareholders on Tuesday, April 26, 2016.

This proxy statement includes information about PNC, describes the proposals to be considered at the meeting, and explains the voting process. We encourage you to read it carefully.

This section of the proxy statement reviews important technical points, such as how to attend the meeting, how to access our proxy materials, how to vote, how a proposal gets approved and how shareholder proposals can be brought before a meeting.

In this section we sometimes discuss differences between “registered” and “street name” shareholders. For purposes of reviewing the proxy materials and voting shares, this distinction is important. We refer to those owning PNC shares in their own name as “registered” holders or “shareholders of record.” We refer to those who own PNC shares through an account at an intermediary—such as a brokerage firm or bank—as holding our shares in “street name” or as “beneficial owners.”

Attending the annual meeting

Our annual meeting of shareholders will be held on Tuesday, April 26, 2016 in the James E. Rohr Auditorium in The Tower at PNC Plaza, 300 Fifth Avenue, Pittsburgh, Pennsylvania 15222. The meeting will begin at 11:00 a.m., Eastern time. Directions to the meeting are available at www.pnc.com/annualmeeting.

General requirements

You must be a shareholder on the record date of January 29, 2016, or hold a valid legal proxy, to attend the annual meeting in person. Each shareholder may bring one guest.

All shareholders, guests of shareholders and persons holding legal proxies must present a valid form of photo identification, such as a driver’s license, to be admitted to the annual meeting.

Additional requirements

In addition to presenting a valid form of photo identification, please follow these instructions to be admitted to the meeting:

Registered shareholder. Present one of the following: (i) proxy card admission ticket, (ii) Notice of Availability of Proxy Materials or (iii) admission ticket that you printed if you voted electronically.

Street name shareholder. Present one of the following: (i) brokerage statement or letter from your bank or broker demonstrating PNC share ownership as of our record date of January 29, 2016, (ii) voting instruction form or copy, (iii) Notice of Availability of Proxy Materials or (iv) a written legal proxy issued by your broker or bank.

Proxy for registered shareholder. Present a written legal proxy to you signed by the registered shareholder and one of the following: (i) proxy card admission ticket, (ii) Notice of Availability of Proxy Materials or (iii) printed admission ticket if the registered shareholder voted electronically.

Proxy for street name shareholder. Present a written legal proxy from a broker or bank to the street name holder, in assignable form, and a written legal proxy from the street name holder to you, and one of the following: (i) a brokerage statement or letter from the street name holder’s bank or broker demonstrating PNC share ownership as of our record date of January 29, 2016, (ii) voting instruction form or copy or (iii) Notice of Availability of Proxy Materials.

A shareholder representative (for example, a person representing an entity that is a shareholder) must present satisfactory documentation evidencing his or her authority with respect to the shares in addition to complying with the general and additional requirements.

We will decide in our sole discretion whether the documentation presented for admission meets the above requirements.

Everyone attending the annual meeting agrees to abide by the regulations for conduct for the meeting. These regulations for conduct are included in Annex C to this proxy statement and will also be printed on the meeting agenda and distributed and reviewed at the meeting.

No cameras, mobile phones, laptops, tablets, or recording equipment are permitted in the meeting room. In addition, large bags, backpacks, briefcases, and similar items are not permitted in the meeting room.

If you cannot attend the annual meeting in person, you can listen to the meeting by using the webcast or conference call options that are described on the Notice of Annual Meeting of Shareholders on page 11. However, those using the webcast or dial-in numbers will not be able to vote or ask questions. Please visit the website www.pnc.com/investorevents or www.pnc.com/annualmeeting ahead of time to register and download any necessary software and to view or print related materials.

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GENERAL INFORMATION

Reviewing proxy materials

Mailing date. We provided access to our proxy materials beginning on Tuesday, March 15, 2016. On that day, we mailed the Notice of Availability of Proxy Materials, began mailing paper copies of this proxy statement and proxy card and our 2015 Annual Report to registered shareholders, and delivered proxy materials electronically to registered shareholders who previously consented to that type of delivery. Please note that our 2015 Annual Report is not considered part of our proxy solicitation materials.

Accessing proxy materials. The SEC allows us to deliver proxy materials to shareholders over the Internet. We believe that this offers a convenient way for shareholders to review our information. It also reduces printing expenses and lessens the environmental impact of paper copies.

Shareholders may access our proxy materials electronically. Upon request, we will continue to provide email or paper copies of proxy materials to shareholders for the current meeting or for future meetings.

If you hold PNC shares in street name, we generally cannot mail our materials to you directly. Your broker or bank must provide you with the Notice of Availability of Proxy Materials or the proxy statement and voting instruction form, and must also explain the voting process to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2016: This Notice of Annual Meeting and Proxy Statement and the 2015 Annual Report are available at:

www.envisionreports.com/PNC

Have you received more than one set of proxy materials? If two or more PNC shareholders live in your household, or you maintain more than one shareholder account on the books of our transfer agent, you may have received more than one set of our proxy materials.

In order to reduce duplicate packages and lower expenses, we rely on Securities and Exchange Commission rules allowing delivery of one set of proxy materials to multiple shareholders sharing the same address and last name who consent in a manner provided by these rules. This is referred to as “householding.” Even if you consent to householding, we will always deliver a separate proxy card or Notice of Availability of Proxy Materials for each account. Householding will not affect your right to vote.

If you would like to opt out of or into householding in the future, or would like to receive a separate copy of the proxy materials, please write or call Computershare Trust Company, N.A., our stock transfer agent, at the address or phone number below:

Computershare Trust Company, N.A.

P.O. Box 43078

Providence, RI 02940-3078

800-982-7652

You may also receive more than one set of our proxy materials if you have more than one brokerage account. Our householding process does not include accounts that you maintain at a brokerage firm or bank. Some brokerage firms and banks offer householding—please contact your broker directly if you are interested.

Voting your shares

We want our shareholders, as the owners of PNC, to consider the important matters before them and exercise their right to vote. Our Board of Directors is asking for, or soliciting, a proxy from our shareholders. This section describes the different aspects of the voting process and how proxy voting works.

Who can vote? You are entitled to vote if you were a shareholder as of the record date of January 29, 2016.

What is a proxy? For shareholders unable to attend and vote at the annual meeting in person, you can tell us exactly how you want to vote and then allow an officer to vote on your behalf. That is called giving us a “proxy.” By allowing a proxy to carry out your wishes, you can ensure that your vote counts.

Soliciting your proxy. Our Board of Directors is soliciting your proxy to make sure that your vote is properly submitted and received on time, and to improve the efficiency of the annual meeting. We may ask for, or solicit, proxies using several methods.

We may solicit proxies by mail, personal interviews, telephone or fax. We may use the Internet to solicit proxies. PNC officers or employees may solicit proxies, but will not receive any special compensation for doing so.

We will ask brokerage houses, banks and other custodians of PNC stock to forward proxy materials to their clients who hold PNC stock. We will pay for their expenses to do so.

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GENERAL INFORMATION

We hired Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, a proxy soliciting firm, to help us with the solicitation of proxies for the 2016 annual meeting. We will pay Morrow $15,000, plus its out-of-pocket expenses, to provide information to our shareholders and to assist with distributing proxy materials.

Revoking your proxy. What if you change your mind after you give us your proxy to vote? You can amend your voting decisions in several ways. We call this “revoking” your proxy.

To revoke your current proxy and replace it with a new proxy, we must receive the newly executed proxy before the deadline. If you revoke by mail, we must receive the new proxy card before the annual meeting begins. Please make sure you have provided enough time for the replacement proxy to reach us. If you revoke by using the telephone or Internet voting options, we must receive your revocation by 1:00 a.m. Eastern time on April 26, 2016.

After the above deadlines have passed, you can only revoke your proxy in person. You cannot use the webcast or conference call to revoke your proxy. Once the polls close at the annual meeting, the right to revoke ends. If you have not properly revoked your proxy, we will vote your shares in accordance with your most recent valid proxy.

If you hold PNC shares in street name, follow the instructions provided by your broker to revoke your voting instructions or otherwise change your vote.

How to vote. If your shares are registered in your name, you may vote in person by submitting a ballot at the annual meeting. We will distribute ballots at the meeting. To make it convenient and simple for you, we offer a number of other ways to vote your shares. We include voting instructions in the Notice of Availability of Proxy Materials and the proxy card.

For registered holders, we offer the following methods to vote your shares and give us your proxy:

Internet	Go to www.envisionreports.com/PNC and follow the instructions. This voting system has been designed to provide security for the voting process and to confirm that your vote has been recorded accurately.
Telephone	Follow the instructions on the proxy card.
Mail	Complete, sign and date the proxy card and return it in the envelope provided if you were mailed paper copies of the proxy materials. The envelope requires no postage if mailed in the United States.

If you hold PNC shares in street name, you will receive information on how to give voting instructions to your brokerage firm or bank. Note that if you hold PNC shares in street name and plan to vote at the annual meeting, you must present a written legal proxy from your broker or bank authorizing you to vote the shares it holds for you in its name.

PNC is incorporated in Pennsylvania. Pennsylvania law allows properly authenticated proxies to be transmitted by telephone or the Internet. Pennsylvania law also permits a shareholder of record, such as a brokerage firm or bank, to communicate a vote by telephone or Internet for a beneficial owner.

Brokers voting your shares. If you hold PNC shares in street name, you must give instructions to your broker on how you would like your shares to be voted. If you do not provide any instructions, your broker has discretionary authority to vote your shares on “routine” items. New York Stock Exchange (NYSE) rules define which items are “routine” or “non-routine.” We discuss below under Votes required for approval whether the items to be acted upon at the annual meeting are “routine” or “non-routine.”

A broker “non-vote” occurs when the shareholder provides no instructions and the item is non-routine. In determining whether a vote was cast for a proposal, we will not count broker non-votes.

Our voting recommendations. If your shares are registered in your name and you sign, date and return your proxy card but do not give voting instructions, or if you use Internet or telephone voting and do not provide voting instructions for each proposal, we will vote your shares as follows:

•	FOR each of the Board’s 13 nominees for director

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2016

•	FOR the 2016 Incentive Award Plan

•	FOR the advisory resolution on executive compensation

Confidential voting. We keep votes confidential and do not disclose them to our directors, officers or employees, except:

•	As necessary to meet legal requirements or to pursue or defend legal actions.

•	To allow the Judge of Election to certify the voting results.

•	When expressly requested by a shareholder or benefit plan participant.

•	If there is a contested proxy solicitation.

Our Board has adopted a “confidential voting” policy. With the exceptions described above, this policy states that all proxies, ballots, voting instructions from employee benefit plan participants and voting tabulations that identify the particular vote of a shareholder or benefit plan participant be kept permanently confidential and not be disclosed.

Computershare Trust Company, N.A., our independent vote tabulator and Judge of Election for the 2016 annual meeting, confirmed that its procedures will be consistent with this policy.

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GENERAL INFORMATION

How a proposal gets approved

On the record date, we had over 500 million outstanding shares of common stock, as well as additional shares of preferred stock. Under Pennsylvania law, we must have a quorum before we can consider proposals at an annual meeting. A quorum is the number of shares that must be present at the meeting. In determining if a quorum exists, we count the number of shares represented by shareholders in person as well as the number of shares represented by proxies.

To have a quorum, we need the presence of shareholders or their proxies who are entitled to cast at least a majority of the votes that all shareholders are entitled to cast. If you return a proxy, whether you vote for or against a proposal, abstain from voting or only sign and date your proxy card, your holdings will be counted toward the quorum.

Once a quorum is achieved, different proposals may require different standards of approval. Street name holders may need to take additional precautions to ensure that their vote counts. We discuss the mechanics of proposal approval below.

Issued and outstanding shares. This table shows the number of issued and outstanding shares of our common and preferred stock entitled to vote on January 29, 2016, the record date. We have additional issued and outstanding series of preferred stock that are not entitled to vote at the meeting. The table also shows the number of votes for each share for the matters brought before this meeting. The number of votes shown for each share of voting preferred stock equals the number of full shares of PNC common stock that can be acquired upon the conversion of a share of preferred stock. At the meeting, holders of common and preferred stock entitled to vote will vote together as a single class. There is no cumulative voting.

Class	Issued and Outstanding Shares Entitled to Vote	Votes Per Share	Effective Voting Power
Common	502,399,069	1	502,399,069
Preferred – Series B	615	8	4,920

Votes required for approval. Under Pennsylvania law, if you abstain from voting it will not count as a vote “cast.” To abstain, you must check the “Abstain” box on your proxy card, or select the appropriate option when voting by Internet or telephone. If you sign, date and return your proxy card but do not provide voting instructions, or if you do not provide voting instructions when voting over the Internet, we will vote your shares represented by that proxy as recommended by our Board of Directors and this vote will count as a vote cast. A broker non-vote will also be treated as a failure to record a vote and will not count as a vote cast.

Election of directors (Item 1). Unless a company’s articles of incorporation or by-laws provide otherwise, Pennsylvania law contemplates election of directors by a plurality of votes cast. In 2009, PNC amended its By-laws to include an eligibility requirement for director nominees in uncontested elections, whereby an incumbent director will offer to resign if he or she does not receive a majority of the votes cast. Our By-laws and corporate governance guidelines describe this majority voting requirement and the related procedure that requires an incumbent director to tender his or her resignation to the Board. To receive a majority of the votes cast means that the shares voted “for” a director’s election exceed 50% of the number of votes cast with respect to that director’s election. This will be considered a non-routine item. As a non-routine item, there may be broker non-votes. Any broker non-votes or abstentions will not be included in the total votes cast and will not affect the results.

Ratification of independent registered public accounting firm (Item 2). A majority of the votes cast will be required to approve the ratification of our Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016. This will be considered a routine item, and brokers have the discretion to vote uninstructed shares on behalf of clients. As a routine item, there will be no broker non-votes, although brokers may otherwise fail to submit a vote. Any failures by brokers to vote or abstentions will not be included in the total votes cast and will not affect the results.

Approval of 2016 Incentive Award Plan (Item 3). A majority of the votes cast will be required to approve the 2016 Incentive Award Plan. This will be considered a non-routine item. As a non-routine item, there may be broker non-votes. Any broker non-votes or abstentions will not be included in the total votes cast and will not affect the results.

“Say-on-pay”: advisory vote on executive compensation (Item 4). A majority of the votes cast will be required to approve this item, an advisory vote on executive compensation. Because your vote is advisory, it will not be binding on the Board or PNC. This will be considered a non-routine item. As a non-routine item, there may be broker non-votes. Any broker non-votes or abstentions will not be included in the total votes cast and will not affect the results.

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GENERAL INFORMATION

2015 annual meeting voting results

Eligible Votes (millions)	521.5
Total Voted (millions)	446.0 (85.5%)
Broker Non-Votes (millions)	39.3 (7.5%)

Proposal	Votes “For”*
Director Elections — Average	97.6%
Charles E. Bunch	90.0%
Paul W. Chellgren	98.1%
Marjorie Rodgers Cheshire	99.4%
William S. Demchak	96.1%
Andrew T. Feldstein	99.7%
Kay Coles James	98.8%
Richard B. Kelson	97.4%
Anthony A. Massaro	98.2%
Jane G. Pepper	98.5%
Donald J. Shepard	98.9%
Lorene K. Steffes	98.6%
Dennis F. Strigl	98.5%
Thomas J. Usher	96.7%
Ratification of Auditors	99.5%
Say-on-Pay	96.8%
*	As a percentage of total votes cast not including abstentions or broker non-votes.

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SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

SEC Rule 14a-8. If you are a shareholder who would like us to include your proposal in our notice of the 2017 annual meeting and related proxy materials, you must follow SEC Rule 14a-8. In submitting your proposal, our Corporate Secretary must receive your proposal, in writing, at our principal executive offices, no later than November 15, 2016. If you do not follow Rule 14a-8, we will not consider your proposal for inclusion in next year’s proxy statement.

Advance notice procedures. Under our By-laws, a shareholder who wishes to nominate an individual for election to the Board of Directors directly at an annual meeting, or to propose any business to be considered at an annual meeting, must deliver advance notice of such nomination or business to PNC. The shareholder must be a shareholder as of the date the notice is delivered and at the time of the annual meeting and must be entitled to vote at the meeting. The notice must be in writing and contain the information specified in our By-laws for a director nomination or other business.

The company’s 2017 annual meeting is currently scheduled to be held on April 25, 2017, and to be timely, the written notice must be delivered not earlier than December 27, 2016 (the 120th day prior to the first anniversary of this year’s annual meeting) and not later than January 26, 2017 (the 90th day prior to the first anniversary of this year’s annual meeting) to the Corporate Secretary at our principal executive offices by mail or facsimile.

These advance notice procedures are separate from the procedures you must follow to submit a director nominee for consideration by the Nominating and Governance Committee for recommendation to the Board for election as described under Corporate Governance—Board committees—Nominating and Governance Committee—How we identify new directors and from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement pursuant to SEC Rule 14a-8 referred to above.

The proxies we appoint for the 2017 annual meeting may exercise their discretionary authority to vote on any shareholder proposal timely received and presented at the meeting. Our proxy statement must advise shareholders of the proposal and how our proxies intend to vote. A shareholder may mail a separate proxy statement to our shareholders, and satisfy certain other requirements, to remove discretionary voting authority from our proxies.

The Chairperson or other officer presiding at the annual meeting has the sole authority to determine whether any nomination or other business proposed to be brought before the annual meeting was made or proposed in accordance with our By-laws, and to declare that a defective proposal or nomination be disregarded.

Please direct any questions about the requirements or notices in this section to our Corporate Secretary at the address given on page 18.

OTHER MATTERS

Our Board of Directors does not know of any other business to be presented at the meeting. If any other business should properly come before the meeting, or if there is any meeting adjournment, proxies will be voted in accordance with the best judgment of the persons named in the proxies.

March 15, 2016	By Order of the Board of Directors,

Christi Davis
Corporate Secretary

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ANNEX A (NON-GAAP RECONCILIATIONS)

We provide information below to reconcile to GAAP those financial metrics used by the Personnel and Compensation Committee that are either non-GAAP financial metrics or reflect adjustments approved by the Personnel and Compensation Committee (as described in footnote 1 to the table on pages 39 and 40). Financial metrics disclosed in the table on pages 39 and 40 that are not discussed below are GAAP metrics that were not affected by the Personnel and Compensation Committee approved adjustments in 2014 and 2015.

Return on Common Equity without Goodwill

	Year ended December 31
Dollars in millions	2015	2014
Net income attributable to common shareholders	$3,881	$3,947
Average common shareholders’ equity	$40,873	$39,820
Average goodwill	$9,103	$9,082
Average common shareholders’ equity less average goodwill	$31,770	$30,738
Return on common equity (a)	9.50%	9.91%
Return on common equity without goodwill (b)	12.22%	12.84%
(a)	This metric was calculated by dividing net income attributable to common shareholders by average common shareholders’ equity.
(b)	This metric was calculated by dividing net income attributable to common shareholders by average common shareholders’ equity less average goodwill.

Tangible Book Value per Common Share

	Year ended December 31
Dollars in millions, except per share data	2015	2014
Book value per common share	$81.84	$77.61
Tangible book value per common share
Common shareholders’ equity	$41,258	$40,605
Goodwill and Other Intangible Assets (a)	(9,482)	(9,595)
Deferred tax liabilities on Goodwill and Other Intangible Assets (a)	310	320
Tangible common shareholders’ equity	$32,086	$31,330
Period-end common shares outstanding (in millions)	504	523
Tangible book value per common share	$63.65	$59.88
(a)	Excludes the impact from mortgage servicing rights of $1.6 billion and $1.4 billion at December 31, 2015 and 2014, respectively.

Return on Economic Capital vs. Cost of Capital

	Year ended December 31
Dollars in millions	2015	2014
Net income	$4,143	$4,207
Personnel and Compensation Committee approved adjustments, on an after-tax basis	$(110)	$(117)
Net income, as adjusted	$4,033	$4,090
Average economic capital	$31,450	$32,202
Plan-specified cost of capital hurdle	7.76%	7.68%
Return on economic capital less cost of capital hurdle (a)	5.41%	5.38%
Return on economic capital less cost of capital hurdle, as adjusted (b)	5.06%	5.02%
(a)	This metric was calculated by dividing net income by economic capital, expressing the quotient as a percentage, and then subtracting the plan-specified cost of capital hurdle.
(b)	This metric was calculated by dividing net income, as adjusted, by economic capital, expressing the quotient as a percentage, and then subtracting the plan-specified cost of capital hurdle.

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ANNEX B (PROPOSED 2016 INCENTIVE AWARD PLAN)

The PNC Financial Services Group, Inc.

2016 Incentive Award Plan

1.	DEFINITIONS.

As used in this Plan and/or an Agreement, the following terms shall have the meanings set forth below.

1.1 “10% Shareholder” means an employee or officer of PNC who, as of the date on which an Incentive Stock Option is granted to such employee or officer, owns more than 10% of the total combined voting power of all classes of Shares then issued by the Corporation or any of its Subsidiaries.

1.2 “Agreement” means an agreement in Writing between the Corporation and the Grantee evidencing a grant of an Award under the Plan.

1.3 “Approval Date” means March 3, 2016, the date this Plan was approved by the Board.

1.4 “Award” means an Option, Share Award, Restricted Share, Share Unit, Share Appreciation Right, Restricted Share Unit, Performance Award, Other Share-Based Award or Dollar-Denominated Award.

1.5 “Base Price” means the grant price of a Share Appreciation Right as determined by the Committee on or before the Grant Date, which price shall not be less than the Fair Market Value of a Share on the Grant Date.

1.6 “Board” means the Board of Directors of the Corporation.

1.7 “Cause” means, except as otherwise provided in the applicable Agreement:

(i) the willful and continued failure of Grantee to substantially perform Grantee’s duties with PNC (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Grantee by PNC that specifically identifies the manner in which it is believed that Grantee has not substantially performed Grantee’s duties;

(ii) a material breach by Grantee of (a) any code of conduct of PNC or any code of conduct of a Subsidiary that is applicable to Grantee or (b) other written policy of PNC or other written policy of a Subsidiary that is applicable to Grantee, in either case as required by law or established to maintain compliance with applicable law;

(iii) any act of fraud, misappropriation, material dishonesty, or embezzlement by Grantee against PNC or any of its Subsidiaries or any client or customer of PNC or any of its Subsidiaries;

(iv) any conviction (including a plea of guilty or of nolo contendere) of Grantee for, or entry by Grantee into a pre-trial disposition with respect to, the commission of a felony; or

(v) entry of any order against Grantee, by any governmental body having regulatory authority with respect to the business of PNC or any of its Subsidiaries, that relates to or arises out of Grantee’s employment or other service relationship with PNC.

The cessation of employment of Grantee shall be deemed to have been a termination of Grantee’s employment with PNC for Cause for purposes of the Plan and the Agreement only if and when PNC, by PNC’s CEO or his or her designee (or, if Grantee is the CEO, the Board, or if Grantee is another “officer” of the Corporation, as defined in Section 16 of the Exchange Act (and the rules thereunder), the Board or the Board’s Personnel and Compensation Committee), determines that Grantee is guilty of conduct described in clause (i), (ii) or (iii) above or that an event described in clause (iv) or (v) above has occurred with respect to Grantee and, if so, determines that the termination of Grantee’s employment with PNC shall be deemed to have been for Cause.

1.8 “CEO” means the chief executive officer of the Corporation.

1.9 “Chair” means the chairperson of the Board’s Personnel and Compensation Committee (or any successor position).

1.10 “Committee” means (i) in the case of Employee Awards, the Board’s Personnel and Compensation Committee, or such other committee or designee appointed by the Board or the Personnel and Compensation Committee to manage Employee Awards generally or specific individual or groups of

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Employee Awards, and (ii) in the case of Awards made to Directors, the Board’s Nominating and Governance Committee, unless otherwise determined by the Board. Except where the context otherwise requires, references in the Plan to the “Committee” also shall be deemed to refer to the Chair and to any delegate of the Committee while acting within the scope of such delegation. Notwithstanding the foregoing, to the extent deemed appropriate by the Board, the Committee shall be composed of not less than two individuals who are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, “non-employee directors” within the meaning of Section 16 of the Exchange Act (and the rules thereunder) and “independent directors” within the meaning of Section 303A of the New York Stock Exchange Listing Company Manual.

1.11   “Common Stock” means the common stock, par value $5.00 per share, of the Corporation.

1.12 “Corporate Transactions” means corporate transactions involving the Corporation, including, without limitation, Share dividends, Share splits, spin-offs, split offs, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation.

1.13 “Corporation” means The PNC Financial Services Group, Inc.

1.14 “Director” means any member of the Board who is not also an employee of PNC.

1.15 “Disabled” or “Disability” means, except as otherwise defined in an Agreement, that Grantee’s employment is terminated by PNC other than for Cause and because Grantee either (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving (and has received for at least three months) income replacement benefits under any PNC-sponsored disability benefit plan or (iii) has been determined by the U.S. Social Security Administration to be eligible for U.S. Social Security disability benefits.

1.16 “Dividend Equivalent” means a right granted to an Eligible Person to receive the equivalent value (in cash or Shares) of dividends paid on Common Stock.

1.17 “Dollar-Denominated Award” means an Award denominated in dollars rather than in Shares, pursuant to Article 12, regardless of whether such Award is to be settled in cash or Shares.

1.18 “Effective Date” means the date this Plan is approved by the Corporation’s shareholders following the Approval Date.

1.19 “Eligible Person” means an employee or officer of PNC, or a Director, selected by the Committee as eligible to receive an Award under the Plan.

1.20 “Employee Awards” means Awards made to Eligible Persons other than Directors.

1.21 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.22 “Fair Market Value” means, as of any given date, (i) the reported closing price on the New York Stock Exchange (or such successor reporting system as the Corporation may select) for a share of Common Stock on such date, or, if no Common Stock trades have been reported on such exchange for that day, such closing price on the immediately preceding day for which there were reported trades or, if the Committee has so acted, (ii) fair market value as determined using such other reasonable method adopted by the Committee in good faith for such purpose that uses actual transactions in Common Stock as reported by a national securities exchange or the Nasdaq National Market, provided that such method is consistently applied. When determining Fair Market Value for an Award under the Plan held by a Grantee, the Fair Market Value shall be rounded to the nearest cent (provided that such rounding is in compliance with the fair market value pricing rules set forth in Section 409A). Notwithstanding the foregoing, in the case of a broker-assisted exercise of an Option, the Fair Market Value shall be the actual sale price of the Shares issued upon exercise of the Option, as described under Section 3.11(iv).

1.23  “GAAP” or “U.S. generally accepted accounting principles” means accounting principles generally accepted in the United States of America.

1.24 “Grant Date” means the date on which such Award is approved by the Board or the Committee, or such later date specified by the Board or the Committee in authorizing the Award.

1.25 “Grantee” means a person who was an Eligible Person at the time of grant and has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

1.26 “Incentive Stock Option” means a right to purchase Shares from the Corporation granted pursuant to Article 6 and that qualifies as an incentive stock option under Section 422 of the Internal Revenue Code.

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1.27 “Individual Limit” means the annual per individual limits relating to Awards, as set forth in Section 5.2.

1.28 “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

1.29 “Non-Exempt Employees” means employees whose minimum wages and maximum hours are subject to the requirements imposed under sections 206 and 207 of the Fair Labor Standards Act of 1938, as amended (“FLSA”), and who are not exempted from such requirements under section 213 of the FLSA.

1.30 “Nonstatutory Stock Option” means a right to purchase Shares from the Corporation that is granted pursuant to Article 6 and that is not an Incentive Stock Option.

1.31 “Option” means an Incentive Stock Option or Nonstatutory Stock Option granted pursuant to Article 6.

1.32 “Option Period” means the period during which an Option may be exercised.

1.33 “Option Price” means the price per Share at which an Option may be exercised.

1.34 “Other Share-Based Award” means an Award granted pursuant to Article 11.

1.35 “Performance Award” shall mean any Award of Performance Shares or Performance Units granted pursuant to Article 10.

1.36 “Performance Criteria” means any performance standards selected by the Committee pursuant to Article 10 with respect to a specific Award.

1.37 “Performance Period” means the period or periods, which may be of overlapping durations, during which each Performance Criteria of a Performance Award or Qualified Performance-Based Compensation shall be measured, as specified in the Agreement relating thereto.

1.38 “Performance Share” means any grant pursuant to Article 10 of a unit valued by reference to a designated number of Shares, which value may be paid to the Grantee by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

1.39 “Performance Unit” means any grant pursuant to Article 10 of a unit valued by reference to a designated amount of cash or other property (other than Shares), which value may be paid to the Grantee by delivery of such property as the Committee shall determine, including cash, Shares or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

1.40 “Plan” means The PNC Financial Services Group, Inc. 2016 Incentive Award Plan, which is the Plan set forth in this document, as amended from time to time.

1.41 “PNC” means The PNC Financial Services Group, Inc. and its Subsidiaries.

1.42 “Prior Plan” means The PNC Financial Services Group, Inc. 2006 Incentive Award Plan, as amended.

1.43 “Prior Plan Award” means an award granted pursuant to the Prior Plan.

1.44 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Internal Revenue Code.

1.45 “Related Award” means an Award with which an Option, Share Unit or other Right is granted.

1.46 “Related Option” means an Option granted in connection with a specified Award.

1.47  “Related Share Unit” means a Share Unit granted in connection with a specified Award or by amendment of an outstanding Nonstatutory Stock Option or Restricted Share granted under the Plan or the Prior Plan.

1.48 “Related Right” means a Share Appreciation Right granted in connection with a specified Award or by amendment of an outstanding Nonstatutory Stock Option granted under the Plan.

1.49 “Restricted Share” means a Share awarded pursuant to Article 7.

1.50 “Restricted Share Unit” means a Share Unit awarded pursuant to Article 9.

1.51 “Right Period” means the period during which a Share Appreciation Right may be exercised.

1.52 “SEC” means the United States Securities and Exchange Commission, or any successor agency thereto, and shall include the staff of such commission.

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1.53 “Section 409A” means Section 409A of the Internal Revenue Code.

1.54 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.55 “Separation from Service” and “Separate from Service” mean the Grantee’s death, retirement or other termination of employment or service with PNC that constitutes a “separation from service” within the meaning of Section 409A. A Grantee shall be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

1.56 “Service Relationship” means engagement of a Grantee by PNC in any capacity for which the Grantee receives compensation from PNC, including the receipt of compensation as an employee, consultant, independent contractor, officer, director or advisory director.

1.57 “Share” means a share of authorized but unissued Common Stock or a reacquired share of Common Stock, including shares purchased by the Corporation on the open market for purposes of the Plan or otherwise.

1.58 “Share Appreciation Right” means a right to receive a payment based upon the appreciation in value of a Share and that is granted pursuant to Article 8.

1.59 “Share Award” means an award of Common Stock pursuant to Article 7.

1.60 “Share Unit” means right to receive a Share, or an amount based on the value of a Share, pursuant to Article 9.

1.61 “Specified Employee” means a key employee (as defined in Section 416(i) of the Internal Revenue Code without regard to paragraph (5) thereof) of PNC as determined in accordance with Section 409A and the procedures established by the Corporation.

1.62 “Subsidiary” means an entity which is a member of a “controlled group” or under “common control” with the Corporation as determined under Section 414(b) or (c) of the Internal Revenue Code except that an entity shall be deemed to be in a controlled group or under common control with the Corporation for this purpose if the Corporation either directly or indirectly owns at least 50% (or 20% with legitimate business criteria) of the total combined voting power of all classes of stock (or similar interests) of such entity or would otherwise satisfy the definition of service recipient under Section 409A.

1.63 “Writing” means any paper or electronic means of documenting the terms of an Agreement or notice of exercise of an Option hereunder, and as applicable, which satisfies such requirements for formality, authenticity and verification of signature and authority as may be established by the Committee or by those persons responsible for performing administrative functions under the Plan.

2.	PURPOSE.

The purpose of this Plan is to promote the success and enhance the value of the Corporation by linking the personal interests of Eligible Persons to those of the Corporation’s shareholders and by providing flexibility to PNC in its ability to motivate, attract and retain the services of Directors, officers and employees upon whose judgment, interest and/or special effort are necessary to promote PNC’s long-term growth and financial success.

3.	PLAN ADMINISTRATION.

The Plan shall be administered by the Committee. In this regard, in addition to any other powers granted to the Committee, the Committee shall have the following powers, subject to the express provisions of the Plan:

3.1 to determine in its discretion the Eligible Persons or group of Eligible Persons to whom Awards shall be granted;

3.2 to determine the types of Awards to be granted;

3.3 to determine the number of Awards to be granted to an Eligible Person or to a group of Eligible Persons and the number of Shares (or in the case of Dollar-Denominated Awards, the dollar amount) to be subject to each Award or pool of Awards;

3.4 to determine the terms and conditions of any Award, including, but not limited to, the Option Price, grant price, purchase price, Base Price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on considerations as the Committee in its sole discretion determines;

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3.5 to determine all other terms and provisions of each Agreement, which need not be identical;

3.6 to construe and interpret the Agreements and the Plan;

3.7 to require, whether or not provided for in the pertinent Agreement, of any Grantee, the making of any representations or agreements that the Committee may deem necessary or advisable in order to comply with, or qualify for advantageous treatment under, applicable securities, tax, or other laws;

3.8 to provide for satisfaction of statutory withholding and a Grantee’s tax and other withholding liabilities and any amounts required to be accounted for to any tax authority arising in connection with the Plan through, without limitation, retention by the Corporation of Shares otherwise issuable on the exercise of, or pursuant to, an Award (provided that the Share amount retained shall not exceed the minimum applicable required withholding rate for federal (including FICA), state, local or non-United States tax or other liability, except as otherwise determined by the Committee as permitted under applicable law and accounting standards), or through delivery of Common Stock to the Corporation by the Grantee under such terms and conditions as the Committee deems appropriate, including but not limited to a Share attestation procedure, or by delivery of a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the tax and other liabilities;

3.9 to make all other determinations and take all other actions necessary or advisable for the management and administration of the Plan, including but not limited to establishing, adopting or revising any rules and regulations as it may deem necessary;

3.10 to delegate to officers or managers of PNC, or other members of the Board, the authority to make Awards to Eligible Persons, to select such Eligible Persons, and to determine such terms and conditions thereof as may be specified in such delegation, from a pool of Awards authorized by the Committee; and

3.11 without limiting the generality of the foregoing, to provide in its discretion in an Agreement:

(i) for an agreement by the Grantee to render services to PNC upon such terms and conditions as may be specified in the Agreement, provided that the Committee shall not have the power under the Plan to commit PNC to employ or otherwise retain any Grantee;

(ii) for restrictions on the transfer, sale or other disposition of Shares issued to the Grantee;

(iii) for an agreement by the Grantee to resell to the Corporation, under specified conditions, Shares issued in connection with an Award;

(iv) for the payment of the Option Price upon the exercise of an Option otherwise than in cash, including, without limitation, by delivery under such terms and conditions as the Committee deems appropriate, including but not limited to a Share attestation procedure, of Common Stock valued at Fair Market Value on the exercise date of the Option, or a combination of cash and Common Stock; or by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price, or to provide for automatic exercise of an Option with an Option Price less than the Fair Market Value per Share of the Corporation’s Common Stock as of the last business day of the applicable term of such Option;

(v) for the deferral of receipt of amounts that otherwise would be distributed upon exercise or payment of an Award, the terms and conditions of any such deferral and any interest or Dividend Equivalent or other payment that shall accrue with respect to deferred distributions, subject to the provisions of Article 14;

(vi) for the effect of a “change of control,” as defined in the Agreement, of the Corporation on the rights of a Grantee with respect to any Award; and

(vii) for Dividend Equivalents as, or in connection with, an Award, under such terms and conditions as the Committee deems appropriate, including whether (a) such Dividend Equivalents shall be paid currently or shall be deferred; (b) deferred Dividend Equivalents shall accrue interest; (c) payout of Dividend Equivalents shall be subject to service and/or performance conditions; and (d) Dividend Equivalents shall be accrued as a cash obligation or converted to Share Units. In no event shall Dividend Equivalents be granted with respect to Options or Share Appreciation Rights. In addition, Dividend Equivalents granted with respect to a Performance Award shall not be distributed during the Performance Period or to the extent any such Award is otherwise unearned. Notwithstanding the foregoing, any deferral of the payment of a Dividend Equivalent shall comply with Section 409A of the Internal Revenue Code.

Notwithstanding the foregoing, certain operational functions under the Plan shall be performed by the CEO or Chief Human Resources Officer, or any of their respective designees; such functions may include, without limitation, documenting and communicating Awards made hereunder, maintaining records concerning such Awards, and satisfying (or assisting Grantees in satisfying) any applicable reporting, disclosure, tax filing or withholding, or other legal requirements concerning Awards.

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Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of PNC, PNC’s independent registered public accounting firm or other certified public accountants, or any executive compensation consultant or other professional retained by the Committee, the CEO or the Chief Human Resources Officer, or any of their respective designees, to assist in the administration of the Plan.

Any determinations or actions made or taken by the Committee pursuant to this Article shall be final, conclusive and binding on the Grantee and the Grantee’s beneficiaries and any other person having or claiming an interest under an Award and/or the Plan.

4.	ELIGIBILITY.

Subject to the terms of the Plan and the applicable Agreement, the Committee may grant one or more Awards to Eligible Persons; provided, however, that Incentive Stock Options may not be granted to Directors.

5.	SHARES AVAILABLE UNDER THE PLAN.

5.1 Subject to adjustment under Article 15, the maximum aggregate number of Shares available for issuance under the Plan shall be no more than the sum of (x) 30,000,000 and (y) the number of Shares that are authorized, but not issued (including such Shares subject to outstanding Awards) under the Prior Plan as of the Effective Date. The aggregate number of Shares available with respect to awards under the Plan shall be reduced by one Share for each Share to which an Award relates; provided, however, that each Share issued pursuant to an Award, other than Options or Share Appreciation Rights, shall reduce the aggregate plan limit by 2.5 Shares.

(i) The Plan serves as the successor to the Prior Plan, and no further Prior Plan Awards shall be made after the Effective Date. However, all awards under the Prior Plan outstanding on the Effective Date shall continue in full force and effect in accordance with their terms, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of those Prior Plan Awards with respect to their acquisition of shares of Common Stock thereunder.

(ii) To the extent any Prior Plan Awards outstanding under the Prior Plan on the Effective Date are forfeited or expire or terminate unexercised, the number of Shares subject to those forfeited, expired or terminated awards at the time of forfeiture, expiration or termination shall be added to the share reserve under this Plan and accordingly shall be available for issuance hereunder.

5.2	Award Limitations Under the Plan.

(i) Grants of Incentive Stock Options under the Plan may not be made with respect to more than 1,000,000 Shares during any calendar year, provided that such limit only applies to the extent consistent with applicable regulations relating to Incentive Stock Options under the Internal Revenue Code.

(ii) Subject to adjustment as provided in Article 15, the maximum number of Shares with respect to which Awards may be granted to any Grantee during a calendar year shall be 2,000,000 Shares, and no Grantee may be granted in any one calendar year: (a) Stock Options or Share Appreciation Rights for more than 2,000,000 Shares; (b) Qualified Performance-Based Compensation (payable in Shares), other than Stock Options or Share Appreciation Rights, for more than 1,000,000 Shares (based on a target Award level on the Grant Date) or (c) Qualified Performance-Based Compensation (payable in cash by the terms of the Award) for more than an amount equal to 1,000,000 Shares (with the cash equivalent determined based on the Fair Market Value per Share, based on a target Award level, on the Grant Date).

(iii) Notwithstanding anything in this Plan to the contrary and subject to adjustment pursuant to Article 15 hereof, no Director may be granted, in any one calendar year, Awards specifically granted under this Plan with an aggregate maximum value, calculated as of their respective grant dates, of more than $500,000.

(iv) The limitations contained in this Section 5.2 shall apply only with respect to Awards granted under this Plan, and limitations on awards granted under any other incentive plan maintained by the Corporation will be governed solely by the terms of such other plan.

5.3 Shares Added Back to Reserve. If (i) an Award lapses, expires, terminates, or is cancelled without the Shares underlying the Award being issued (or any portion thereof), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares underlying the Award may not be issued on the basis that the conditions for such issuance were not or shall not be satisfied, (iii) any Award (or portion thereof) is settled for cash, (iv) Shares to be issued pursuant to an Award are forfeited, or (v) Shares are issued pursuant to an Award and the Corporation subsequently reacquires such Shares pursuant to rights reserved upon the issuance of such Shares, then, in all such cases, such Shares shall be re-credited to the Plan’s reserve (in the same amount as such Shares depleted the reserve); provided, however, that Shares

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re-credited to the Plan pursuant to clause (v) may not increase the number of Shares which may be issued pursuant to Incentive Stock Options.

5.4 Shares Not Added Back to Reserve. Notwithstanding the foregoing, in no event shall the following Shares be re-credited to the Plan’s reserve: Shares (i) delivered in payment of the Option Price, Base Price or other exercise price of an Award; (ii) delivered to or withheld by the Corporation to satisfy Federal, state, local or non-United States tax or other withholding obligations; (iii) purchased by the Corporation using proceeds from Option exercises; and (iv) not issued or delivered as a result of a net settlement of an outstanding Option or Share Appreciation Right.

5.5 Cash-Only Awards. Awards that do not entitle the Grantee to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

5.6 Substitute Awards Relating to Acquired Entities Awards may be granted under the Plan in substitution for an award of a company or business acquired by PNC by virtue of the Corporation’s assumption of the plan or arrangement of the acquired company or business, and any Shares issued or issuable in connection with such substitution shall not be counted against the number of Shares reserved under the Plan.

6.	OPTIONS.

6.1 Subject to the provisions of the Plan, the Committee is authorized to grant Incentive Stock Options and/or Nonstatutory Stock Options to any employee of PNC (or a parent or subsidiary of PNC within the meaning of Section 424(e) and (f) of the Internal Revenue Code) who is an Eligible Person, and to grant Nonstatutory Stock Options to any Director.

6.2 All Options shall be evidenced by an Agreement. All Agreements granting Incentive Stock Options shall contain a statement that the Option is intended to be an Incentive Stock Option; if no such statement is included in the Agreement, or if the Agreement affirmatively states that the Option is intended to be a Nonstatutory Stock Option, the Option shall be a Nonstatutory Stock Option.

6.3 The Option Period shall be determined by the Committee and specifically set forth in the Agreement, provided that an Option shall not be exercisable after ten years from the Grant Date (or five years from the Grant Date in the case of Incentive Stock Options granted to 10% Shareholders) and shall not be exercisable until the expiration of at least 12 months from the Grant Date, except that this limitation need not apply in the event of the death or Disability of the Grantee or (other than with respect to Grantees who are Non-Exempt Employees) as otherwise permitted by the Agreement.

6.4 All Incentive Stock Options granted under the Plan should comply with the provisions of Section 422 of the Internal Revenue Code and with all other applicable rules and regulations, except to the extent the Committee determines otherwise. If an Option that is intended to be an Incentive Stock Option fails to meet the requirements thereof, the Option shall automatically be treated as a Nonstatutory Stock Option to the extent of such failure. If the aggregate Fair Market Value of the Shares subject to all Incentive Stock Options granted to a Grantee (as determined on the date of grant of each such Option) that become exercisable during a calendar year exceeds the dollar limitation set forth in Section 422(d) of the Internal Revenue Code, then such Incentive Stock Options shall be treated as Nonstatutory Stock Options to the extent such limitation is exceeded.

6.5 The Option Price for any Option shall not be less than the Fair Market Value of a Share on the Grant Date (or 110% of the Fair Market Value in the case of an Incentive Stock Option granted to a 10% Shareholder).

6.6 The Committee shall determine the methods by which the Option Price of an Option may be paid and the form or forms of payment that may be permitted.

6.7 All other terms of Options granted under the Plan shall be determined by the Committee in its sole discretion.

6.8 The Committee may provide in the Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have the right to substitute a Share Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, however, that the substituted Share Appreciation Right shall be exercisable with respect to the same number of Shares for which the Option being replaced would have been exercisable, the Base Price for the substituted Share Appreciation Right shall be the same as the Option Price for the Option being replaced, and the Right Period shall be the same term as the Option Period for the Option being replaced.

6.9 Notwithstanding anything in this Plan to the contrary, other than in connection with capital adjustments as described in Article 15 or in connection with a Corporate Transaction, neither the Committee nor any other person may, without obtaining shareholder approval, (i) amend the terms of outstanding Options to reduce the Option Price of such outstanding Options; (ii) cancel outstanding Options in exchange for Options with an Option Price that is less than the Option Price of the original Options; (iii) cancel

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outstanding Options with an Option Price above the current Share price in exchange for cash or other securities; or (iv) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded. In addition, the Committee may not make a grant of an Option with a grant date that is effective prior to the date the Committee takes action to approve such Award.

7.	SHARE AWARDS AND RESTRICTED SHARES.

7.1 Subject to the provisions of the Plan, the Committee is authorized to grant Share Awards to any Eligible Person in such amounts and subject to such terms and conditions as determined by the Committee. All Share Awards shall be evidenced by an Agreement.

7.2 Shares issued pursuant to a Share Award may be issued for consideration or no consideration (except as required by applicable law), and may be subject to restrictions or no restrictions, as determined by the Committee. A Share Award that is issued subject to restrictions is referred to in this Plan as a Restricted Share. The Committee may establish conditions under which restrictions on Restricted Shares shall lapse over time or according to such other criteria as the Committee deems appropriate.

7.3 Restricted Shares shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, restrictions on the right to vote Restricted Shares or the right to receive dividends on Restricted Shares), subject to applicable law. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of an Award or thereafter, provided that no restrictions shall lapse prior to the expiration of 12 months from the Grant Date, except that this limitation need not apply in the event of the death or Disability of the Grantee or (other than with respect to Grantees who are Non-Exempt Employees) as otherwise permitted by the Agreement.

7.4 Except as otherwise determined by the Committee at the time of the grant of an Award or thereafter, upon termination of employment or service with PNC during the applicable restriction period, Restricted Shares that are at that time subject to restrictions shall be forfeited.

7.5 Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Committee determines. If certificates representing Restricted Shares are registered in the name of the Grantee, those certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Corporation may, at its discretion, retain physical possession of certificates until such time as all applicable restrictions lapse.

7.6 If a Grantee makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to a Share Award or Restricted Shares, the Grantee shall file, within 30 days following the date of grant, a copy of such election with PNC and with the Internal Revenue Service in accordance with the regulations under Section 83(b) of the Internal Revenue Code.

8.	SHARE APPRECIATION RIGHTS.

8.1 Subject to the provisions of the Plan, the Committee may grant Share Appreciation Rights to any Eligible Person, upon such terms and conditions as the Committee deems appropriate under this Article 8.

8.2 A Share Appreciation Right may be granted under the Plan:

(i) in connection with, and at the same time as, the grant of another Award to an Eligible Person;

(ii) by amendment of an outstanding Nonstatutory Stock Option granted under the Plan to an Eligible Person; or

(iii) independently of any Award granted under the Plan.

A Share Appreciation Right granted under clause (i) or (ii) of the preceding sentence is a Related Right. A Related Right may, in the Committee’s discretion, apply to all or a portion of the Shares subject to the Related Award.

8.3 A Share Appreciation Right may be exercised in whole or in part as provided in the Agreement, and, subject to the provisions of the Agreement, entitles its Grantee to receive, without any payment to the Corporation (other than required tax or other withholding amounts), either cash or that number of Shares (equal to the highest whole number of Shares), or a combination thereof, in an amount or having a Fair Market Value determined as of the date such Award is exercised not to exceed the number of Shares subject to the portion of the Share Appreciation Right exercised multiplied by an amount equal to the excess of the Fair Market Value on the exercise date of the Share Appreciation Right over the Base Price. The Base Price shall not be less than the Fair Market Value as of the Grant Date.

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8.4 The Right Period shall be determined by the Committee and specifically set forth in the Agreement, provided, however:

(i) a Share Appreciation Right may not be exercised until the expiration of at least 12 months from the Grant Date, except that this limitation need not apply in the event of the death or Disability of the Grantee or (other than with respect to Grantees who are Non-Exempt Employees) as otherwise permitted by the Agreement;

(ii) a Share Appreciation Right shall expire no later than the earlier of (A) ten years from the Grant Date, or (B) in the case of a Related Right, the expiration of the Related Award; and

(iii) a Share Appreciation Right that is a Related Right may be exercised only when and to the extent the Related Award is exercisable.

8.5 Notwithstanding anything in this Plan to the contrary, other than in connection with capital adjustments as described in Article 15 or in connection with a Corporate Transaction, neither the Committee nor any other person may, without obtaining shareholder approval, (i) amend the terms of outstanding Share Appreciation Rights to reduce the Base Price of such outstanding Share Appreciation Rights; (ii) cancel outstanding Share Appreciation Rights in exchange for Share Appreciation Rights with an Base Price that is less than the Base Price of the original Share Appreciation Rights; (iii) cancel outstanding Share Appreciation Rights with an Base Price above the current Share price in exchange for cash or other securities; or (iv) take any other action with respect to a Share Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded. In addition, the Committee may not make a grant of a Share Appreciation Right with a grant date that is effective prior to the date the Committee takes action to approve such Award.

9.	SHARE UNITS AND RESTRICTED SHARE UNITS.

9.1 Subject to the provisions of the Plan, the Committee may grant Share Units to any Eligible Person, upon such terms and conditions as the Committee deems appropriate under this Article 9. Each Share Unit shall represent the right of the Grantee to receive a Share or an amount in cash based on the value of a Share upon such terms and conditions as the Committee deems appropriate.

9.2 Share Units may be issued for consideration or no consideration (except as required by applicable law) and may be subject to restrictions or no restrictions, as determined by the Committee. A Share Unit that is issued subject to restrictions is referred to as a Restricted Share Unit. The Committee may establish conditions under which restrictions on Restricted Share Units shall lapse over time or according to such other criteria as the Committee deems appropriate.

9.3 Share Units may be granted under the Plan:

(i) in connection with, and at the same time as, the grant of another Award to an Eligible Person;

(ii) by amendment of an outstanding Nonstatutory Stock Option or Restricted Share granted under the Plan or the Prior Plan to an Eligible Person; or

(iii) independently of any Award granted under the Plan.

A Share Unit granted under subparagraph (i) or (ii) of the preceding sentence is a Related Share Unit. A Related Share Unit may, in the Committee’s discretion, apply to all or a portion of the Shares subject to the Related Award. A Share Unit may not be granted in connection with, or by amendment to, an Incentive Stock Option.

9.4 Share Units may be paid at the end of a specified period, or payment may be deferred to a date authorized by the Committee in accordance with the deferral requirements set forth in Section 409A of the Internal Revenue Code, to the extent applicable, provided that no restrictions shall lapse on Restricted Share Units prior to the expiration of at least 12 months from the Grant Date (except that this limitation need not apply in the event of the death or Disability of the Grantee or as otherwise permitted by the Agreement).

9.5 Payment with respect to Share Units shall be made in cash, in Shares, or in a combination of the two, as determined by the Committee and set forth in the Agreement. The Agreement shall specify the maximum number of Shares (which may be determined by a formula) that shall be paid under the Share Units.

9.6 The Committee shall determine in the Agreement under what circumstances a Grantee may retain Restricted Share Units after termination of the Grantee’s employment or service with PNC, and the circumstances under which Restricted Share Units may be forfeited.

10.	PERFORMANCE AWARDS.

10.1 The Committee is authorized to grant Performance Awards to any Eligible Person payable in cash, Shares, or a combination thereof, on terms and conditions established by the Committee. The amount, terms and conditions of any Performance Award granted under the Plan shall be set forth in an Agreement which

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shall contain provisions determined by the Committee. The Committee may provide in the Agreement that Awards shall be payable, in whole or in part, in the event of the Grantee’s death or Disability, a change of control or under other circumstances consistent with the Treasury regulations and rulings under Section 162(m) of the Internal Revenue Code.

10.2 The performance goals to be achieved during any Performance Period shall be determined by the Committee upon the grant of each Performance Award, may be based upon Performance Criteria or any other criteria that the Committee, in its sole discretion, may determine, and may be particular to an Eligible Person or to the department, branch, Subsidiary or other unit in which the Eligible Person works, or may be based on the performance of the Corporation or of a specified portion or portions of PNC generally. The length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award and shall be at least 12 months in duration, except as otherwise specified in the Agreement.

10.3 The Committee shall determine whether, and the extent to which, the applicable performance goals have been achieved or satisfied and the amount of the Performance Awards that shall be distributed based upon such determination. Except as provided in an Agreement, Performance Awards shall be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis.

10.4 The Committee may determine that an Award or Awards granted to an Eligible Person is or are Qualified Performance-Based Compensation. To the extent an award of Qualified Performance-Based Compensation is made, no such Award may be made as an alternative to another Award that is not also designated as Qualified Performance-Based Compensation.

10.5 (i) When Awards, other than Options or Share Appreciation Rights, are intended to be Qualified Performance-Based Compensation, the Committee shall establish in writing (a) the Performance Criteria that must be met, (b) the Performance Period during which performance shall be measured, (c) the maximum amounts that may be paid if the Performance Criteria are met, and (d) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of Section 162(m) of the Internal Revenue Code for “qualified performance-based compensation.”

(ii) For Qualified Performance-Based Compensation, the Performance Criteria shall satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code, including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the Performance Criteria be established in such a manner that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Criteria have been met.

(iii) The Committee shall not have discretion to increase the maximum amount of compensation pursuant to an award of Qualified Performance-Based Compensation that is payable upon achievement of the designated Performance Criteria, but the Committee may in its discretion reduce the amount of such compensation that is payable to an Eligible Person upon achievement of the designated Performance Criteria.

10.6 (i) The following business or financial performance metrics may form the basis of the Performance Criteria selected by the Committee for Qualified Performance-Based Compensation: (a) earnings measures (including earnings per share, net income, net interest income, non-interest income) or earnings growth measures; (b) revenue; (c) cash flow; (d) market or market-related measures (including stock price, dividends or dividend yield, total shareholder return, market to book value, price / earnings ratio); (e) improvement or maintenance of financial or credit ratings; (f) return or use of capital measures (including return on assets, equity or investment); (g) other capital or liquidity measures or objectives (including measures or objectives related to economic capital, cost of capital); (h) other measures of operating or profitability margin or performance (including net interest margin, operating or profit margin, productivity ratios); (i) risk adjusted profitability measures; (j) regulatory compliance (including Tier 1 capital ratios or Basel III objectives); (k) internal or external regulatory capital, liquidity, risk or other regulatory-related requirements, expectations, goals or objectives; (l) satisfactory internal or external audits; (m) achievement of balance sheet, income statement, or other financial objectives (including objectives related to capital management, assets, loans, charge-offs, allowance for loan and lease losses, other reserves, reduction of nonperforming assets, asset quality levels, investments, deposits, deposit mix, interest sensitivity gap levels); (n) expense measures (including objectives related to expense management, operating efficiencies, efficiency ratios, non-interest expense); (o) on or off-balance sheet portfolio objectives (including those related to servicing portfolios, securitizations, assets under administration or management, loan originations or sales); (p) achievement of asset quality objectives; (q) achievement of credit quality objectives; (r) achievement of risk management objectives; (s) achievement of strategic objectives or goals (including workforce objectives or goals); (t) technology or innovation goals or objectives; (u) consummation of acquisitions, dispositions, projects or

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other specific events or transactions; (v) acquisition integration or disposition management goals or objectives; (w) product, customer or market-related objectives (including sales, product revenues, revenue mix, product growth, customer growth, number or type of customer relationships, customer satisfaction, cross-selling goals, associate satisfaction, market share, branding); (x) and any other objective goals established by the Committee. Where more specific metrics are listed within categories herein, they are intended to be illustrative and are not to be construed as limitations on the more general metrics.

(ii) The Performance Criteria under an award of Qualified Performance-Based Compensation may be applied singly or in combination and may apply to the individual, a Subsidiary, a business unit or portion of PNC, the Corporation, or PNC as a whole, or a combination thereof.

(iii) The Performance Criteria under an award of Qualified Performance-Based Compensation may be measured annually or for a shorter or longer performance period, and may be measured on an absolute basis or relative to an established target, to previous years or other comparable period or periods’ results, to a designated comparison group or groups, or to one or more designated external or internal indices or benchmarks, in each case as or in the manner specified by the Committee.

(iv) The Committee may specify that the Performance Criteria under an award of Qualified Performance-Based Compensation shall include adjustments to include or exclude the effect of certain events, including any of the following events: litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; gains or losses from the disposition of businesses or assets or from the early extinguishment of debt; or charges for unusual or non-recurring items of loss or expense, such as expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions.

10.7 The Committee shall establish the Performance Criteria under an award of Qualified Performance-Based Compensation in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Internal Revenue Code.

10.8 The Committee shall certify the results for the Performance Period under an award of Qualified Performance-Based Compensation to all affected Grantees after the Corporation determines the financial and other relevant performance results for the Performance Period. The Committee shall determine the amount, if any, to be paid pursuant to each Award based on the achievement of the Performance Criteria under an award of Qualified Performance-Based Compensation and the terms of each Agreement.

11.	OTHER SHARE-BASED AWARDS

The Committee may grant Other Share-Based Awards, which are Awards other than those described in Articles 6 through 10 of the Plan, including Dividend Equivalents, to any Eligible Person on such terms and conditions as the Committee determines, provided that the number of Other Share-Based Awards granted to an Eligible Person during a calendar year shall not exceed the applicable limitations set forth in Article 5 when aggregated with other applicable Awards made to such Eligible Person during that calendar year. Other Share-Based Awards may be awarded subject to the achievement of Performance Criteria or other conditions and may be payable in cash, Shares or any combination of the foregoing, as the Committee determines.

12.	DOLLAR-DENOMINATED AWARDS.

The Committee is authorized to grant Dollar-Denominated Awards entitling Eligible Persons to receive a specified dollar amount (which may be determined by a formula) based upon the achievement of specified Performance Criteria or other conditions, provided that the amount of any Dollar-Denominated Award granted to an Eligible Person during a calendar year shall not exceed the applicable limitations set forth in Article 5 when aggregated with other applicable Awards made to such Eligible Person during that calendar year. The Committee shall determine the terms and conditions of such Awards, which may be payable in cash, Shares or any combination of the foregoing, as the Committee determines.

13.	EXERCISE; PAYMENT OF WITHHOLDING TAXES.

(i) Exercise of an Award. An Award that is exercisable by the Grantee may, subject to the provisions of the Agreement under which it was granted, be exercised in whole or in part by the delivery to the Corporation or its designated agent of a Writing in such form as the Committee or its designated agent may prescribe. The exercise, however, shall not be effective until the Corporation or its designated agent has received such Writing and shall be subject to receipt by the Corporation of payment of any applicable Option Price or Base Price, if applicable, calculation by the Corporation of the applicable taxes and other amounts required to be withheld or accounted for to any tax authority, and receipt by the Corporation of payment for any such applicable taxes and amounts.

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(ii) Required Withholdings. All Awards under the Plan shall be subject to applicable federal (including FICA), state, local and non-United States tax and other amounts required to be withheld or accounted for to any tax authority. The Corporation is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Grantee, amounts required to be withheld or accounted for and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Corporation and the Grantee to satisfy obligations for the payment of such amounts and other tax obligations relating to any Award.

14.	DEFERRAL OF AWARDS.

If a Grantee so elects in accordance with the terms of an Agreement, the Grantee may defer any or all of an amount otherwise payable in connection with an Award in accordance with the provisions of a deferred compensation plan maintained by PNC, provided that:

(i) the Grantee makes such election by delivering to the Corporation written notice of such election, at such time and in such form as the Committee may from time to time prescribe in accordance with the deferral requirements set forth in Section 409A of the Internal Revenue Code;

(ii) such election shall be irrevocable;

(iii) such deferred payment shall be made in accordance with the provisions of such deferred compensation plan; and

(iv) the terms of the deferred compensation plan and the election to defer under this Plan comply with Section 409A of the Internal Revenue Code.

15.	CAPITAL ADJUSTMENTS.

Other than in the event of a change of control, which treatment shall be at the discretion of the Committee as provided in the Agreement, if a Corporate Transaction occurs prior to the time, if any, that outstanding Awards are settled, paid or exercised, the Committee or its delegate shall make those adjustments, if any, in (i) the number and class of Shares subject to each outstanding Award, (ii) the Option Price, Base Price or purchase price for any Award using such a price, (iii) the aggregate number and class of Shares for which grants of Awards thereafter may be made or in which Awards may be paid, (iv) the Share-based limits provided for in Article 5 or (v) any other aspect of any Award, in each case, as the Committee in its sole discretion deems appropriate to reflect such Corporate Transactions, such that the rights of a Grantee are neither enlarged nor diminished as a result of such Corporate Transactions, including without limitation (x) measuring the value per share unit of any Award authorized for payment to Grantee by reference to the per share value of the consideration payable to a common shareholder of the Corporation in connection with such Corporate Transactions and (y) authorizing payment of the entire value of any Award authorized for payment to Grantee to be paid in cash. All determinations hereunder shall be made by the Committee or its delegate in its sole discretion and shall be final, binding and conclusive for all purposes on all parties, including without limitation Grantee.

16.	TERMINATION OR AMENDMENT.

16.1 The Board or the Committee may amend, alter or terminate this Plan in any respect, at any time; provided, however, that, after this Plan has been approved by the shareholders of the Corporation, no amendment, alteration or termination of this Plan shall be made by the Board or the Committee without approval of (i) the Corporation’s shareholders to the extent shareholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, and (ii) each affected Grantee if such amendment, alteration or termination would adversely affect, in a material way, his or her rights or obligations under any grant or award made prior to the date of such amendment, alteration or termination except as otherwise permitted under Articles 14, 17 and 20.

16.2 The effective date of any amendment to the Plan shall be the date specified by the Board or Committee, as applicable. Any amendments to the Plan requiring shareholder approval pursuant to Section 16.1 are subject to approval by vote of the shareholders of the Corporation within 12 months after their adoption by the Board or the Committee. Subject to that approval, any such amendments are effective as of the date on which they are adopted by the Board or the Committee. Awards may be granted or awarded prior to shareholder approval of amendments, but each Award requiring such amendments shall be subject to the approval of the amendments by the shareholders. The date on which any such Award is made prior to shareholder approval of the amendment shall be the Grant Date for all purposes of the Plan as if the Award had not been subject to approval. No Award granted subject to shareholder approval of an amendment may be exercised prior to obtaining such shareholder approval, and any dividends payable thereon are subject to forfeiture if such shareholder approval is not obtained.

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17.	MODIFICATION, EXTENSION AND RENEWAL OF AWARDS.

17.1 Subject to the terms and conditions of Section 409A and Section 424 of the Internal Revenue Code and the Plan and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards, or accept the surrender of outstanding Awards (to the extent not theretofore exercised where applicable) granted under the Plan or under any other plan of PNC or a company or similar entity acquired by PNC, and authorize the granting of new Awards pursuant to the Plan in substitution therefor (to the extent not theretofore exercised where applicable), and the modified, extended, renewed or substituted Awards may have any provisions that are authorized by the Plan; provided, however, that unless approved by the shareholders of the Corporation, a modified, extended, renewed or substituted Option or Share Appreciation Right Award may not specify a lower Option Price or Base Price than the Option or Share Appreciation Right that is being modified, extended, renewed or replaced. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify the terms of any outstanding Agreement. Notwithstanding the foregoing, however, no modification of an Award granted under the Plan shall (i) without the consent of the Grantee, adversely affect, in a material manner, the rights or obligations of the Grantee except as otherwise permitted under Articles 14, 17 or 20 or as may be necessary for the Award to qualify as qualified performance-based compensation as provided under Article 10 or (ii) reduce the Option Price or Base Price of an Award where applicable. Adjustments pursuant to Article 15 are not applicable.

17.2 The Committee may make adjustments to the terms and conditions of, and any Performance Criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Article 15) affecting the Corporation or financial statements of the Corporation or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding upon Grantees, the Corporation, and all other interested persons.

18.	TERM OF THE PLAN.

Unless sooner terminated by the Board or the Committee pursuant to Article 17, the Plan shall terminate on April 25, 2026, provided that the Plan shall terminate on March 3, 2026 with respect to Incentive Stock Options, and no new Awards may be granted after the applicable termination date. The termination shall not affect the validity of any Awards outstanding on the date of termination, including any rights in accordance with the applicable Agreement to make new grants in substitution for a Restricted Share or Restricted Share Unit, or a portion thereof, that is forfeited.

19.	INDEMNIFICATION OF COMMITTEE.

In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee and its delegates shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Awards granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Corporation.

20.	COMPLIANCE WITH SECTION 409A OF THE CODE.

20.1 Notwithstanding any provision of the Plan or an Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:

(i) If a Grantee is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) is due as a result of the Grantee’s Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Grantee Separates from Service (or, if earlier, the death of the Grantee). Any payment that would otherwise have been due or owing during such six-month period shall be paid immediately following the end of the six-month period in the month following the month containing the six-month anniversary of the date of termination unless another compliant date is specified in the applicable Agreement.

(ii) For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A

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and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Corporation reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Grantee has Separated from Service or employment shall be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A.

(iii) The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Committee shall determine, in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options and other stock rights subject to Section 409A. An election shall be made by filing an election with the Corporation (on a form provided by the Corporation) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Committee to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period).

(iv) The grant of Options and other Share rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A.

21.	GENERAL PROVISIONS.

21.1 The establishment of the Plan shall not confer upon any Eligible Person any legal or equitable right against the Corporation, any Subsidiary or the Committee, except as expressly provided in the Plan.

21.2 All grants and awards under the Plan are subject to the condition subsequent that an appropriate Agreement be signed by the parties.

21.3 Neither the Plan nor any Agreement constitutes inducement or consideration for the employment or retention of any Eligible Person, nor are they a contract of employment or retention for a specific term between the Corporation or any Subsidiary and any Eligible Person. Participation in the Plan shall not give an Eligible Person any right to be retained in the service of the Corporation or any Subsidiary as an employee, a director or otherwise.

21.4 The Corporation and its Subsidiaries may assume options, warrants, or rights to purchase shares issued or granted by other corporations whose shares or assets are acquired by the Corporation or its Subsidiaries, or which are merged into or consolidated with the Corporation or its Subsidiaries. Neither the adoption of this Plan, nor its submission to the shareholders, shall be taken to impose any limitations on the powers of the Corporation or its affiliates to issue, grant, or assume options, warrants, or rights otherwise than under this Plan, or to adopt other share option or restricted share plans or other incentives, or to impose any requirement of shareholder approval upon the same.

21.5 Except as the Committee may otherwise provide, or as may otherwise be required by a deferral election pursuant to Article 14, the interests of any Eligible Person under the Plan are not subject to the claims of creditors and no Award and no right under any such Award may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent or distribution. Each Award or right under any Award shall be exercisable during the Grantee’s lifetime only by the Grantee, or if permissible under applicable law, by the Grantee’s guardian, legal representative, or, at the discretion of the Committee, to the Grantee’s designated beneficiary.

21.6 The Board or the Committee may, in its sole discretion, delegate authority hereunder not already delegated by the terms hereof, including but not limited to delegating authority to select Eligible Persons, to grant Awards, to establish terms and conditions of Awards, or to amend, manage, administer, interpret, construe or vary the Plan or any Awards or Agreements, to the extent permitted by applicable law or administrative or regulatory rule.

21.7 In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may, without amending the Plan, provide for such special terms for awards to Grantees who are foreign nationals, who are employed by the Corporation or any Subsidiary outside of the United States of America, who provide services to PNC under an agreement with a foreign nation or agency, or as the Committee may consider necessary or appropriate. Moreover, the Committee may approve such supplements to or amendments, restatements, or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes as the Committee deems appropriate, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and

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adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

21.8 Each Grantee agrees to reimburse the Corporation with respect to any Award granted under the Plan (or any Prior Plan Award) to the extent required by any clawback, adjustment or recoupment policy of the Corporation now in effect or as may be adopted by the Corporation from time to time as required by Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or as otherwise required by applicable law or regulation. By accepting Awards under the Plan, Grantees agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, PNC to recover or recoup any Award or amounts paid under the Plan subject to clawback pursuant to such law, government regulation, stock exchange listing requirement or Corporation policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any Award or amounts paid under the Plan from a Grantee’s accounts, or pending or future compensation or Awards.

21.9 Shares acquired by an Eligible Person under this Plan upon the exercise of an Option or Share Appreciation Right, upon a grant of a Restricted Share becoming nonforfeitable or upon settlement of a Restricted Share Unit or Performance Award may be subject to share retention guidelines or minimum holding requirements established by the Corporation.

21.10 The Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provisions, and it is the intention of the Corporation that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Internal Revenue Code and that Qualified Performance-Based Compensation granted under the Plan qualify as “qualified performance-based compensation” as described in Section 162(m) of the Internal Revenue Code.

21.11 Although it is the intent of PNC that this Plan and Awards hereunder, to the extent the Committee deems appropriate and to the extent applicable, comply with Rule 16b-3 and Sections 162(m), 409A and 422 of the Internal Revenue Code: (i) none of the Corporation, the Board or the Committee warrants that any Award under the Plan shall qualify for favorable tax treatment under any provision of the federal, state, local or non-United States law; and (ii) in no event shall any member of the Board or the Committee or PNC (or its employees, officers or directors) have any liability to any Grantee (or any other person) due to the failure of an Award to satisfy the requirements of Rule 16b-3 or Section 162(m), 409A or 422 of the Internal Revenue Code or for any tax, interest, or penalties the Grantee might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

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ANNEX C (REGULATIONS FOR CONDUCT AT ANNUAL MEETING)

In the interest of a fair and orderly meeting, and to accommodate as many shareholders as possible who may wish to speak, we have established the following rules:

1.	Calling the Meeting to Order

Our CEO will preside as the Chairman of the meeting. The Chairman will call the meeting to order promptly at 11 a.m. The Chairman will conduct the meeting in accordance with the Agenda and these Regulations for Conduct. The Chairman retains sole authority to make any and all determinations with respect to the conduct of the meeting.

2.	How to Vote

If your shares are registered in your name, you may vote in person by submitting a ballot at the meeting. If you hold PNC shares in street name, you may present a written legal proxy from your broker or bank authorizing you to vote the shares it holds for you in its name. The Chairman will announce the opening and closing of the polls. No proxies or ballots will be accepted after the polls have closed. PNC representatives will be on hand to distribute ballots or to accept proxies. If you have already submitted your proxy, your shares will be voted in accordance with the instructions you provided. Unless you want to change your vote, or have not submitted a proxy, you do not need a ballot.

3.	Questions and Comments

You will have an opportunity to ask questions or make comments about each Agenda item as it is addressed. Your questions or comments must pertain to the Agenda item. We have scheduled a general question and answer session at the conclusion of the meeting to discuss matters not on the Agenda, but appropriate for discussion.

4.	Procedures for Speaking

Only shareholders or their proxies may be heard during the meeting. To ask a question or make a comment, please raise your hand and wait to be recognized by the Chairman. All questions or comments must be addressed to the Chairman, once a microphone has been passed to you. Please give your name and state whether you are a shareholder or a proxy for a shareholder. Speaking out of turn or interfering when another speaker has the floor is prohibited. After a shareholder has spoken, the Chairman may respond personally or designate another person to respond.

5.	Speaker Rotation and Time Limits

The Chairman may limit questions to one at a time. Shareholders who wish to speak will be recognized on a rotating basis. Please keep your comments brief in order to give other shareholders the opportunity to speak. You may speak for up to two minutes on a particular matter and no one person may speak for more than six minutes.

6.	Other Limitations

The Chairman may refuse to permit a nomination or proposal to be made by a shareholder who has not complied with applicable laws or rules, or the procedures set forth in PNC’s By-laws. The Chairman may end discussion if it appears that the matter has been adequately addressed, or is not appropriate, or for other reasons. Personal matters are not appropriate for discussion. Representatives of PNC will be available following the meeting to address individual shareholder concerns. Rudeness, personal attacks, comments in bad taste, and the injection of irrelevant controversy are not permitted at any time.

7.	Mobile Devices, Recording Devices, and Briefcases

No cameras, mobile phones, laptops, tablets, or recording equipment are permitted in the meeting room. In addition, large bags, backpacks, briefcases, and similar items are not permitted in the meeting room. A staffed coat check for personal belongings is available.

8.	Safety and Security

•	Disturbing this meeting is a misdemeanor punishable by imprisonment and fines. 18 Pa. Cons. Stat. §§ 1101, 1104, 5508. Violators will be prosecuted.
•

A sergeant at arms and/or local law enforcement will be present to enforce compliance with these Regulations for Conduct and all applicable laws at the direction of the Chairman, including removal of noncompliant attendees, as necessary.

•	Weapons are not permitted in the meeting room and may not be checked in the staffed coat room.
•	Bags, briefcases or other carried items may be searched.
•	In the event of an emergency, exit the doors at the front of the room.

Failure to comply with these Regulations for Conduct or otherwise impeding a fair and orderly meeting may be grounds for removal from the meeting.

The Annual Meeting of Shareholders is audio-recorded.

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Corporate Headquarters

The PNC Financial Services Group, Inc.

The Tower at PNC Plaza

300 Fifth Avenue

Pittsburgh, PA 15222-2401

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 26, 2016.
Vote by Internet
• Go to www.envisionreports.com/PNC
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in ☒ this example. Please do not write outside the designated areas.	• Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board recommends a vote FOR all nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Charles E. Bunch	☐	☐	☐	02 - Marjorie Rodgers Cheshire	☐	☐	☐	03 - William S. Demchak	☐	☐	☐

	04 - Andrew T. Feldstein	☐	☐	☐	05 - Daniel R. Hesse	☐	☐	☐	06 - Kay Coles James	☐	☐	☐

	07 - Richard B. Kelson	☐	☐	☐	08 - Jane G. Pepper	☐	☐	☐	09 - Donald J. Shepard	☐	☐	☐

	10 - Lorene K. Steffes	☐	☐	☐	11 - Dennis F. Strigl	☐	☐	☐	12 - Michael J. Ward	☐	☐	☐

	13- Gregory D. Wasson	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2016.	☐	☐	☐	4.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

3.	Approval of 2016 Incentive Award Plan.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, PLEASE COMPLETE SECTIONS A AND B ON THIS CARD.

Notice of Annual Meeting of Shareholders

THE PNC FINANCIAL SERVICES GROUP, INC.

2016 Annual Meeting of Shareholders

For the purpose of considering and acting upon the election of 13 directors to serve until the next annual meeting and until their successors are elected and qualified, the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2016, the approval of the 2016 Incentive Award Plan, the advisory vote to approve named executive officer compensation and such other business as may properly come before the meeting and any adjournment.

If you sign and date this proxy card in Section B but do not give voting instructions in Section A, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Tuesday, April 26, 2016 - 11:00 a.m. Eastern Time

The Tower at PNC Plaza - James E. Rohr Auditorium

300 Fifth Avenue

Pittsburgh, Pennsylvania 15222

Upon arrival, please present this admission ticket and valid photo identification at the registration desk.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Proxy — The PNC Financial Services Group, Inc.	+

This proxy is solicited on behalf of the Board of Directors for the

Annual Meeting of Shareholders on April 26, 2016.

William S. Demchak, Robert Q. Reilly and Christi Davis, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at The PNC Financial Services Group, Inc. Annual Meeting of Shareholders to be held on April 26, 2016, and at any adjournment, and to vote, as indicated on the reverse side, the shares of common stock and/or preferred stock that the undersigned would be entitled to vote if personally present at said meeting. The above-named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, and any adjournment, in accordance with their best judgment.

If you are a participant in The PNC Financial Services Group, Inc. Incentive Savings Plan (the ISP or 401(k) plan) this proxy also serves as voting instructions to the Trustee of the plan for voting at the Annual Meeting of Shareholders to be held on April 26, 2016, and at any adjournment. You have the right to provide the Trustee with voting instructions for the units you hold in your PNC Stock Fund account. Your vote must be received by 11:59 p.m., Eastern Time, on April 21, 2016 to insure that the Trustee has adequate time to tabulate voting instructions.

The Pennsylvania Business Corporation Law of 1988, as amended, 15 Pa. Cons. Stat. § 1759(b), provides that shareholders voting by means of the telephone or the Internet, as instructed, will be treated as transmitting a properly authenticated proxy for voting purposes. Pennsylvania law permits the use of telephone or Internet voting both when a shareholder of record is voting and when a beneficial owner is communicating its vote to a shareholder of record, such as a securities depositary or brokerage firm.

Please sign and return promptly.

C	Non-Voting Items
Change of Address — Please print new address below.
Will attend Meeting ☐

IF VOTING BY MAIL, PLEASE COMPLETE SECTIONS A AND B ON THIS CARD.

¢	+

Using a black ink pen, mark your votes with an X as shown in ☒ this example. Please do not write outside the designated areas.

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals — The Board recommends a vote FOR all nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Charles E. Bunch	☐	☐	☐	02 - Marjorie Rodgers Cheshire	☐	☐	☐	03 - William S. Demchak	☐	☐	☐

	04 - Andrew T. Feldstein	☐	☐	☐	05 - Daniel R. Hesse	☐	☐	☐	06 - Kay Coles James	☐	☐	☐

	07 - Richard B. Kelson	☐	☐	☐	08 - Jane G. Pepper	☐	☐	☐	09 - Donald J. Shepard	☐	☐	☐

	10 - Lorene K. Steffes	☐	☐	☐	11 - Dennis F. Strigl	☐	☐	☐	12 - Michael J. Ward	☐	☐	☐

	13 - Gregory D. Wasson	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent registered public accounting firm for 2016.	☐	☐	☐	4.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

3.	Approval of 2016 Incentive Award Plan.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Proxy — The PNC Financial Services Group, Inc.

This proxy is solicited on behalf of the Board of Directors for the

Annual Meeting of Shareholders on April 26, 2016.

William S. Demchak, Robert Q. Reilly and Christi Davis, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at The PNC Financial Services Group, Inc. Annual Meeting of Shareholders to be held on April 26, 2016, and at any adjournment, and to vote, as indicated on the reverse side, the shares of common stock and/or preferred stock that the undersigned would be entitled to vote if personally present at said meeting. The above-named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, and any adjournment, in accordance with their best judgment.

The Pennsylvania Business Corporation Law of 1988, as amended, 15 Pa. Cons. Stat. § 1759(b), provides that shareholders voting by means of the telephone or the Internet, as instructed, will be treated as transmitting a properly authenticated proxy for voting purposes. Pennsylvania law permits the use of telephone or Internet voting both when a shareholder of record is voting and when a beneficial owner is communicating its vote to a shareholder of record, such as a securities depositary or brokerage firm.

Please sign and return promptly.